                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:

                      | | PRELIMINARY INFORMATION STATEMENT

     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                      |X| DEFINITIVE INFORMATION STATEMENT

                         TECHNOLOGY VISIONS GROUP, INC.
                         ------------------------------

                (Name of Registrant as Specified in its Charter)

                PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)

                              |_| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              Common Stock, $0.001 par value per share.

         2)   Aggregate number of securities to which transaction applies:
              147,746,648 shares of Common Stock. The number is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              $1.86. The price is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         4) Proposed maximum aggregate value of transaction: $186,160,776. The value of the transaction is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         5)   Total fee paid: $21,911.12

             |X|  Fee paid previously with preliminary materials.

             |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                  2) Form, Schedule or Registration Statement No.:

                  3) Filing Party:

                  4) Date Filed:


                                    CALCULATION OF FILING FEE

                                    AGGREGATE       PRICE PER
                                    NUMBER OF       SHARE OF
                                   SECURITIES      SECURITIES TO
                                    TO WHICH          WHICH           AGGREGATE
     TITLE OF EACH CLASS OF        TRANSACTION     TRANSACTION    PROPOSED VALUE OF     AMOUNT OF
   SECURITIES TO BE REGISTERED       APPLIES       APPLIES (1)     TRANSACTION (2)     FILING FEE
====================================================================================================
Common Stock                        147,746,648      $ 1.86         $186,160,776      $21,911.12
----------------------------------------------------------------------------------------------------
      Total                         147,746,648      $ 1.86         $186,160,776      $21,911.12
====================================================================================================

1. Estimated solely for the purpose of calculating the filing fee pursuant to Exchange Act Rule 0-11 as of the close of the market on December 29, 2004, based upon the average of the high and low sale prices for that date, which was $.105. The price has been adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the common shares.
2. Estimated solely for the purpose of calculating the registration fee pursuant to Exchange Act Rule 0-11. The price has been adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the common shares. See footnote 1 above.

                          TECHNOLGY VISIONS GROUP, INC.
                              17080 NEWHOPE STREET
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                                  June 27, 2005

         To our stockholders:

         Enclosed please find an Information Statement providing information to you regarding certain corporate actions taken by the Board of Directors and the majority stockholders of Technology Visions Group, Inc. These actions include the following:

         o Approval of the merger of our Company with Sutura, Inc., a Delaware corporation, which will involve the issuance by us of approximately 154,331,000 shares of common stock of our Company to the stockholders of Sutura, Inc. and the reservation for issuance of approximately 99,990,000 shares of common stock of our Company to persons presently holding rights to convert debt or to exercise options or warrants for shares of common stock of Sutura, Inc.; and

         o Approval of amendments to our Certificate of Incorporation to effect a 12-for-1 reverse stock split and to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000.

         The majority stockholders and Board of Directors have also authorized our officers to fix the record date for the reverse stock split and to execute documents and take other action as is necessary to effect the authorized actions.

         The written consent of the majority stockholders assures that the above actions will occur without your vote. Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the actions that have been taken.

                                             Very truly yours,

                                             Technology Visions Group, Inc.

                                             By:/S/ James B. Lahey
                                                ------------------
                                             President and Chairman of the Board

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.
                                     ---

                              INFORMATION STATEMENT
                                       OF
                          TECHNOLGY VISIONS GROUP, INC.
                               17080 NEWHOPE STREET
                         FOUNTAIN VALLEY, CALIFORNIA 92708


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.
                                       ---

         This Information Statement is first being furnished on or about June 27, 2005 to the holders of record as of the close of business on December 29, 2004 (the "Record Date") of the common stock and preferred stock of Technology Visions Group, Inc. (referred to in this Information Statement as "we", "us", "our", the "Company" or "TVGR").

         On November 19, 2004 and December 20, 2004 our Board of Directors approved, and on December 29, 2004 the holders of a majority of our outstanding common stock consented in writing to, the actions described in this Information Statement. These actions are being taken in connection with a proposed merger of our Company with Sutura, Inc., a Delaware corporation ("Sutura"). Together, such approval and consent constitutes the approval and consent of the requisite number of shares of outstanding capital stock required under Delaware General Corporation Law and our Certificate of Incorporation and bylaws to approve the actions described in this Information Statement. Accordingly, the actions will not be submitted to our remaining stockholders for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

           The date of the Information Statement is June 24, 2005.

         We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

         We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

                         TECHNOLOGY VISIONS GROUP, INC.
                                 Attn: President
                              17080 NEWHOPE STREET
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                          Telephone No.: (714) 427-0388

         Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting us at the address listed above.

                   NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED

         The actions described in this Information Statement were taken on November 19, 2004 and December 20, 2004 by the unanimous consent of our Board of Directors and on December 29, 2004 by the consent of the holders of a majority of our outstanding common stock. In addition, the Board of Directors and the majority stockholders authorized our officers to take ministerial actions necessary to effect the actions described in this Information Statement. A copy of the resolutions approved by the majority stockholders is attached to this Information Statement as Attachment 1.

                          SUMMARY TERM SHEET FOR MERGER

         All of the actions taken by the majority stockholders have been taken to permit or facilitate the merger of our Company with Sutura. The basic terms of the merger are described below. For a more complete description of the terms of the merger, see the information in the section captioned "Action 1--Approval of Merger--Terms of the Merger" below. ALL DESCRIPTIONS OF THE MERGER ARE QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT ATTACHED TO THIS INFORMATION STATEMENT AS ATTACHMENT 2.

         Under the terms of the merger, Sutura will be merged with and into us, and we will be the surviving corporation. In connection with the merger:

         o        We will effect a twelve-for-1 reverse stock split;

         o Substantially all of our debt held by our officers will either be discharged or converted into no more than approximately 26,000,000 shares of our common stock immediately prior to the merger becoming effective (before taking into account the reverse stock split)assuming the merger is consummated on or before June 30, 2005. Such debt represents salary which has accrued but not been paid for several years and certain indebtedness that dates back as far as 1996;

         o Each outstanding share of common stock of Sutura will be cancelled and converted into the right to receive approximately 20.952 shares of common stock of TVGR, which will result in substantial dilution to the stockholders of TVGR so that they will own only approximately 5% of the outstanding common stock of TVGR in the aggregate;

         o Each outstanding option, warrant or right to purchase a share of common stock of Sutura will automatically be converted into an option, warrant or right to purchase approximately 20.952 shares of common stock of TVGR;

         o The business conducted by TVGR prior to the merger will continue to be conducted as a separate line of business in a wholly owned subsidiary of the surviving company and the business of Sutura will be conducted as the primary business of the surviving company following the merger;

         o TVGR's name will be changed to "Sutura, Inc." upon consummation of the merger;

         o Members of the management of Sutura will become directors and officers of TVGR, our existing officers will continue as officers of the new subsidiary in the operation of the TVGR line of business ; and

         o Current TVGR management will receive no cash consideration as a result of the merger; however TVGR's Chief Executive Officer and TVGR's Chief Operating Officer will enter into new employment agreements in connection with the merger, the terms of which are described elsewhere in this Information Statement, and certain indebtedness owing to them will be converted into common stock. In connection with the new employment agreements, Mr. Lahey and Mr. Giansiracusa will not receive cash under such employment agreements, but will receive in lieu of cash common stock valued at an aggregate of $450,000 representing an annual salary to each of $150,000 and a retention bonus of $75,000. All such common shares will be issued immediately prior to the closing of the Merger at the rate of $.05 per share but will be subject to vesting in twelve equal monthly installments, after the closing of the Merger, assuming their employment continues. Accordingly, at the closing, each of Mr. Lahey and Mr. Giansiracusa, TVGR's current Chief Executive Officer and Chief Operating Officer, will receive an aggregate of 9,000,000 shares of common stock (or, 4,500,000 each), which shares shall be included in the 5% post-merger ownership of TVGR outstanding immediately after the closing of the Merger, under the terms of their new employment agreements. The terms of the new employment agreements with Mr. Lahey and Mr. Giansiracusa do not grant any other shares of Common Stock or options to purchase common stock to either person. However, each may be granted awards of stock or options at the discretion of the board of directors.

         The merger will result in a change of control of TVGR and the existing shareholders of TVGR (including its current officers) will own an aggregate of 5% of the outstanding shares of common stock of TVGR immediately following the merger. As a result of the change of control, each of Mr. James B. Lahey, TVGR's Chief Executive Officer, and Mr. James A. Giansiracusa, TVGR's Chief Operating Officer, will enter into a new employment agreements immediately prior to the merger which will be transferred to and assumed by the subsidiary conducting the TVGR line of business after the merger. TVGR's financing agreement with Fusion Capital Fund II, LLC will terminate; and TVGR's will not operate in an independent facility but will operate in Sutura's existing facility as a wholly-owned subsidiary. TVGR's lease will be terminated and its current facility will be closed down.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Mr. Anthony Nobles, Mr. Egbert Ratering and Mr. John Crew, M.D. comprise the current board of directors of Sutura, and each will become members of the board of directors of the combined company following the merger. Additionally, Mr. Nobles and Mr. Ratering are employed as executive officers of Sutura. Upon consummation of the merger, Mr. Nobles will be employed as the Chairman of the Board, President and Chief Executive Officer of the combined company and Mr.Ratering will be employed as the Chief Financial Officer and Senior Vice President of the combined company. The existing employment agreements between Sutura and each of Mr. Nobles and Mr. Ratering will be assumed by the combined company and continue in accordance with their respective terms. For a discussion of the terms of Mr. Nobles' employment agreement, see "About Sutura, Inc., - Sutura Management - Nobles Employment Agreement." For a discussion of the terms of Mr. Ratering's employment agreement, see "About Sutura, Inc. - Sutura Management - Ratering Employment Agreement." Prior to commencement of negotiations of the merger agreement, neither Sutura, nor, to Sutura's knowledge, any of its executive officers, directors or controlling person's had any prior discussions concerning a proposed merger transaction or were party to any material agreement, arrangement, understanding or relationship with TVGR or its executive officers, directors or controlling persons.

         In connection with the Merger, accrued but unpaid salary owing to each of Mr. Lahey and Mr. Giansiracusa has been, or will be, converted into common stock of TVGR. As of December 29, 2004, accrued but unpaid salary in the amount of $548,512 owing to Mr. Lahey was converted into 7,412,319 shares of common stock, and accrued by unpaid salary in the amount of $548,512 owing to Mr. Giansiracusa was converted into 7,412,319 shares of common stock. Simultaneously with the closing of the merger, assuming the merger is closed on or before June 30, 2005, we anticipate that approximately $925,028 of accrued salary and debt owning to Mr. Lahey will be converted into 12,500,378 shares of common stock, and $230,665 of accrued salary and debt owning to Mr. Giansiracusa will be converted into 3,117,095 shares of common stock. The conversion rate for the foregoing issuances is $0.074 per share, which reflects the average of the trading price of our common stock for the period November 23, 2004 to December 7, 2004. In addition, in connection with the Merger, options to purchase common stock of TVGR held by Mr. Lahey and Mr. Giansiracusa will be exercised on a net basis immediately prior to the merger closing, resulting in the issuance of 180,000 shares of common stock to Mr. Lahey and 180,000 shares of common stock to Mr. Giansiracusa, assuming a market value of the common stock of $0.08 per share and an exercise price of $0.05 per share.

         In addition, each of Mr. Lahey and Mr. Giansiracusa will enter into new employment agreements in connection with the Merger. They will not receive cash under such employment agreements, but will receive in lieu of cash Common Stock valued at an aggregate of $450,000 representing an annual salary to each of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share but will be subject to vesting in twelve equal monthly installments, after the closing of the Merger, assuming their employment continues. Accordingly, in connection with the merger, each of Mr. Lahey and Mr. Giansiracusa, TVGR's current Chief Executive Officer and Chief Operating Officer, will receive an aggregate of 9,000,000 shares of common stock (or, 4,500,000 each), which shares shall be included in the 5% post-merger ownership of TVGR outstanding immediately after the closing of the Merger, under the terms of their new employment agreements. The terms of the new employment agreements with Mr. Lahey and Mr. Giansiracusa do not grant any other shares of common stock or options to purchase Common Stock to either person. However, each may be granted awards of stock or options at the discretion of the board of directors. They will each receive an additional 4,500,000 shares of common stock subject to vesting under their new employment agreements. The foregoing numbers do not reflect the reverse stock split.


         All of the shares acquired or to be acquired as set forth above will be included in the 5% ownership of the TVGR shareholders immediately following the Merger. The foregoing share numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement.

         Immediately following the effectiveness of the reverse stock split, Mr. Lahey will own 2,546,736 shares of Common Stock, of the fully diluted capitalization of the Company, and Mr. Giansiracusa will own 1,787,534 shares of Common Stock, of the fully diluted capitalization of the Company. Immediately following the Merger (and the reverse stock split), Mr. Lahey will own 2,546,736 shares of Common Stock, or 1.10% of the fully diluted capitalization of the Company - reflecting the twelve for one reverse stock split, and Mr. Giansiracusa will own 1,787,534 shares of Common Stock, or .77% of the fully diluted capitalization of the Company - reflecting the twelve for one reverse stock split. Up to an aggregate of 750,000 shares (on a post-split basis) are subject to vesting under the new employment agreements after the closing. Assuming all such shares are earned and vested Mr. Lahey will own 2,546,736 shares of common stock and Mr. Giansiracusa will own 1,787,534 shares of common stock following the merger and the reverse stock split.


                 RECENT DEVELOPMENTS THAT MAY EFFECT THE MERGER

         TVGR has learned that on February 16, 2005, Milleniun Holding Group, Inc. had filed a complaint against Sutura and Fusion Capital alleging, among other things, that Sutura conspired with Fusion Capital to breach the implied covenant of good faith and fair dealing in connection with the termination of its relationship with Millenium. Millenium and Sutura had been parties to a merger agreement that was never consummated. Sutura believes the claims referenced by Millenium in its complaint are without merit and intends to vigorously defend itself against all such allegations. TVGR's management has determined that notwithstanding this recent development, TVGR will proceed with the merger transaction as contemplated, but will reserve its right to review the developments in the litigation in connection with the closing of the merger and consider its rights as applicable at the time designated for closing.

         The agreement relating to the merger contains representations, warranties and conditions customary for transactions of this nature. In the event that any of the conditions to the merger are not satisfied, the merger may not be consummated. Neither TVGR nor Sutura can provide any assurances that the merger will ultimately be consummated.

             INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
              AND INFORMATION REGARDING THE CONSENTING STOCKHOLDERS

         As of the Record Date, we had 99,999,999 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. Each share of common stock is entitled to one vote. Pursuant to our bylaws and the Delaware General Corporation Law, the approval of the actions described below requires the written consent of a majority of the shares entitled to vote on the action with respect to the amendments to our Certificate of Incorporation to effect the stock split and increase our authorized capital, and (ii) a majority of the shares entitled to vote on the action with respect to approving the merger. As a result, written consents representing at least 50,000,001 votes in favor of the merger are required to approve the merger and the amendments to our Certificate of Incorporation, as described in Actions 1 and 2 below. References to "we", "our", the "Company" or "us" refers to Technology Visions Group, Inc.

         The consenting holders are collectively entitled to cast 51,882,947 votes of our common stock representing 51.7% of the voting power of the Company. For a description of the beneficial ownership of our 5% or greater shareholders and our officers and directors, please see the table entitled "Beneficial Ownership of Certain Beneficial Owners and Management" on page 58 of this Information Statement. The consenting holders constitute a majority of the outstanding common stock. The consenting stockholders consented to the actions described herein in a written consent dated December 29, 2004. The names of the consenting stockholders, their affiliations with us, and their beneficial holdings are as follows:

                                                COMMON STOCK VOTES

----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
                                                                              SHARES
                                                                           BENEFICIALLY
                                                                              OWNED
                                                                             PRIOR TO
                                                    SHARES      PERCENTAGE  THE REVERSE      SHARES        PERCENTAGE
                                                 BENEFICIALLY   OF CLASS    STOCK SPLIT    BENEFICIALLY     OF CLASS
                                                  HELD BEFORE   BEFORE      (PRIOR TO       OWNED AFTER    AFTER THE
              NAME               AFFILIATION       MERGER(1)    MERGER (1)  THE MERGER)(7)  THE MERGER (8)  MERGER (9)
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
James B. Lahey                   President,       13,380,452(3)    13.4%    30,560,830(11)    2,546,736        1.10%
                              Chairman of the
                              Board, Director
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
James A. Giansiracusa         Chief Operating     13,653,307(5)    13.7%    21,450,402(11)    1,787,533         .77%
                                  Officer,
                                 Secretary,
                                  Director
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
Fusion Capital Fund II , LLC       None            6,605,354        6.6%     6,605,354          550,446          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
William N. Whelen                 Director           650,000         *         650,000           54,167          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
Steven V. Prewett              Former Director       600,000         *       2,220,946(12)      185,078          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
R.P. Brittingham Family
Limited Partnership                 None           6,302,292(2)     6.3%    14,013,062(10)    1,167,755         .53%(10)
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
O.G. Sansome                        None           5,134,143(6)     5.1%     5,134,143          427,845          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
Al Sehn                             None             500,000         *         500,000           41,667          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
Richard Weed                      None (4)         1,350,000        1.4%     1,350,000          112,500          *
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
David Reese                         None           3,707,399        3.7%     3,707,399          308,950          *
                                                ------------
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------
   Total                                          51,882,947        52%     86,192,135        7,182,678        3.14%
----------------------------- ----------------- --------------- ---------- --------------- --------------- -----------

* Indicates less than 1%.
                                      -8-

         1. Does not reflect the proposed reverse stock split of twelve-to-one that is a part of Action 2 and will be effective only upon the filing of the amendments to our Certificate of Incorporation.
         2. Includes 1,000,000 shares held by R.P. Brittingham Fam Limited and 5,302,292 shares held by the R.P. Brittingham Family Partnership, of which Ms. Ruth P. Brittingham serves as general partner and over which she exercises sole voting control and for which she claims beneficial ownership.
         3. Includes 13,380,452 shares held personally by Mr. Lahey. Does not include unexercised options to purchase 300,000 shares of common stock.
         4.       Mr. Weed is a member of Weed Co, TVGR's former legal counsel.
         5. Includes 13,653,307 shares held personally by Mr. Giansiracusa. Does not include unexercised options to purchase 300,000 shares of common stock.
         6. Includes 375,451 shares held personally by Mr. Sansone and 4,718,133 shares held in the Van and Colleen Family Trust, of which Mr. Sansone serves as Trustee and over which he exercises voting control and for which he claims beneficial ownership.
         7. Does not reflect the proposed reverse stock split of twelve-to-one that is a part of Action 2 and will be effective only upon the filing of the amendments to our Certificate of Incorporation and prior to the effectiveness of the Merger.
         8. Reflects the proposed reverse stock split of twelve-to-one that is a part of Action 2 and will be effective only upon the filing of the amendments to our Certificate of Incorporation.
         9. Reflects the proposed reverse stock split of twelve-to-one that is a part of Action 2 and will be effective only upon the filing of the amendments to our Certificate of Incorporation. Reflects the fully diluted capitalization of the proposed combined companies following the Merger and the issuance of the merger shares to the Sutura shareholders.
         10. Upon the closing of the Merger, TVGR is obligated to issue an additional 7,710,770 shares of Common Stock to R.P. Brittingham Fam Limited in connection with a settlement agreement between TVGR and Brittingham Fam Limited.
         11. In connection with the Merger, accrued but unpaid salary owing to each of Mr. Lahey and Mr. Giansiracusa has been, or will be, converted into common stock of TVGR. As of December 29, 2004, accrued but unpaid salary in the amount of $548,512 owing to Mr. Lahey was converted into 7,412,319 shares of common stock, and accrued by unpaid salary in the amount of $548,512 owing to Mr. Giansiracusa was converted into 7,412,319 shares of common stock. Simultaneously with the closing of the merger, assuming the merger is closed on or before June 30, 2005, we anticipate that approximately $925,028 of accrued salary and debt owning to Mr. Lahey will be converted into 12,500,378 shares of common stock, and $230,665 of accrued salary and debt owning to Mr. Giansiracusa will be converted into 3,117,095 shares of common stock. The conversion rate for the foregoing issuances is $0.074 per share, which reflects the average of the trading price of our common stock for the period November 23, 2004 to December 7, 2004. In addition, in connection with the Merger, options to purchase common stock of TVGR held by Mr. Lahey and Mr. Giansiracusa will be exercised on a net basis immediately prior to the merger closing, resulting in the issuance of 180,000 shares of common stock to Mr. Lahey and 180,000 shares of common stock to Mr. Giansiracusa, assuming a market value of the common stock of $0.08 per share and an exercise price of $0.05 per share.

                  In addition, each of Mr. Lahey and Mr. Giansiracusa will enter into new employment agreements in connection with the Merger. They will not receive cash under such employment agreements, but will receive in lieu of cash Common Stock valued at an aggregate of $450,000 representing an annual salary to each of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share but will be subject to vesting in twelve equal monthly installments, after the closing of the Merger, assuming their employment continues. Accordingly, at the closing, each of Mr. Lahey and Mr. Giansiracusa, TVGR's current Chief Executive Officer and Chief Operating Officer, will receive an aggregate of 9,000,000 shares of common stock (or, 4,500,000 each), which shares shall be included in the 5% post-merger ownership of TVGR outstanding immediately after the closing of the Merger, under the terms of their new employment agreements. The terms of the new employment agreements with Mr. Lahey and Mr. Giansiracusa do not grant any other shares of Common Stock or options to purchase Common Stock to either person. However, each may be granted awards of stock or options at the discretion of the board of directors.

                  Immediately prior to the reverse stock split (and prior to the merger), Mr. Lahey will own 30,560,830 shares of Common Stock, representing 1.10% of the fully diluted capitalization of the Company, and Mr. Giansiracusa will own 21,450,402 shares of Common Stock, representing .78% of the fully diluted capitalization of the Company. The foregoing numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement. Up to an aggregate of 9,000,000 shares (on a pre-split basis) are subject to vesting under the new employment agreements after the closing.

         12. In connection with the Merger, 1,620,946 shares of Common Stock will be issued to Mr. Prewett in lieu of accrued but unpaid salary. The conversion rate for this amount is $.074 per share. Immediately prior to effectiveness of the reverse stock split and the closing of the Merger, Mr. Prewett will own 2,220,946 shares of Common Stock. After giving effect to the reverse stock split, Mr. Prewett will own 185,078 shares of common stock. Mr. Prewett is a former officer and director of TVGR.

         In connection with the above table, shareholders owning a total of 51,882,947 voted in favor of the Merger, including 27,033,759 shares held by Mr. Giansiracusa and Mr. Lahey on the date of the vote, and 650,000 shares held by Mr. Whelen, totaling 27,683,759 shares. Mr. Whelan, Mr. Lahey and Mr. Giansiracusa are all "affiliates" of the Company. At the time of the vote, there were 99,999,999 shares of common stock issued and outstanding of which 27,683,759 shares were held by affiliates and 72,316,240 were held by non-affiliates of TVGR. Immediately prior to the Merger, the affiliates will own in the aggregate 52,661,232 shares of common stock (including shares to be issued at the closing) and the non-affiliates of TVGR will own 85,270,156 shares of common stock. Subsequent to the reverse stock split, the affiliates will own 4,388,436 shares of common stock (including shares to be issued at the closing) and the non-affiliates will own 7,105,846 shares of Common Stock. Subsequent to the closing of the Merger and the issuance of the merger consideration to the Sutura stockholders, and assuming the fully-diluted post merger capitalization of the Company, the affiliates will own 1.91% of the Company following the Merger.

ACTIONS AT THE TIME OF THE MERGER

         Assuming all other conditions to the Merger are either satisfied or waived, we anticipate that, TVGR will file the Amendments to the Certificate of Incorporation (as described under Action 2 of this Information Statement) whereupon (i) the reverse stock split will become effective; and (ii) the authorized capitalization shall be increased. Immediately thereafter, all shares of common stock issuable at the closing, including the merger consideration issuable to the Sutura stockholders, will be issued, the name of the company shall be changed to "Sutura" and the Merger shall be closed and effective. No such actions will be taken until a minimum of 20 days following the mailing of this Information Statement to the stockholders of TVGR.

                          ACTION 1--APPROVAL OF MERGER

         TVGR's Board of Directors has approved the acquisition of Sutura through a merger directly with Sutura (the "Merger"). The Merger provides that Sutura will be merged with and into our Company, and we will be the surviving Company in the Merger. The holders of a majority of our outstanding common stock have approved the Merger, which will involve the issuance of approximately 154,330,000 shares of common stock of our Company to the stockholders of Sutura, Inc. and the reservation for issuance of approximately 99,990,000 shares of common stock of our Company to persons presently holding rights to convert debt or to exercise options or warrants for shares of common stock of Sutura, Inc., as consideration in the Merger.

                        BUSINESS OF THE COMBINED COMPANY

         Following the Merger of TVGR and Sutura, the business of the combined company will consist of both TVGR's business operations and Sutura's business operations. See "About Technology Visions Group, Inc." and "About Sutura, Inc." for a more detailed description of each company's business. The combined company will operate TVGR's business as a separate line of business, in a wholly owned subsidiary, and intends to continue efforts to commercialize TVGR's Polymer Encapsulation Technology and GMENT treatment and stabilization systems. In anticipation of the proposed merger and in an effort to reduce pre-merger expenses by taking advantage of Sutura's existing support personnel and infrastructure, TVGR is in the process of relocating its business operations to Sutura's facilities in Fountain Valley, California. Following the Merger, TVGR's business will be conducted at Sutura's facility in Fountain Valley, California. Mr. James A. Giansiracusa, TVGR's current Chief Operating Officer, and Mr. James
B. Lahey, TVGR's current President and Chairman of the Board, will remain active in the business following the Merger and will enter into new employment agreements that retain Mr. Lahey as President, and Mr. Giansiracusa as a Vice President of the TVGR subsidiary and line of business following the Merger. Mr. Lahey and Mr. Giansiracusa following the Merger will continue to focus on the business of TVGR and will work with Sutura's management with respect to the initiatives of the combined company.

         The combined company will also operate Sutura's medical device business, including the expanded launch of Sutura's Superstitch(R) products in the U.S. and Europe, which will be the primary business of the combined company. Sutura's medical device business will continue to be conducted from Sutura's offices in Fountain Valley, California. Mr. Anthony Nobles, Mr. Egbert Ratering and Dr. John Crew, each current directors of Sutura, will become members of the board of directors of the combined company following the Merger. Additionally, upon consummation of the Merger, Mr. Nobles will become the President and Chief Executive Officer of the combined company and Mr. Ratering will become the Chief Financial Officer and Executive Vice President of the combined company.

         Although the specific technological areas of interest of TVGR and Sutura are distinct, both companies' technologies are based on sophisticated engineering principles and rigid compliance standards that require strict performance parameters and governmental regulatory compliance. The regulatory and quality assurance standards of the industries in which TVGR and Sutura each operate are extensive. Both companies must address regulatory and quality issues in similar ways. In this regard, the combined company can utilize the strengths of the Sutura's Quality Assurance and Compliance in-house staff, lessening the expensive and time consuming outsourcing of such resources by TVGR. TVGR operates under its current mandate as an applied research and development company and technology portal that employs and/or retains independent engineers, research consultants, research institutes, universities and other consultants as needed to analyze, develop, and commercialize innovative next generation technologies. Sutura currently employs full time engineers and scientists who can contribute to advancing the TVGR technology lessening reliance on outsourcing in the area of research and development.

         In addition, both companies are rooted in science and discovery. TVGR is currently evaluating a new radioactive waste treatment technology and Sutura is examining improved and/or updated versions of medical devices. Both companies' have exchanged and can continue to exchange ideas relating to each other's inventions and technologies. We believe there is a synergy created by the understanding and exchange of intellectual capital and engineering ideas between our scientifically based companies, notwithstanding that TVGR and Sutura are in different industries. We believe combining the companies will provide an enhanced environment that increases the probability of intellectual discovery within each company's discipline.

         We believe that the synergy of engineering and regulatory expertise will compliment and overlap to provide a "combined" company with a stronger and more effective and skilled business effort. Technically TVGR requires certain testing to be performed on its products. This testing is to insure compliance with one or more federal or state agencies. These examinations produce performance results relating to compressive strength, heat generation, hydraulic conductivity, leaching potential, viscosity and material durability. Currently, this testing is performed at laboratories located at either the University of Akron or other outside independent laboratories. Sutura's highly technical ISO compliant laboratory, clean rooms, and in-house engineering support offers TVGR a facility that already possesses some of the capabilities needed by TVGR for development, testing and evaluation of TVGR products. The use of the Sutura facility and the appropriate laboratory personnel will reduce costs associated with TVGR's offsite support which could enhance TVGR's prospects and ability to operate going forward.

         TVRG's management brings to Sutura years of experience in dealing with the issues associated with a small public developmental stage technology company. TVGR is also very familiar with infrastructure resource requirements and policies for compliance with Securities and Exchange Commission procedures and regulations, in-house financial compliance and internal and external audit procedures, an understanding of stockholder relations, public disclosure requirements, annual and periodic Securities and Exchange Commission filings and OTC BB requirements. We believe that the availability of seasoned, public company management to Sutura will bring more efficient and cost effective operations to the combined entity and to Sutura's specific business operations.

         The business conducted by each of Sutura and TVGR will be conducted by the combined company as two distinct separate lines of business following the Merger. Each line of business will continue to pursue its marketing efforts and strategy as in existence prior to the Merger, subject to commercial reasonableness and sufficient funding to support such operations.

                            BACKGROUND OF THE MERGER

         During the years 2003 and 2004, TVGR was introduced to two potential merger partners. TVGR initially approached each of these parties upon learning of their general interest in exploring a transaction. Several meetings were held with each such potential candidate to review and analyze prospective combinations, financial operations and related matters. The mutual examinations with each such partner did not reveal satisfactory outcomes and as such, the discussions were terminated. Our management and board of directors determined not to continue discussions with those parties. Our experience shows that in general, larger companies in the environmental remediation industry tend not to acquire smaller development companies. In light of the foregoing, and in light of our increasingly severe financial distress, we determined to continue to pursue merger partners with all potential candidates, but few came to our attention or were willing to engage with us. We were also aware that a merger provided a suitable alternative to the costs of raising capital and expanding our business on a stand alone basis with respect to meeting stockholder expectations.

         TVGR was made aware of Sutura's interest in merging with a public company through its existing relationship with Fusion Capital. Fusion Capital has an existing agreement with TVGR to purchase up to $6.0 million of TVGR's common stock, subject to certain exceptions, and has expressed an interest in entering into a financing relationship with the combined company. TVGR and Sutura have had discussions with various financing sources, including Fusion Capital, regarding obtaining financing for the combined company's operations following the Merger. Fusion Capital has not received and will not receive any consideration for introducing TVGR to Sutura or in connection with the Merger.

         Following preliminary discussions with representatives of Sutura in September 2004, including meetings at Sutura's principal offices where we talked in detail about Sutura's operations, history, capital structure and business prospects and the possibility of discussing a combination of our companies, we presented an initial draft of a Merger proposal to Sutura on October 16, 2004. In November we undertook a mutual due diligence exploration, and further discussed terms for a Merger. We signed the definitive Merger Agreement on November 22, 2004. During the course of these meetings, and during the period of mid-September through the signing of the Merger Agreement, our board of directors periodically discussed the prospects of a Merger with Sutura, as well as the prospects of continuing operations as a stand-alone business. We determined after each meeting of our directors to continue with our discussions with Sutura and ultimately determined to proceed to structure a combination of the two companies. Our reasons for our Merger with Sutura are set forth below under "Reasons for the Merger - TVGR." Sutura's reasons for the Merger as set forth below under "Reasons for the Merger - Sutura."

                           REASONS FOR THE MERGER-TVGR

         For the past several years, TVGR has sought unsuccessfully to raise capital necessary to fund its operations. TVGR's revenue growth has been substantially limited by its available funding and human resources. In October of 2004, TVGR was introduced to Sutura by Fusion Capital.

         TVGR's Board of Directors determined after significant evaluation and due diligence, that the terms of the proposed Merger are fair and equitable, advisable and are in the best interest of TVGR and its shareholders.

         In proposing this Merger, TVGR's Board of Directors has thoroughly discussed the Merger Agreement with its management as well as with its legal counsel and accountants and considered a variety of factors impacting favorably toward a Merger including those listed below. The Board did not engage any other financial advisors and did not obtain any reports, opinions or appraisals from any outside professionals or experts. The Company consulted only with its attorneys and accountants in structuring and negotiating the Merger with Sutura.

         AVAILABILITY OF ALTERNATIVE SOURCES OF FUNDING. TVGR'S operations have been funded predominately by financing contributed by current management stockholders. We have had very limited success in attracting other sources of financing on terms acceptable to the Board of Directors. The TVGR board believes that the Merger will provide increased opportunities for financing of its operations.

         We believe the Merger with Sutura will provide TVGR with increased opportunities for new funding. In connection with the Merger, we propose to undertake a reverse stock split and increase our capitalization - both of which we believe will allow significant funding opportunities for the combined companies. We also believe that Sutura's growth and introduction of its products will help attract funding for the combined companies. We have been unable, on a stand alone basis, to attract funding or allocate the resources necessary to undertake the expansion of our business or enhance our presence in the investment community. We believe that the combined company will be in a position to allocate funds to TVGR's continuing operations and increase TVGR's exposure to potential sources of capital.

         OTHER CONSIDERATIONS OF THE BOARD OF DIRECTORS. The board discussed the potential dilution to the existing TVGR shareholders in connection with the Merger. Our board determined that the dilution, while not optimal, was preferable to terminating operations altogether, which would have been the inevitable, if not imminent, outcome in the absence of funding or an acquisition scenario. Our board also considered the fact that substantially all the indebtedness of the company will need to be discharged, including the accrued but unpaid salaries of the officers of the company. Our board determined to discharge the salary debt by converting it into shares of common stock of the company as fair compensation to the officers who served TVGR in the absence of cash compensation for all of 2004. The shares of common stock issued and issuable to the officers will be subject to the same dilution as the other, non-affiliate holders of TVGR common stock will experience in the Merger.

         EXPECTED BENEFITS OF THE MERGER. The combination of TVGR and Sutura will result in several strategic benefits. Together the combined company expects to be capable of providing the increased funding and human resources necessary to expand the presence of TVGR's products at new and existing environmental site locations in the United States. Sutura will also provide TVGR with an existing medical device business. See the section entitled "About Sutura, Inc." TVGR also anticipates that the transaction will result in certain synergistic opportunities resulting from, among other things, facility consolidations, sourcing opportunities and administrative efficiencies.

         In addition to the benefits described above, TVGR's Board of Directors also considered the following factors in the course of its deliberations:

         o The financial performance and condition, business operations and prospects of each of TVGR, Sutura and the combined company. As described elsewhere in this Information Statement, TVGR has no prospects to continue as a stand-alone enterprise for the foreseeable future, has depleted its capital, has no prospects for raising new capital, and has little or no prospects for generating revenues in the near term. In addition, our Board considered the fact that our independent auditors have included in their audit reports for our financial statements for the years ended 2002, 2003 and 2004 a qualification that they express substantial doubt about the Company's ability to continue as a going concern. Our Board determined that a combination with Sutura would provide the prospects for revenues, access to capital and funding for the continued operations of the TVGR business. See "Reasons for the Merger - TVGR" above.

         o        TVGR's need for funding to support revenue growth.

         o The structure of the transaction and terms of the Merger Agreement. See the section entitled "The Merger Agreement". Our Board considered the fact that under the Merger Agreement the TVGR shareholders would suffer considerable dilution. However, our Board considered the overall prospects of the Company on a stand-alone basis and determined that participating in the potential growth of Sutura, coupled with the opportunities the Merger would bring for the Company, was in the best interests of the TVGR shareholders. Our Board determined that the combined business and the resulting capitalization fairly reflect the current value and realistic prospects of TVGR and represents a potential increase in value to our shareholders that could not be realized in the absence of the Merger.

         o The relative market capitalization of both TVGR and Sutura and the expected capital structure of the combined company after the Merger. Our Board considered the overall post-Merger capitalization and the relative value of the outstanding shares of TVGR in determining to proceed with the transaction. Our Board determined that notwithstanding the dilutive nature of the Merger, the value of the outstanding shares of TVGR would be immediately increased as a result of the transaction. Our Board determined that the Merger represents an opportunity to increase shareholder value whereas continuing on a stand alone basis would likely have resulted in the complete erasure of any existing value.

         o Economic and intangible aspects of a Merger for our company and its stockholders. Our Board considered the history and prospects of Sutura and determined that its growth potential and potential for access to investment capital supported their revenue models and projections. From an economic point of view, our Board determined that Sutura would be a viable, operating entity with prospects for significant growth and increasing valuation. Our Board also determined that access to the public markets and liquidity would further enhance the economic value of Sutura going forward. With respect to the intangible aspects of the Merger, our Board determined that the resources in terms of personnel, leadership and facilities would enhance TVGR's operations. Our Board also determined that Sutura's presence in the combined company would energize and enthuse our projects, and or shareholders' general view of our company and stock performance.

         o Possible stock market reaction to the transaction. Our Board determined that the Merger with Sutura would bring immediate value to the shareholders by increasing the market price of the stock and the overall valuation of the company. Our board determined that the Merger combined with the issuance of new shares and the prospect of a post-Merger financing, would also promote trading volume, which in turn enhances the liquidity and value of the stock held by the existing TVGR shareholders.

         o The challenges inherent in the combination of two businesses and the possible diversion of management attention for an extended period of time.

         o The risk of not capturing all the anticipated synergies between TVGR and Sutura and the risk that other anticipated benefits might not be realized.

         o        TVGR's uneven historical revenue performance.

         o The lengthy approval process in the testing and evolution of TVGR's technologies for use at U.S Department of Energy (DOE) sites.

         o        The competitive nature of TVGR's marketplace.

         o TVGR's limited knowledge of the medical device market. Our Board conducted in depth due diligence with respect to the leadership of Sutura, its performance based on its own business plans and projects and its overall growth to date. TVGR also considered the fact that Sutura has successfully and recently raised significant capital and the fact that Sutura agreed that securing additional capital would be a condition to closing the Merger. As such, while our Board does not possess any particular expertise in the medical device industry, we do believe the Board was capable of evaluating Sutura's management, prospects and general market conditions.

         After consideration of these factors and others not mentioned above, TVGR's Board of Directors determined that the risks were significantly outweighed by the potential benefits of the Merger.

         This discussion of the information and factors considered by TVGR's Board of Directors includes all of the material positive and negative factors considered by TVGR's Board of Directors, but it is not intended to be exhaustive and may not include all the factors considered. TVGR's Board of Directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Merger Agreement and the Merger are advisable and fair to and in the best interests of TVGR and its stockholders. Rather, TVGR's Board of Directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of TVGR's Board of Directors may have given differing weights to different factors in reaching its decisions.

         After careful consideration, the TVGR Board of Directors unanimously approved the Merger Agreement and the Merger.

                          REASONS FOR THE MERGER-SUTURA

         Following careful evaluation and analysis of the TVGR Merger proposal, Sutura's board of directors has determined that the terms of the Merger are advisable and fair to and in the best interest of Sutura and its stockholders.

         In reaching its conclusion, Sutura's board of directors consulted with Sutura's management, as well as with its legal counsel and accountants, and considered a variety of factors weighing favorably towards the Merger, including the factors listed below.

         AVAILABILITY OF ALTERNATIVE SOURCES OF FUNDING. Sutura's operations have been funded by ongoing financing contributed by current stockholders, and it has had limited success attracting other sources of financing on terms acceptable to the board of directors. The Sutura board believes that the Merger will provide increased opportunities for financing of its operations, without the significant dilution to current stockholders that would be expected in connection with more conventional financing, if those were to become available in the future.

         EXPECTED BENEFITS OF THE MERGER. The combination of Sutura and TVGR will result in several strategic benefits. Together the combined company expects to be able to rapidly expand the presence of Sutura's products in the United States and European medical device markets. Sutura also anticipates that the transaction will result in certain synergistic opportunities resulting from, among other things, facility consolidations, sourcing opportunities and administrative efficiencies.

         In addition to the benefits described above, Sutura's board of directors also considered the following factors in the course of its deliberations:

         o The financial performance and condition, business operations and prospects of each of Sutura, TVGR and the combined company.

         o The structure of the transaction and terms of the Merger agreement. See the section entitled "The Merger Agreement".

         o The relative market capitalization of Sutura and the expected capital structure of the combined company after the Merger.

         o        Possible stock market reaction to the transaction.

         o The challenges inherent in the combination of two businesses and the possible diversion of management attention for an extended period of time.

         o The risk of not capturing all the anticipated synergies between Sutura and TVGR and the risk that other anticipated benefits might not be realized;

         o        TVGR's uneven historical revenue performance;

         o        The unpredictable nature of medical device sales;

         o        The competitive nature of Sutura's marketplace;

         After consideration of these factors, Sutura's board of directors determined that the risks were significantly outweighed by the potential benefits of the Merger.

         This discussion of the information and factors considered by Sutura's board of directors includes all of the material positive and negative factors considered by Sutura's board of directors, but it is not intended to be exhaustive and may not include all the factors considered. Sutura's board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Merger agreement and the Merger are advisable and fair to and in the best interests of Sutura and its stockholders. Rather, Sutura's board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of Sutura's board of directors may have given differing weights to different factors. It should he noted that this explanation of the reasoning of Sutura's board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled "Cautionary Statement Regarding Forwarding-Looking Statements" in this Information Statement.

         Recommendation of the Board

         After careful consideration, the Sutura board of directors unanimously approved the Merger Agreement and the Merger. For the factors considered by the Sutura board of directors in reaching its decision to approve the Merger agreement and the Merger, see the section entitled "Sutura's Reasons for the Merger."

         Form of Merger

         Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Sutura will be merged with and into TVGR and TVGR shall continue as the surviving corporation operating under the name of Sutura, Inc. The assets and operations of TVGR will be placed into a wholly owned subsidiary of the surviving company and will be operated as a separate line of business. Immediately following the Merger, the original stockholders of TVGR shall hold in the aggregate five percent (5%) of the common stock of the surviving corporation, and the stockholders of Sutura shall hold in the aggregate ninety-five percent (95%) of the common stock of the surviving corporation on a fully diluted basis.

         Effective Time of the Merger

         The Merger will become effective upon the filing of the certificate of Merger with the Secretary of State of the State of Delaware or at such later time as agreed upon by Sutura and TVGR and as specified in the certificate of Merger. The filing of the articles of Merger will occur as soon as practicable after satisfaction or waiver of the conditions to completion of the Merger set forth in the Merger Agreement.

         Officers and Directors Following the Merger

         Upon completion of the Merger, the directors and officers of the surviving corporation shall be as follows:

         Anthony A. Nobles - Chairman/ President/ CEO and a Director

         Egbert Ratering - Chief Financial Officer, Senior Vice President and a Director

         John Crew, M.D. - Director

         Robert Hill - Vice President Operations

         Ben Brosch - Vice President Engineering and Research and Development

         James A. Giansiracusa - Vice President, TVGR subsidiary

         James B. Lahey - President, TVGR subsidiary

         Consideration

         For a description of the consideration to be received in the Merger, see the section entitled "The Merger Agreement - Merger Consideration".

         Certificate of Incorporation and Bylaws

         The certificate of incorporation of the surviving corporation will be amended and restated to change its name to Sutura, Inc. The bylaws of the surviving corporation shall be amended and restated to read exactly as the bylaws of Sutura read immediately prior to the Merger.

         Tax-Free Reorganization

         The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

         Dissenting Stockholders

         Under Delaware law, TVGR stockholders who oppose the Merger Agreement and the Merger have certain appraisal rights. See the section entitled "Appraisal Rights".

                              THE MERGER AGREEMENT

         The following summarizes material provisions of the Merger Agreement that is attached as Attachment 2 to this Information Statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this Information Statement. You are urged to read the Merger Agreement carefully and in its entirety as well as this Information Statement before making any decisions regarding the Merger.

         General

         Pursuant to the Merger Agreement, the following will occur: (i) Sutura will be merged with and into TVGR, (ii) the separate existence of Sutura shall cease, and (iii) TVGR shall continue as the surviving corporation operating under the name of Sutura, Inc. The assets and operations of TVGR will be placed into a wholly owned subsidiary of the surviving company and operated as a separate line of business.

         Closing Matters

         CLOSING. The closing of the transactions contemplated by the Merger Agreement shall take place as soon as practicable after the satisfaction or waiver (subject to applicable law) of the conditions set forth in the Merger agreement and described under the section of this Information Statement "Conditions to Completion of the Merger ".

         COMPLETION OF THE MERGER. As soon as practicable after the satisfaction or waiver of the conditions to the Merger, the Merger will be effected by the filing of a certificate of Merger with the Secretary of State of the State of Delaware, as provided under Chapter 92A of the Delaware Law and the filing of all other documents required under applicable state laws to cause a consummation of the Merger. The Merger will become effective upon the filing of the certificate of Merger or at such later time as the parties agree and specify in the certificate of Merger.

         Conversion of Shares

         Upon the effective time of the Merger, the shares of Sutura's stock issued and outstanding immediately prior to the Merger, will, by virtue of the Merger and without any action on the part of TVGR, Sutura or any stockholder thereof, be cancelled or terminated and shall be converted into and exchanged for the right to receive the Merger consideration, as calculated pursuant to the Merger Agreement and described in some detail in the section of this Information Statement entitled "Merger Consideration." Promptly following the effective time of the Merger, the Sutura stockholders will surrender any certificates representing any shares of Sutura stock in exchange for payment of the Merger consideration.

         Merger Consideration

         The number of shares of TVGR common stock into which each share of Sutura stock may be converted into and exchanged for shall be calculated pursuant to the following ratio:

                           A  =  (B/.05)/C WHERE,

         "A" means the number of shares of TVGR common stock to be received in exchange for each share of Sutura stock.

         "B" means that number of issued and outstanding shares of TVGR common stock as calculated immediately prior to the closing of the Merger, on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire TVGR common stock, plus an amount of shares equal to the quotient determined by dividing (i) any amounts loaned or advanced to TVGR by Sutura pre merger (up to $175,000) by (ii) $0.05.

         "C" means that number of issued and outstanding shares of Sutura stock as calculated immediately prior to the closing of the Merger, on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all of Sutura's convertible securities or other rights to acquire Sutura stock, (but specifically excluding any assumption of conversion or exercise of any securities issued by Sutura in connection with the Whitebox loan transaction).

         Pursuant to the terms of the ratio described above, the consideration to be received by the stockholders of Sutura is based upon the outstanding capitalization of TVGR immediately prior to the Merger. The capitalization of TVGR immediately prior to the Merger will consist of approximately 11,494,000 shares of common stock, which are to account for five percent (5%) of the total capitalization of the combined company (excluding any shares to be issued to Whitebox upon conversion of notes payable or exercise of its warrants). As a result, upon consummation of the Merger each share of Sutura common stock will be cancelled and entitle the holder thereof to receive approximately 20.952 shares of common stock of TVGR and each outstanding warrant, option or other right to acquire a share of Sutura common stock shall then entitle the holder thereof to acquire approximately 20.952 shares of TVGR common stock.

         DISSENTING STOCKHOLDERS

         Holders of TVGR common stock are entitled to exercise dissenter's rights under Delaware Law in connection with the Merger. These rights are set forth in further detail under the section of this Information Statement entitled "Appraisal Rights". Shares held by any dissenting stockholder will be converted into the right to receive such consideration as may be determined to be due with respect to such shares pursuant to Section 262 of the Delaware Law, a copy of which is attached hereto as Attachment 5.

         FRACTIONAL SHARES

         No fractional shares of TVGR common stock will be issued in the Merger and no certificates or script therefore, or other evidence of ownership therefore, will be issued as part of the Merger consideration. Instead, TVGR shall round up fractional shares to the next whole number (after aggregating all Merger consideration due to such stockholder).

         CONVERSION OF RIGHTS

         Any rights to purchase shares of Sutura common stock pursuant to stock options or stock appreciation rights outstanding as of the effective time of the Merger and all other warrants or other rights to purchase shares of Sutura's stock will be converted into and become rights with respect to TVGR common stock. Furthermore, TVGR will assume any rights to purchase shares of Sutura stock described above in accordance with the terms of any stock option plan or other agreement or arrangement pertaining to such rights.

         REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains substantially reciprocal representations and warranties, many of which are qualified by materiality, made by each party to the other, to be effective as of the date of signing of the Merger Agreement and as of the date of the closing of the Merger. The primary representations and warranties made by the parties are as follows:

         ORGANIZATION. Each party is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its respective business as it is being conducted. Each party, and each of its subsidiaries, has the necessary power to own its properties and assets and to carry on its business as it is being conducted and is duly qualified and licensed to do business in each foreign jurisdiction where it conducts business or has assets.

         AUTHORITY. Each party has all requisite power and authority to enter into and perform under the Merger Agreement, and the execution and delivery of the Merger Agreement by each party has been duly authorized by all necessary corporate action.

         NO CONSENTS. No consents, approvals, orders, waivers or authorization of any third party or governmental entity is required in connection with the Merger except any consents, approvals or orders (a) required under applicable securities laws; (b) expressly listed on the parties' disclosure schedules; (c) required by the United States Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Act; and (d) any others that would not have a material adverse effect.

         NO CONFLICTS. The execution and performance of the Merger Agreement will not cause either party to be in breach of its respective Certificate of Incorporation, Bylaws or any contract binding upon it and will not conflict with or violate any applicable law, rule or regulation.

         CAPITAL STRUCTURE. Sutura's authorized capital stock consists of 15 million shares of which 10 million are common ($0.001 par value; 7,013,757 are outstanding) and 5 million are preferred ($0.001 par value; 352,160 designated as Series A, all of which are outstanding).

         TVGR's authorized capital stock consists of 102 million shares of which 100 million are common ($0.001 par value; 99,999,999 outstanding) and 2 million are preferred ($0.001 par value; 1 million designated as Series A Preferred; no shares of Series A Preferred outstanding). Immediately prior to the closing of the Merger and prior to the issuance of the Merger consideration to the Sutura holders, the authorized capital of TVGR will consist of 500,000,000 shares of common stock of which approximately 11,500,000 will be issued and outstanding. Immediately following the issuance of the Merger consideration, there will be approximately 154,330,000 shares of common stock outstanding and approximately 99,990,000 shares of common stock of our Company will be reserved for issuance to persons presently holding rights to convert debt or to exercise options or warrants for shares of common stock of Sutura, Inc.

         All the outstanding shares of each party's stock are, or will be on the closing of the Merger, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         FINANCIAL STATEMENTS. The audited portion of each party's financial statements were prepared in accordance with GAAP and present fairly in all material respects the financial position, assets and liabilities of such party.

         LITIGATION. There are no claims, disputes, actions or proceedings pending against or involving Sutura or any of its subsidiaries before any court, agency, authority, arbitration panel and none have been threatened.

         ABSENCE OF BUSINESS CHANGES. Each party has conducted its business in the ordinary course since December 31, 2003. Further, neither party has done any of the following: paid dividends or any other distributions on its equity securities, effected an increase in the compensation paid to its employees, made loans to any of its officers or directors; or entered into any transactions involving amounts in excess of $50,000 in each case or $200,000 in the aggregate.

         MISCELLANEOUS. The parties further represented and warranted with respect to the following topics:

         o        No undisclosed liabilities or obligations;

         o        Tax matters;

         o        Compliance with laws;

         o        Environmental matters;

         o        Employment matters;

         o        Brokers and finders;

         o        Books and records; and

         o        Financial reports and regulatory documents.

         In addition, each of the parties provided the other with the following:
(i) lists of the party's subsidiaries (Schedule 4.1, 5.15); (ii) lists of all of the holders of outstanding convertible securities of each party (Schedule 4.6, 5.7); (iii) lists of all equity securities held by each party (Schedule 4.7, 5.7); (iv) lists of all real property owned by the parties (Schedule 4.11, 5.11); (v) lists of all contracts to which either party is a party (Schedule 4.15, 5.15); (vi) lists of all material intellectual property owned or licensed by each party (Schedule 4.16, 5.16); (vii) lists of all policies of insurance to which either party is a party or a beneficiary (Schedule 4.17, 5.17); (viii) lists of all employees whose salaries exceed $100,000 and all related employment agreements (Schedule 4.19, 5.19); and (ix) a list of all approvals, clearances, authorizations, licenses and registrations required by any U.S. or foreign governmental agency (Schedule 4.22).

         CONDUCT PENDING THE CLOSING

         Each of Sutura and TVGR have undertaken certain covenants in the Merger agreement restricting the conduct of their respective businesses and or requiring certain affirmative actions during the period between the date of the Merger Agreement and the effective time of the Merger. Some of these covenants are complicated and not easily summarized. You are urged to read carefully the section of the Merger Agreement entitled "Conduct Pending the Closing". The following summarizes some of the significant covenants.

         ACCESS TO INFORMATION. Each party has agreed to afford the other, and their respective authorized representatives, access to all information available to the parties with respect to the operations of the business including, all of the respective properties, books, contracts, commitments, records and personnel. Each party has further agreed it will not and will cause it representatives not to use any confidential information obtained in connection with performing its obligations under the agreement for any purpose unrelated to the consummation of the transaction and agrees to keep all confidential information of the other party.

         DIRECTOR AND STOCKHOLDER APPROVAL. Each of the parties has agreed to take all actions necessary to obtain the written consent of its directors to approve the Merger Agreement and the transactions contemplated thereby and to solicit the approval of their respective stockholders.

         UPDATE TO DISCLOSURE SCHEDULES. Each of the parties has agreed to update their respective disclosure schedules upon discovery of material facts that would have been required to be disclosed in order to make such parties and representations and warranties true and correct and to notify the other of any material adverse developments causing a breach of such representations and warranties. Each party also agreed to notify the other if any suits or proceedings arise which challenge the legality of the transactions contemplated by the Merger Agreement or attempts to restrain or prohibit its consummation.

         COMMUNICATIONS. Each of the parties has agreed not to furnish any information to the public without the prior approval of the other party.

         ORDINARY COURSE OF BUSINESS. Each of the parties has agreed to use its best efforts to (i) preserve the services of its present officers and employees, its net asset value and its business, including relationships with its customers and suppliers; (ii) operate and carry on its business operations in the ordinary course of business and as it is substantially operated; (iii) not to sell dispose of or encumber or enter into any agreement for the sale of any of its material assets; (iv) not change the method by which bonuses are made to its officers, directors, and employees and (v) not enter into any material contract arrangement or agreement.

         DIVIDENDS. Each of the parties covenanted against: (i) declaring or paying dividends on or making other distributions on any shares of its capital stock; (ii) effecting any stock split, combination or reclassification or other issuance of any of its securities; and (iii) repurchasing or otherwise acquiring any shares of its capital stock.

         LEGAL CONDITIONS. Each of the parties has agreed to promptly comply with any legal requirements which may be imposed on the consummation of the transaction including taking all reasonable actions to obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity or other third party, required to be obtained or made by such party.

         ISSUANCE OF SECURITIES. Each of the parties has agreed not to issue, deliver or authorize or propose or enter into any agreement for the issuance, delivery or sale of any securities.

         GOVERNING DOCUMENTS. Each of the parties has agreed not to amend any of its charter documents.

         SALARIES, BENEFIT PLANS. Each of the parties has agreed not to incur any salaries or compensation to officers, directors, employees or consultants or to hire any additional employees or consultants or enter into any collective bargaining agreement or benefit plan.

         NOTICE OF CERTAIN DEFAULTS OR CLAIMS. Each of the parties has agreed to give prompt notice to the other of any default under any material instrument to which the other such party is bound or any transaction that is reasonably likely to have a material adverse effect.

         CONDITIONS TO COMPLETION OF THE MERGER

         The obligations of the parties to complete the Merger are subject to the satisfaction of the following closing conditions:

         o all material consents, authorizations, orders or approvals from governmental entities required in connection with the Merger have been obtained;

         o no legal orders have been issued by any governmental entity preventing the Merger ;

         o no legislation has been enacted which makes consummation of the Merger illegal;

         o all of the representations and warranties made by each of the parties are true and correct in all material aspects;

         o each of the parties has obtained the requisite approvals of the Merger from their respective boards of directors and stockholders;

         o each of the parties has performed its obligations under the Merger Agreement;

         o all necessary filings under the Securities Exchange Act of 1934 have been filed;

         o no more than 5% of the outstanding shares of either party have exercised dissenters rights in connection with the Merger ;

         o TVGR has no more than $50,000 of outstanding debts or liabilities;

         o TVGR has entered into definitive agreements with a third party pertaining to the purchase of at least $15 million of equity securities in the surviving company post Merger ;

         o All necessary third party consents have been obtained, including the Whitebox parties; and

         o TVGR has effected a reverse split of all of its presently authorized common stock.

         TERMINATION

         The Merger Agreement may be terminated and the Merger may be abandoned in any of the following circumstances:

         o Upon mutual consent of the parties if a majority of each of their boards of directors vote to terminate.

         o In the event of a breach by one party which cannot be cured within 10 days after the provision of written notice, the other party may terminate.

         o Either party may terminate if the Merger is not consummated by December 31, 2004.

         o In the event approval or consent from a governmental entity cannot be obtained.

         o By written notice if a party receives an acquisition proposal from a third party, receives advice from outside counsel that consummation of the Merger would violate judiciary duties of the directors or stockholders in light of such proposal and determines to accept the acquisition proposal after receiving such advice.

         o The board of directors of either party determines that any amended disclosure schedule provided by the other party, discloses events that would be reasonably likely to have a material adverse effect on the surviving corporation.

         o The stockholders of either of the parties fail to approve the Merger Agreement.

         o Upon termination and abandonment of the Merger, no party shall have any further liability or obligation to the other, except in the event of breach.

                  As a result of the Merger, each outstanding share of Sutura capital stock will be cancelled and exchanged for approximately 20.952 shares of common stock of TVGR. Following the consummation of the Merger and the transactions contemplated by the Merger Agreement, our capitalization will be approximately as follows:

                      Computed Pursuant to Merger Formula *
                      -------------------------------------
                                                  Number of        Percentage
                  Category of Holders              Shares             Owned
                  -------------------            ------------     ------------
         Original Sutura Stockholders (3)        218,191,358(1)         95%
         Original TVGR Stockholders               11,494,282(2)          5%
                                                 ------------        ------
           Total                                 229,685,640         100.0%
                                                                     ======

                      Computed on a Fully-Diluted Basis **
                      ------------------------------------
                                                  Number of        Percentage
                  Category of Holders              Shares             Owned
                  -------------------            ------------     ------------
         Original Sutura Stockholders            254,320,740(4)      95.676%
         Original TVGR Stockholders               11,494,282(2)       4.324%
                                                 ------------        ------
           Total                                 265,815,022         100.0%
                                                                     ======
------------------

* Does not include shares issued or issuable in connection with the financing transactions with Whitebox.
** Reflects shares issued or issuable in connection with the financing transactions with Whitebox.

(1) Includes approximately 63,860,000 shares of common stock of our Company reserved for issuance to persons presently holding rights to convert debt or to exercise options or warrants for shares of common stock of Sutura, and subject to further adjustment to address fractional shares. Each Sutura stockholder entitled to a fractional share as a result of the Merger will receive a whole share of TVGR common stock in lieu of such fractional share. This amount does not include approximately 36,127,000 shares issuable to Whitebox upon conversion of convertible notes and exercise of warrants held by it.

(2) Subject to adjustment to address fractional shares. Each TVGR stockholder entitled to a fractional share as a result of the reserve stock split will receive a whole share of TVGR common stock in lieu of such fractional share.

         In connection with the Merger, accrued but unpaid salary owing to each of Mr. Lahey and Mr. Giansiracusa has been, or will be, converted into common stock of TVGR. As of December 29, 2004, accrued but unpaid salary in the amount of $548,512 owing to Mr. Lahey was converted into 7,412,319 shares of common stock, and accrued by unpaid salary in the amount of $548,512 owing to Mr. Giansiracusa was converted into 7,412,319 shares of common stock. Simultaneously with the closing of the merger, assuming the merger is closed on or before June 30, 2005, we anticipate that approximately $925,028 of accrued salary and debt owning to Mr. Lahey will be converted into 12,500,378 shares of common stock, and $230,665 of accrued salary and debt owning to Mr. Giansiracusa will be converted into 3,117,095 shares of common stock. The conversion rate for the foregoing issuances is $0.074 per share, which reflects the average of the trading price of our common stock for the period November 23, 2004 to December 7, 2004. In addition, in connection with the Merger, options to purchase common stock of TVGR held by Mr. Lahey and Mr. Giansiracusa will be exercised on a net basis immediately prior to the merger closing, resulting in the issuance of 180,000 shares of common stock to Mr. Lahey and 180,000 shares of common stock to Mr. Giansiracusa, assuming a market value of the common stock of $0.08 per share and an exercise price of $0.05 per share.

         In addition, each of Mr. Lahey and Mr. Giansiracusa will enter into new employment agreements in connection with the Merger. They will not receive cash under such employment agreements, but will receive in lieu of cash Common Stock valued at an aggregate of $450,000 representing an annual salary to each of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share but will be subject to vesting in twelve equal monthly installments, after the closing of the Merger, assuming their employment continues. Accordingly, immediately prior to the closing, each of Mr. Lahey and Mr. Giansiracusa, TVGR's current Chief Executive Officer and Chief Operating Officer, will receive an aggregate of 9,000,000 shares of common stock (or, 4,500,000 each) (on a pre-stock split basis), which shares shall be included in the 5% post-merger ownership of TVGR outstanding immediately after the closing of the Merger, under the terms of their new employment agreements. The terms of the new employment agreements with Mr. Lahey and Mr. Giansiracusa do not grant any other shares of Common Stock or options to purchase Common Stock to either person. However, each may be granted awards of stock or options at the discretion of the board of directors.

All of the shares acquired or to be acquired as set forth above will be included in the 5% ownership of the TVGR shareholders immediately following the Merger. The foregoing share numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement.


         Immediately prior to the merger and prior to the reverse stock split, Mr. Lahey will own 30,560,830 shares of Common Stock, representing 1.10% of the fully diluted capitalization of the Company, and Mr. Giansiracusa will own 21,450,402 shares of Common Stock, representing .77% of the fully diluted capitalization of the Company. The foregoing numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement. These numbers include an aggregate of 9,000,000 shares that are subject to vesting under the new employment agreements after the closing.

         Immediately following the reverse stock split (and prior to the effectiveness of the Merger), Mr. Lahey will own 2,546,736 shares of Common Stock, or 1.1% of the fully diluted capitalization of the Company - reflecting the twelve for one reverse stock split, and Mr. Giansiracusa will own 1,787,534 shares of Common Stock, or .77% of the fully diluted capitalization of the Company, - reflecting the twelve for one reverse stock split. Up to an aggregate of 750,000 shares (on a post-split basis) of such shares are subject to vesting under the new employment agreements after the closing.

(3) Pursuant to the formula contemplated by the Merger Agreement, the ninety-five percent (95%) portion of TVGR's post Merger capitalization attributable to the Sutura Stockholders (on a fully diluted, as converted basis) does not account for the conversion of the aggregate $9,550,000 of the Whitebox convertible notes into approximately 20,952,000 shares of common stock of the combined company following the Merger or the exercise of warrants issued to Whitebox to acquire approximately 15,175,000 shares of common stock of the combined company following the Merger. Assuming conversion of all such convertible notes and exercise of all such warrants, the total capitalization of the combined company following the Merger (on a fully diluted, as converted basis) will be approximately 265,815,000 shares of TVGR common stock.

 (4) Includes approximately 63,860,000 shares of common stock of our Company reserved for issuance to persons presently holding rights to convert debt or to exercise options or warrants for shares of common stock of Sutura, and subject to further adjustment to address fractional shares. Each Sutura stockholder entitled to a fractional share as a result of the Merger will receive a whole share of TVGR common stock in lieu of such fractional share. This amount also includes approximately 36,127,000 shares issuable to Whitebox upon conversion of convertible notes and exercise of warrants held by it.

ACCOUNTING

         For accounting purposes, the Merger will be treated as a purchase that results in the legal acquirer, TVGR, being treated as being acquired by Sutura under purchase accounting. Accordingly, the historical financial statements of Sutura will become the historical financial statements of our Company after the Merger.

DILUTION OF TVGR STOCKHOLDERS

         As a result of the Merger, the stockholders of TVGR will suffer substantial dilution in their interests in TVGR. Following the transaction, the current TVGR stockholders will own approximately 5% of the outstanding common stock. Consequently, not only will the TVGR stockholders' capital interest in TVGR be reduced from 100% to 5%, and their voting power will be similarly reduced. Following the Merger, the current stockholders of Sutura will own approximately 95% of the outstanding common stock of TVGR and will be able to control TVGR's affairs, including the election of all members of TVGR's Board of Directors.

REGULATORY APPROVALS

         There are no federal or state regulatory requirements that must be complied with in regard to the Merger or the transactions contemplated by the Merger.

REPORTS, OPINIONS, APPRAISALS

         No reports, opinions or appraisals were obtained in connection with this transaction.

APPROVAL OF MERGER

         Both Sutura and TVGR must obtain approval of the Merger by its stockholders under Delaware law, and their respective certificates of incorporation and bylaws. Under applicable federal securities laws, such approval by TVGR cannot be effective until at least 20 days after the mailing of this Information Statement.

         The Merger transaction requires the approval of Sutura's board of directors and a majority of the outstanding shares. Sutura's board of directors has already consented to and approved the transaction pursuant to an action by unanimous written consent. Sutura intends to solicit the vote of its stockholders by distributing an information statement accompanied by a form of written consent.

                      ABOUT TECHNOLOGY VISIONS GROUP, INC.

HISTORY OF TVGR

         Technology Visions Group, Inc. was incorporated in Delaware in 1985 under the name Orbit Technologies, Inc. Orbit Technologies, Inc. changed its name to Technology Visions Group, Inc. on December 22, 2000. A change in control occurred in 1995 when current management became involved. As such, management has defined inception as January 1, 1995 for financial reporting purposes. More specifically, The Company is considered a development-stage company, with no operating revenues from the license of commercially viable technologies during the years presented, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. SFAS. No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management's intended operations, among other things. Management intends to license commercially viable technologies as its primary source of operating revenues. Since inception, no commercial-product technologies have been licensed, and accordingly, the Company is considered a development-stage company, as defined. Management has been unable to present its operations since inception, since such information is not available since its inception in 1985. Management has provided certain financial data since January 1, 1995 (the earliest practicable financial data for accumulating such information), as a means to provide readers of the Company's financial information to make informed investment decisions.

         Our business objective is to take base technologies, develop these technologies until commercially viable products are possible, and license these technologies and any products resulting from the technologies to affiliated or unaffiliated entities for use in the environmental remediation and containment market. Since 1995, we have focused on addressing the environmental remediation requirements at the U.S. Department of Energy ("DOE") site located at Idaho Falls, Idaho. There have been only minimal revenues generated from our operations.

         We operate as an applied research and development company and technology portal that employs and retains independent engineers, research consultants, research institutes, universities and other consultants as needed to develop and analyze technologies. Our technologies include Polymer Encapsulation Technology ("PET") and GMENT treatment and stabilization systems, designed for use in the radioactive waste remediation industry. None of the technologies are currently in commercial use.

         Our activities over the past years have focused predominantly on identifying, developing and familiarizing potential end users, or consumers, of PET and GMENT treatment and stabilization systems, including governmental entities, with the testing and evaluation work completed and funded to date by Lockheed Martin Idaho Technology Co. ("Lockheed") and Bechtel BWXT Idaho LLC ("Bechtel"). We function as a subcontractor to Lockheed and/or Bechtel BWXT and we are paid a fixed fee for each contract, which must be completed within the designated time frame. We are responsible for completing the test and evaluation tasks designated by the contractor. The contractor then submits a final report with recommendations to the U.S. Department of Energy ("DOE").

         We believe that the approval of the GMENT material by federal and state agencies for the treatment and stabilization of buried low-level radioactive mixed waste in identified areas of the Subsurface Disposal Area ("SDA") located at the DOE site in Idaho Falls, Idaho, could provide initial and significant revenues for our company. We also believe that with the acceptance and approval of GMENT in Idaho, opportunities exist at other DOE waste sites within the United States that have similar waste problems and offer potential future revenues.

         Since 1995, our company has spent approximately $685,507 for research and development activities. In the last two fiscal years, our Company has spent no money for research and development activities. Research and development expenses consisted of the preparation of PET and GMENT product samples for evaluation in the encapsulation of low-level radioactive mixed waste for final disposal or as a method for transporting waste to an interim or final disposal site. These costs were borne directly by us.

         Our company completed all the testing and evaluation of our technologies at the Idaho Falls site with the receipt of Volume II of the "Final Results Report, In Situ Grout Technology for Application in Buried Transuranic Waste Sites," published in April 2003 by INEEL. Therefore, there have been no expenditures during the year ended December 31, 2004 or 20003 for research and development.

RECENT EVENTS

         The Company has relocated its operations to Sutura's facilities in Fountain Valley, California. The merger has taken longer than anticipated and, as a result, the Company has incurred greater than anticipated merger expenses and has not been able to realize the perceived benefits that will result once the merger is consummated. Accordingly, both the Company and Sutura believe that TVGR should take advantage of Sutura's existing facilities and support staff by conducting its operations from Sutura's facilities. Once the merger is consummated, Sutura and TVGR plan to conduct the existing business of TVGR through a wholly-owned subsidiary of the combined company. In anticipation of the combining of the companies, Sutura is offering use of its facilities and support staff to TVGR pre-merger at no cost to TVGR. TVGR anticipates that it will either sublease its existing facilities in San Marcos, California during the remainder of the three-year lease term or seek to negotiate an early termination of the lease.

TVGR TECHNOLOGY

         We are focused on commercializing PET and GMENT for use in the environmental waste remediation industry.

         Our Company has completed product test and evaluation on PET and GMENT for Lockheed Martin and Bechtel in conjunction with contracts awarded by the DOE Idaho Operations Office, Idaho Falls, Idaho. These contracts have utilized waste materials sourced from the Idaho Falls DOE site. This site, nearly 900 square miles in area, contains in various forms, radioactive, toxic and hazardous wastes that will require further processing to insure safe and economical long-term disposal.

         Since 1995, our Company has focused on the development and use of its polymer-based Polymer Encapsulation Technology ("PET"). PET was developed and subsequently assigned to Technology Visions by Dr. Stephen Prewett, a former employee and former director of the Company. PET is intended for use with dry, radioactive and toxic waste for either final disposal or as a transportation medium to move materials from one site to another. PET has been developed for the treatment of waste material to prevent significant environmental damage and health problems caused by radioactive wastes that cannot be easily or economically rendered harmless.

         PET is a specific formulation of silicone foam that is further enhanced by adding proprietary elements to the base material. These materials are readily available in industrial quantities. PET can be manufactured in sheet form, poured into molds, where it expands into the designated shape, or sprayed onto an existing surface to contain the covered material. PET can be manufactured in different density levels to meet particular specifications. PET is more expensive at retail than standard foam manufactured by others, however, in many cases, the value added by the enhanced properties of the final product provides economic advantages.

         PET is designed for difficult to treat hazardous or toxic waste materials. Our Company believes that applications may exist in other vertical markets, which would include use for other radioactive mixed or toxic wastes, and horizontal markets which would include other applications of the material,
e. g., as a protective barrier, heat shield, fire protection, acid or base safeguard.

         Our Company has completed test and evaluation contracts on PET for Lockheed Martin and Bechtel in conjunction with testing for the U.S. Department of Energy, Idaho Operations Office, in Idaho Falls, Idaho. The Idaho Falls site is one of many United States waste management sites containing one form or another of either radioactive, toxic and/or hazardous waste requiring cleanup processing. The final report on PET prepared by Bechtel BWXT LLC/ INEEL recommended in its submittal to the DOE that a pilot plant demonstration be conducted to test and evaluate engineering criteria, disposal parameters and product transportation scenarios. Other recommendations included encapsulation and mixing studies utilizing actual radioactive materials.

         Future business activities for PET will include implementation of the recommendations of the final report submitted to the DOE as a result of the completed test and evaluation contracts funded by Lockheed Martin and Bechtel. The cost estimate to complete the recommendations from the report is $250,000 with an expected time to complete of 12 to 18 months after funding has become available.

         In March 2000, our PET was selected for the second consecutive year for presentation at the international waste symposium, Waste Management 2000, in Tucson, Arizona sponsored by the DOE and the University of Arizona. The paper, which was submitted for consideration by Bechtel, was judged by the conference's Technical Review Board and chosen for presentation based on the results of the most recent test and evaluation project completed for Bechtel. Our presentation, entitled "POLYSILOXANE ENCAPSULATION OF CALCINE WASTE," was presented in the Nuclear Materials Stabilization and Disposition technical session.

         In the spring of 2000, we jointly developed with Advanced Grout Systems Ltd. a second product suitable for waste remediation, GMENT. Advanced Grout Systems, Ltd. has exclusively licensed GMENT to us for distribution, marketing and sale. GMENT is a cementitous grout that contains proprietary materials that not only stabilize certain wastes but also treat specific hazardous elements within the waste. The GMENT grouting process may be used to entomb contaminants buried in low-level radioactive mixed waste. The grouting process provides a safe, low cost method to contain the waste versus excavating, transporting and the separate processing of the buried waste. It has been developed for use in the containment of mixed low-level in-situ waste and has successfully completed laboratory, field implementability testing, and a Full Scale Field evaluation under a contract funded by Bechtel. GMENT has been developed for use in standard, jet grouting application equipment. It is injected into the waste-containing site at ambient temperatures at pressures between 6,000 and 8,000 psi.

         Low-level subsurface contaminated wastes are those wastes that have the potential to be remediated without excavation using technology strategies that destroy, isolate, or prevent any further spread of contaminants into the surrounding environment. When the GMENT solution cures, the process binds toxic and hazardous contaminates and encapsulates or entombs radioactive waste in place, rendering it environmentally safe. GMENT can be formulated to be neutral in the environment and is projected to remain effective for thousands of years. Because this type of treatment occurs in place, both costs and the risks of exposure are reduced significantly versus retrieving the waste by excavation for further processing.

         GMENT has undergone extensive laboratory and field testing and evaluation and was chosen over five other competing materials as the material of choice to treat and stabilize a surrogate radioactive mixed waste at the Cold Test Pit South located at the Subsurface Disposal Area at the DOE site in Idaho Falls, Idaho. The technology is ready for commercialization and deployment to the field.

TVGR CURRENT OPERATIONS

         In June 2000, Bechtel awarded Technology Visions a contract to evaluate six grout candidate materials submitted by different manufacturers that were being considered by INEEL and Bechtel for the treatment of certain subsurface wastes located in the Subsurface Disposal Area (SDA) Operable Unit (OU) 7-13/14 at the DOE site in Idaho Falls, Idaho. One of the six grouts was GMENT. There is approximately 78,000,000 cubic feet of stored mixed low level in-situ contaminated waste located at seven DOE sites located within the United States; approximately 25,900,000 cubic feet of this waste is stored at the Idaho Falls site.

         The Phase I Bench Testing of the six grouts conducted at the University of Akron in February 2001 concluded that three of the grout candidates, including GMENT, should be taken to the field for Phase II testing.

         In April 2001, the Phase II Field Implementability Testing was conducted by Applied Geotechnical Engineering and Construction Company at a site located near Richland, Washington. Upon completion of the field implementability testing, GMENT was the grout selected from the three candidates for the Phase III Full Field Scale evaluation to be conducted at the Cold Test Pit at the Idaho DOE facility in October 2001. Technology Visions provided 100 tons of GMENT for the Phase III Full Field Scale Evaluation.

         During the Phase III Full Field Scale Field evaluation, GMENT was blended into solution using a high shear mixer located at a ready mix concrete plant located in Idaho Falls, Idaho. The mixture was then delivered to the INEEL Cold Test Pit Site, adjacent to the INEEL Radioactive Waste Management Complex, and jet grouted into a subsurface trench containing low-level radioactive buried mixed waste.

         The grouting equipment, used at the Cold Test Pit Site, included a Casagrande C-6 Drill System, a Casagrande Jet-5 high-pressure pump, and a vortex mixing system. GMENT cures binding toxic and hazardous contaminates, filling voids and encapsulating radioactive waste in place, rendering it environmentally safe. Final monoliths are solid stand-alone blocks containing a matrix of GMENT, buried waste and soil.

         Testing results met all criteria established by state and federal regulatory agencies. Bechtel will prepare the final report for submittal to the DOE, Assistant Secretary for Environmental Management. This report was published in April 2003. The DOE is in the process of reviewing the report and will either submit it to other federal and state agencies including the State of Idaho, EPA and other local interest groups for input and final approval, or request that additional work be completed prior to those submissions.

         Bechtel recently issued an Engineering Design File (EDF) entitled, Grout Selection Criteria and Recommendation for the Operable Unit 7-13/14 In Situ Grouting Project and dated December 2004. The EDF indicates that this project would not be going forward as planned until additional studies were completed requiring a risk assessment based on revised inventory and containment mobility date at the site. The time required to complete this additional modeling is not known at this time.

         Our Company intends to continue to acquire or obtain licenses to use technologies that have multiple market applications. Our ability to market existing technologies and acquire new technologies may ultimately be limited by its lack of financial resources.

TVGR MARKETS

         We are focused on commercializing technologies for use in the environmental waste cleanup market and to date have focused on the cleanup requirements necessary at the DOE sites located throughout the United States. Today, the government's estimated cost for environmental waste cleanup at these sites is between $230 and $300 billion. That figure does not include the costs for removal of pollutants from either water or silt that has been deposited in our rivers and oceans.

         Currently, our Company is focused on the development and use of the PET and GMENT treatment and stabilization technologies as advanced environmental technological solutions to various radioactive and toxic waste materials the DOE has identified for final disposal.

TVGR EXPLOITATION OF TECHNOLOGIES

         Our Company or its licensee must, with regard to each technology, after studies and testing, determine whether the technology may be commercially feasible. At that time, our Company or the licensee must develop a plan that will best exploit this technology. This plan may require us or the licensee to raise additional funds and exploit the technology through various means, including the establishment of a marketing organization to sell this technology. Alternately, our Company or the licensee may subcontract out the manufacturing, or may joint venture this technology with existing companies which have manufacturing or marketing capabilities or further license the technologies for exploitation to companies that have these capabilities. Upon further licensing, our Company or the licensee may receive royalty payments or a combination of revenues structured from the sale and use of the product. Any technology may also be sold outright with or without future payments based on sales. Therefore, each technology that may be commercially viable might be exploited in a different manner and may have various levels of success. To the extent that we seek to internally exploit any technology, we may require substantial additional capital, which may not be available on favorable terms, if at all.

TVGR EMPLOYEES AND CONSULTANTS

         We presently have two officers employed on a full time basis, and one administrative assistant and a bookkeeper employed on a part-time basis.

         During the last few years, our Company has engaged a team of consultants who are specialists in disciplines not present in our Company. Specific areas of focus include:

         o        technology evaluation,

         o        securities compliance,

         o        investor and shareholder relations,

         o        investment banking,

         o        operations/administration,

         o        human resources, policy and procedures, and

         o        business development.

         These specialists are utilized to advise management in specific professional areas. Because of their increasing familiarity with our Company, this pool of advisors and consultants represent a potential permanent staff when the funding permits. These consultants and advisors have been compensated on a contingent fee basis related to performance criteria and the successful execution of responsibilities. None of the consultants are affiliates of our Company. Additional site personnel and administrative staff will be added as it is deemed appropriate and necessary to support the revenue stream, if any.

GOVERNMENT REGULATION

         The production and marketing of our Company's products and technologies and its ongoing research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. Depending on the technology, regulatory approvals and certification may be necessary from the Department of Transportation, Department of Energy, Nuclear Regulatory Commission, Environmental Protection Agency and other federal, state or local facilities. Failures or delays by our Company or its affiliates or licensees in obtaining the required regulatory approvals would adversely affect the marketing of products that our Company develops and our Company ' ability to receive product revenues or royalties.

         To date, our Company materials, PET and GMENT, have passed certain applicable tests, including the American Society of Testing Materials certification required by the contracts with Lockheed Martin and Bechtel, the EPA and state and federal agencies.

         The final report on PET prepared by Bechtel BWXT LLC/ INEEL recommended in its submittal to the DOE that a pilot plant demonstration be conducted to test and evaluate engineering criteria, disposal parameters and product transportation scenarios. Other recommendations included encapsulation and mixing studies utilizing actual radioactive materials.

         Governmental approval necessary for our Company's and others use of PET with calcine waste will require the completion of the above testing. Funding for the completion of this work, estimated by the Company at $250,000, will specifically address the PET technology. The additional work necessary to complete the commercialization of PET cannot begin until the required funding is available and will require an estimated 12 to 18 months for completion.

         In December 2004, after four years of product studies and evaluations, Bechtel BWXT Idaho issued an Engineering Design File (EDF) entitled, Grout Selection Criteria and Recommendation for the Operable Unit 7-13/14 In Situ Grouting Project. The product study and evaluation phase for this project began with the objective of identifying a grouting product to meet the site disposal requirements. The study included TVGR'S GMENT product. The EDF delineates the process for selection of grout to perform in situ grouting of both transuranic
(TRU) and legacy waste (stabilization) generated by Idaho National Engineering and Environmental Laboratory (INEEL) reactor operations.

         GMENT is identified in the EDF as the preferred INEEL field-tested grout for leach resistance, a critical element in meeting the final disposal requirements. However, the In Situ Grouting Project has been delayed because of revised inventory and containment mobility data requiring additional risk assessment modeling to determine whether there is sufficient risk driver for this project to proceed. The time required to complete this additional modeling is unknown at this time.

TVGR COMPETITORS

         Our Company is active in the intensely competitive field of high technology research and development and competes against numerous public and private entities, some with substantially greater financial and human resources than our Company. High technology research and development can be characterized as proceeding at a very rapid pace with frequent technological breakthroughs, some of which may render our Company's technology and their products obsolete even before they are commercially marketed. Our Company is aware of other products that perform similar functions to PET and GMENT. Competition includes technologies based on materials known as polyethylene, other grout materials and a process called vitrification.

         We compete with a variety of companies and grout formulations, e.g., U.S. Grout, Carter Technologies, Enviro-Blend American Minerals, Tech HG, Waxfix, Saltstone, competing in the waste stabilization and remediation market. In order to be competitive our proposals must be cost effective to the site remediation parties, our proposed products and protocols must withstand intense scrutiny and testing side by side with our competitors, and ultimately must be effective for the specific remediation site at issue. We compete against companies with extensive expertise and experience and resources that are greater than our own. Our lack of financial resources disadvantages us in terms of our ability to develop competitive products in a timely fashion and perform those marketing activities necessary to be successful commercially.

         Polyethylene is a dry thermoplastic material that is mixed with waste, heated to combine with the waste materials, and then molded into a finished waste form or shape. PET is similarly combined with waste, however, at room temperature and then molded into the desired form. When heated, the polyethylene mixture generates an off-gas that potentially may be either toxic and/or hazardous as compared to the PET process. The PET process, on the other hand, does not emit any off-gas. Further, PET can process higher amounts of waste and therefore, reduce transportation and storage costs. PET also exhibits a high resistance to radioactivity at elevated radioactivity levels where polyethylene becomes more fluid at the higher levels, thereby lessening its structural integrity. Polyethylene is a lower cost material than PET.

         Grout technologies are based upon combining ingredients such as Portland cement, polymers, fly ash, slag and additives. Grout usage for in-situ containment, or isolating a waste from the environment without disturbing it, focuses on treating, encapsulating, and solidifying the waste into a durable, solid, water resistant mass underground which forms a homogeneous monolith. While conventional construction-type grouts have been evaluated, the high water content of the cement mixture used in this grouting makes a relatively permeable substance that does not adequately stabilize some wastes. In contrast, in certain subsurface applications, the GMENT treatment and stabilization system provides superior technical performance and reduced costs and risks over current technologies.

         Vitrification involves an incineration process utilizing high temperatures to convert waste into a rock or glass-like material. It is extremely capital intensive, chemically sensitive, has size restrictions on incoming waste, must be designed for specific waste formulations, and generates off-gases.

         Based on the current research and technical information our Company has accumulated, our Company believes that its application and formulations of the PET and GMENT material are unique in the waste containment, transportation, and disposal industry.

TVGR PROPERTY

         Our Company maintains its principal executive offices in San Marcos, California where it occupies an approximately 700 square-foot office at 910 W. San Marcos Blvd., Suite 102, San Marcos, California 92078 pursuant to a lease from an unaffiliated third party for $1,067 per month until October 2007. As our Company moves forward, it may be necessary to add one or two marketing and sales personnel to the staff. The current office is capable of accommodating those additions. If future expansion requires a larger office space, there is significant commercial space in the local area and our Company believes office space on reasonable terms could be acquired with very little difficulty.

TVGR LEGAL PROCEEDINGS

         As of the date of this Information Statement, our Company is not a party to any material litigation.

PROPRIETARY PROPERTY

         Our Polymer Encapsulation Technology (PET) and GMENT are not patented. GMENT is a trademark registered with the U.S. Patent and Trademark office (#76320771). PET has been evaluated for waste stabilization, waste encapsulation and as a media for the transportation of radioactive waste. Specific studies conducted by contracts with the Idaho Engineering and Environmental Laboratory(INEEL) include the use of PET for the Encapsulation of High Level Calcine Waste for Transportation or Disposal; For the Encapsulation of Low-Level Fraction of Calcined Mixed Waste and For the Encapsulation of Mixed Waste Salts. Additional funding is necessary to complete the above studies prior to filing a patent application.

         The GMENT product, developed for the Bechtel BWXT In Situ Grouting Project, is coded as GMENT 12 and is a single product in a family of specialty grouts. As additional projects are identified and the contaminants are categorized and specific site need requirements are defined, a GMENT product would be formulated and assigned a specific nomenclature applicable to the site needs. As GMENT is formulated with readily available commercial materials and additives for a site-specific specification, the formula is best protected as proprietary information rather than disclosure in a patent.

TVGR PLAN OF OPERATION

         Since 1996, our Company has focused on the development and use of its polymer-based Polymer Encapsulation Technology ("PET") System as a method for stabilizing and encapsulating various radioactive and toxic waste materials leading to a final waste form for disposal. During the past few years, our Company has introduced GMENT, a specialized grout treatment and stabilization technology as a method for subsurface waste stabilization.

         To commercialize the PET technology and obtain governmental approval for its use, our Company must complete the additional testing recommended in this report. Funding for the completion of this work is estimated by the Company at $250,000. It is also estimated that once funding becomes available to begin this work, it will require 12 to 18 months to complete. Once completed, our Company intends to market this product for use by the DOE or other applications where the benefits of PET can be utilized.

         Currently, our Company is focused on developing GMENT. GMENT is licensed exclusively to our Company and is a trademark of Advanced Grout Systems. GMENT is a cementitous grout that contains proprietary materials, which not only stabilize certain wastes but also treat specific hazardous elements within the waste. It has been developed for use in the containment of buried mixed low-level radioactive mixed waste.

         In January 2002, our Company entered into an exclusive Trademark License and Technology Licensing Agreement with Advanced Grout Systems, Ltd. Terms of the license allow our Company to manufacture, distribute, market and sell the product in exchange for a royalty based upon sales volume. The royalty begins at 10% for gross sales up to $1 million, then declines to 9% for sales of $1 million to $5 million, 8% for sales of $5 million to $10 million, 7% for sales of $10 million to $25 million, and 6% for sales exceeding $25 million. This license expires November 30, 2026. The territorial rights granted to our Company under the license include the United States of America and any other countries of the world. Also, as part of the exclusive license, our Company is granted first right of refusal for any additional trademark or non-trademark products developed by Advanced Grout Systems, Ltd. dealing with environmental remediation or waste management technologies.

         In June 2000, Bechtel awarded our Company a contract to manage the testing and evaluation of in-situ grout candidate materials that were being considered by INEEL and Bechtel for the treatment of certain subsurface waste sites at the DOE site in Idaho Falls, Idaho. The contract was a two-year, three-phase Treatability Study conducted by INEEL and Bechtel. Testing included Phase I Bench Testing, Phase II Field Implementability Testing, and Phase III Full-Scale Field Testing.

         Phase I Bench Testing included rigorous laboratory testing protocol designed for choosing three grouts from six candidate grouts for use in Phase II Field Implementability testing. Data was also gathered during the bench-testing phase to support final monolith durability estimates and transportion modeling efforts. Following the laboratory testing, GMENT was chosen as one of three candidate grout materials to continue to the Phase II Field Implementability Testing of the Treatability Study.

         In April 2001, the Phase II Field Implementability Testing of the contract was conducted by Applied Geotechnical Engineering and Construction Company, Inc. ("AGEC") at a site located near Richland, Washington. Upon successful completion of this test phase, GMENT was chosen as the sole grout material selected to be used in the Phase III Full Scale Cold Test Pit Demonstration Project that was conducted in October 2001 at the DOE site in Idaho Falls, Idaho. GMENT was selected based on such factors as basic costs, ease of mixing and cleaning of the grout, minimized grout returns in creating a triplex column, and formation of the solid monoliths. Our Company, under the exclusive Trademark License and Technology Licensing Agreement with Advanced Grout Systems, Ltd., provided approximately 100 tons of GMENT grouting material for Phase III. Site grouting was performed by AGEC. Testing results met all criteria established by state and federal regulatory agencies.

         At the conclusion of Phase III, AGEC prepared and submitted to Bechtel a report estimating the quantity of GMENT grout material to treat the areas under consideration to be approximately 24 million gallons. If the recommendation receives approval via a Record of Decision or other authorization after review by federal and state authorities, our Company could anticipate initiation of the project and revenues within 12 to 18 months.

         The final report prepared for the DOE, Assistant Secretary for Environmental Management, Volume I, "Final Results Report, In-Situ Grouting Technology for Application in Buried Transuranic Waste Sites" was published in September 2002, by INEEL. Volume I summarized the technology and presents results of a two-year, three-phase treatability study conducted by the INEEL. Volume II was published in April 2003 and contains the results of analytical calculations on the long-term durability of monoliths created by in-situ grouting and on the long-term performance of a treated buried waste site.

         Our Company believes that the approval of the GMENT material for the treatment and stabilization of buried low-level mixed waste in certain areas of the Subsurface Disposal Area (SDA) at the DOE site in Idaho Falls, Idaho, could provide initial and significant revenues for the Company. With the acceptance and approval of GMENT in Idaho, our Company would aggressively pursue other waste sites identified in the United States with similar waste problems. Initial contacts have been made at two other DOE sites, based on the initial information disclosed in Volume I of the Idaho report, where GMET may have end use application.

         In addition to its focus specifically on GMENT applications and the PET Technology, our Company will continue to search out and acquire technologies or obtain licenses to use technologies that have multiple market applications in line with the Company's core expertise and know-how. The Company has expended time and effort in the analysis of several new technologies. As a result of its analysis, our Company has identified technologies that may field commercially viable products suitable for related applications in the environmental cleanup market.

         As with the development of any new technology, until a commercial product has been developed, purchased and utilized by a third party, the efficacy of the product is in question. But our Company believes that based on the developments to date, the Company should anticipate a commercial product in the next 12 to 18 months after Volume II from the subject project is received and final government approval is received. However, our Company ' ability to market existing technologies and to acquire new technologies may ultimately be limited by its lack of financial resources.

         Until completion of the final development of a technology and the commencement of sales, our Company will have minimal or no operating revenues but will continue to incur substantial expenses. Our Company may not be able to complete development of any technology or if completed, manufacture the technology on a large-scale basis or at a feasible cost. Further, its technologies may not receive market acceptance. Being a development stage entity, our Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of our Company.

         Our Company's business model is to obtain long-term supply contracts for its products with private-Company general contractors or other affiliates which have master contracts with selected waste sites. Revenues, if any, will be recorded when a contract is effected, the products are delivered, and collectibility of the receivable is reasonably assured. Our Company does not intend to manufacture its products. We have identified possible outsource manufacturers with the capability and capacity to produce our products. We believe that our margins will be between 12% and 15% of revenues, using outsource manufacturers. The DOE site in Idaho Falls, Idaho, has 14 acres of low-level solid waste which may be treated by our GMENT product. The estimated revenue potential for the Idaho site is for 2.4 million gallons, per year, for ten (10) years or approximately $70 million. Our Company has identified other sites in the United States containing wastes that potentially may be treated with GMENT; however, current emphasis is on the Idaho Falls site. There are no assurances that our Company will be selected as a provider of specialty grout GMENT for the Idaho DOE site project.

         With the receipt of Volume II of the "Final Results Report, In Situ Grout Technology for Application in Buried Transuranic Waste Sites," published in April 2003 by INEEL, we believe we have completed all the initial and intermediate testing and evaluation of its GMENT technology at the Idaho Falls site.

         We believe we can satisfy our immediate cash requirements for a period of 60 days assuming the Merger is closed on or before June 30, 2005. Thereafter, TVGR will rely in part on Sutura to fund our operations and on fundraising activities. If the Merger does not close for any reason, TVGR must raise capital within 90 days or it will be required to cease operations.

                                 TVGR MANAGEMENT

NAME                                 AGE            TITLE
----                                 ---            -----
James B. Lahey                      70               Chairman of the Board of Directors, President, Chief
                                                     Executive Officer, and Director

James A. Giansiracusa               56               Chief Operating Officer, Secretary, Chief Financial
                                                     Officer and Director

William N. Whelen, Jr.              67               Director


         Set forth below is a brief description of the business experience of the persons serving as TVGR's directors and execute officers.

         MR. JAMES B. LAHEY became President and a director of Technology Visions in March 1995. From 1993 through 1994 he was President and Executive Vice President of Sensotron, Inc., which develops technologically advanced transducer products. From 1989 to 1992 he was Corporate Executive Vice President of W. S. Shamban & Co., a manufacturer of engineered sealing systems. He has previously held senior management positions with W.R. Grace & Co. and Ausimont U.S.A. Mr. Lahey holds a Bachelors degree in Civil Engineering from Manhattan College and is a registered professional engineer in New York.

         MR. JAMES A. GIANSIRACUSA has been the Secretary of Technology Visions since October 1993 and became Vice President - Operations in January 1994 and Chief Operating Officer in 1997. Before joining Technology Visions, Mr. Giansiracusa was a Lieutenant Colonel in the United States Marine Corps where his duties included command billets in both aviation and infantry. He was also a consultant for Wackenhut Services International, an international security firm, from 1991 to 1992. During Mr. Giansiracusa's military service he, at times, was responsible for over 1,300 persons. Mr. Giansiracusa participated in strategic planning relative to many global scenarios. Mr. Giansiracusa holds a Master of Science degree in Systems Management from the University of Southern California.

         MR. WILLIAN N. WHELEN, JR. was appointed a director of Technology Visions in September 1996. Mr. Whelen serves on the board of Alpha Online Power Corporation, a public company and is a trustee for the Episcopal Diocese of Delaware. He holds a Bachelor of Science Degree in Electrical Engineering from Widener University of Chester, Pennsylvania.

         MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         TVGR's common stock is traded over-the-counter and quoted on the OTC Electronic Bulletin Board on a limited and sporadic basis under the symbol "TVGR." The reported high and low bid and asked prices for the common stock are shown below for the periods from January 1, 2002 through December 29, 2004. The prices presented are bid and ask prices, which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices may not necessarily reflect actual transactions.

                                                             PERIOD               HIGH             LOW
                                                       -------------------    ------------    -------------
Fiscal Year Ended December 31, 2002                    First Quarter                $0.18            $0.03
                                                       Second Quarter               $0.13            $0.05
                                                       Third Quarter                $0.18            $0.05
                                                       Fourth Quarter               $0.19            $0.06

Fiscal Year Ended December 31, 2003                    First Quarter                $0.16            $0.07
                                                       Second Quarter               $0.20            $0.07
                                                       Third Quarter                $0.20            $0.05
                                                       Fourth Quarter               $0.10            $0.05

Fiscal Year Ended December 31, 2004                    First Quarter                $0.14            $0.06
                                                       Second Quarter               $0.11            $0.05
                                                       Third Quarter                $0.08            $0.05
                                                       Fourth Quarter               $0.11            $0.03

Fiscal Year Ending December 31, 2005                   First Quarter*               $0.08            $0.06

         * Through April 15, 2005

         As of December 29, 2004 there were approximately 302 stockholders of record of TVGR common stock.

         DIVIDENDS

         TVGR has not paid any cash dividends on its common stock and does not expect to do so in the foreseeable future. TVGR anticipates that any earnings generated from future operations will be used to finance its operations. No restrictions exist upon TVGR's ability to pay dividends.

                               ABOUT SUTURA, INC.

         Overview

         Sutura(R), Inc. is a medical device company that has developed a line of innovative, minimally invasive vascular suturing devices to suture the puncture created in arteries during open surgery and catheter-based procedures. Sutura's objective is to become the leader in medical devices for vascular suturing. Many fluoroscopically guided catheterization procedures rely on percutaneous access to the vascular system through a puncture in the artery. Many open surgical procedures are performed directly through the arteriotomy or through a cannula. The majority of procedures lead to a diagnosis and therapeutic treatment of coronary artery disease. As part of a typical procedure, a physician inserts the SuperStitch either directly into the arteriotomy or through an introducer sheath or cannula into the artery. Following performance of diagnostic or therapeutic treatments or open surgical intervention through the open arteriotomy, catheter sheath or cannula, the arteriotomy site must be closed.

         Sutura's SuperStitch(R) products allow physicians to close the arteriotomy using fluoroscopic guidance while working through the catheter sheath introducer or cannula as well as direct visualization in an open setting. Development of the SuperStitch(R) technology began in 1994, and Sutura has been granted seven patents with claims for its SuperStitch(R) technology. Sutura has additional patents on file domestically and internationally.

         Sutura meets the definition of a "Small Business Issuer" as such term is defined in Item 10(a) of Regulation S-B under the Securities Exchange Act of 1934, as amended. Sutura currently has 34 employees and maintains its headquarters in Fountain Valley, California, in a 20,000 square foot facility. This facility is a QSR (Food and Drug Administration - Quality Systems Regulations) and ISO (International Standards Organization) certified freestanding facility with 2,000 square feet of cleanroom space and an additional 3,200 square feet convertible to cleanroom, if required. Sales offices (with warehouse space) of approximately 1,000 square feet each are leased in Eindhoven, the Netherlands and La Gaude, France to support sales and marketing efforts in Europe. Sutura was incorporated in Delaware in 1996 under the name NR Medical, Inc., and changed its name to Sutura, Inc. in July 1998. Sutura's headquarters are located at 17080 Newhope Street, Fountain Valley, California 92708; its telephone number at that address is (714) 437-9801. "Sutura(R)" and "SuperStitch(R)" are registered trademarks.

         As of the date of this information statement there are approximately seventy-five (75) holders of Sutura common stock.

         Recent Developments

                  PROPOSED MERGER

         The Board of Directors of Sutura believes that a Merger with a company whose stock is publicly traded will provide greater access to debt and equity funding that is necessary to enable Sutura to effectively launch and market its products in the medical device market. The Sutura Board also believes that employees and consultants in general attribute greater value to receiving options and restricted stock in a publicly-traded company and that having a public market for its stock will increase Sutura's success in attracting and retaining quality personnel. As a result, Sutura began examining opportunities to merge with a publicly-traded company in April of 2004. On July 8, 2004, Sutura, Inc. entered into an Agreement and Plan of Merger with Millenium Holding Group, Inc., a Nevada corporation whose stock is traded on the OTCBB, which provided for the Merger of Sutura with and into Millenium Holding Group if certain closing conditions were met. One of the closing conditions required that Millenium Holding Group enter into definitive agreements contemplating the purchase by a third party of at least $15.0 million of equity securities in the surviving company post-Merger. Subsequent to entering into the Agreement and Plan of Merger, Millenium Holding Group executed a financing agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor, pursuant to which Fusion Capital agreed to purchase up to $20,000,000 in equity of the surviving company following consummation of the Merger, subject to certain conditions.

         As Sutura and Millenium Holding Group continued to work towards the closing of the proposed Merger, it became evident to Sutura that Millenium Holding Group likely would not be able to comply with the closing conditions specified in the Agreement and Plan of Merger within the time frames contemplated by that agreement. Additionally, following execution of the Merger agreement with Millenium Holding Group, Sutura became aware of certain facts which led it to believe that Millenium Holding Group was in breach of certain provisions of the Merger Agreement and became concerned as to the level of actual and potential liabilities to which the company and, as a result the proposed Merger, the Sutura stockholders would be exposed. Further, an additional concern arose when Fusion Capital indicated its intent to cancel its financing agreement with Millenium Holding Group on October 12, 2004. Fusion Capital formerly terminated its financing agreement with Millenium Holding Group pursuant to the permitted termination provision of that agreement on November 1, 2004, as a result of the failure of Millenium to meet certain conditions on or prior to October 30, 2004. Sutura raised these concerns with Millenium Holding Group on multiple occasions; however, Millenium Holding Group did not address these concerns to the satisfaction of the Sutura Board. Lastly, in light of the Whitebox loan transaction, described below, Sutura must raise additional funds in a timely manner in order to meet its payment obligations to the Whitebox noteholders. As such, the Board of Sutura considers the timing and certainty of a possible Merger transaction with a publicly-traded company to be critical considerations. Under the Merger Agreement with Millenium Holding Group, Sutura had the right to terminate the agreement if the Merger has not been consummated by November 30, 2004.

         In light of the timing considerations and the failure of Millenium Holding Group to adequately address the concerns raised by Sutura, Sutura notified Millenium Holding Group that the Sutura Board of Directors would be evaluating other possible Merger transactions. On October 15, 2004, Technology Visions Group, Inc., a Delaware corporation, whose stock is traded on the OTCBB, presented Sutura with an alternative Merger transaction. Technology Visions Group was made aware of Sutura's interest in merging with a publicly-traded company through its existing relationship with Fusion Capital Fund. Fusion Capital is a shareholder of TVGR and has an agreement with TVGR to purchase up to $6.0 million of its common stock, subject to certain conditions. TVGR formally presented its initial Merger proposal to Sutura's Board on October 19, 2004. During this meeting, Sutura's Board of Directors authorized the officers to negotiate with TVGR regarding the terms of a possible Merger transaction.

         When first presented with TVGR's initial Merger proposal in October, Sutura provided a copy of the proposal to Millenium Holding Group and informed Millenium that the Sutura Board would evaluate the proposal as compared to the proposed Merger with Millenium. In response, Millenium Holding Group informed Sutura that it would evaluate its legal options if Sutura were to terminate the existing Merger Agreement, and would consider litigation against Sutura and/or Fusion Capital Fund if appropriate. At this time, the Sutura Board of Directors believes it has acted in a manner consistent with its fiduciary duties by evaluating all available proposals and considering all facts and circumstances to determine which transaction is in the best interests of Sutura and its stockholders.

         On November 22, 2004, following several weeks of negotiation the new Merger proposal between Sutura and TVGR was presented to the Board of Directors of Sutura for consideration. The Board evaluated the TVGR proposal as compared to the proposed transactions with Millenium Holding Group. In its evaluation of the two proposed transactions, the Sutura Board considered numerous factors, which included the following:

         (i) the Board's concerns regarding certain believed breaches of the Merger agreement by Millenium Holding Group, the ability of Millenium Holding Group to satisfy certain closing conditions within the timeframes contemplated by the Merger Agreement, and potential post Merger liability risks; all of which had been raised to Millenium Holding Group;

         (ii) the Board's concerns as to difficulties in dealing with the management and Board of Directors of Millenium Holding Group and what effect this could have on the timing of completing any Merger with Millenium Holding Group, if at all;

         (iii) the terms of the relevant agreements, which provide that the debts and liabilities (other than trade payables incurred in the ordinary course) to be assumed post Merger by the surviving company pursuant to the TVGR proposal is $50,000 versus $185,000 contemplated in the Millenium Holding Group Merger Agreement;

         (iv) the Board's concerns that the debts and liabilities of Millenium Holding Group are far in excess of $185,000, and the failure of Millenium Holding Group to provide to Sutura requested information on the current level of its debt and liabilities;

         (v) the terms of the TVGR Merger proposal which provides the Sutura stockholders, on a fully diluted, as converted basis, with 95% of the equity ownership of the surviving company's as compared to 90% in the Merger Agreement with Millenium Holding Group;

         (vi) the Board's belief that the surviving company following a Merger with TVGR would have better success in securing necessary debt and equity financing then would the surviving company of a Merger with Millenium Holding Group; and

         (vii) the Board's analysis of the risk that Millenium Holding Group may assert legal claims against Sutura or the surviving company if Sutura decides to proceed with a Merger transaction with TVGR, and an analysis of the risk that any such claims would be successful on the merits.

         Upon completing its evaluation, the Sutura Board unanimously approved the TVGR proposal as being in the best interests of Sutura and its stockholders and withdrew its approval of the Merger with Millenium Holding Group, Inc. The Agreement and Plan of Merger entered into by Millenium Holding Group and Sutura provides that either party may terminate the agreement if the Merger is not consummated on or prior to November 30, 2004. Sutura provided Millenium Holding Group with written notice of is election to terminate the agreement on December 10, 2004.

                  RECENT PENDING AND THREATENED LITIGATION

         On February 16, 2005, Milleniun Holding Group, Inc. filed a complaint against Sutura alleging, among other things, that Sutura conspired with Fusion Capital, to breach the implied covenant of good faith and fair dealing in connection with the termination of its relationship with Millenium. Sutura believes the claims referenced by Millenium in its complaint are without merit and intends to vigorously defend itself against all such allegations.

         In January, Sutura and its CEO, Mr. Nobles, were named as defendants in a third party complaint by Camden Holding, Inc. In its complaint, Camden alleged that Sutura and Mr. Nobles conspired to interfere and intentionally interfered with Camden's contractual relationship with Millenium. These allegations arise out of a current dispute between Camden and Millenium concerning Millenium's termination of its relationship with Camden. Millenium and it s CEO, Mr. Richard Ham, are also named as defendants. Sutura believes that the claims made against it and Mr. Nobles are without merit and intends to vigorously defend itself and Mr. Nobles against such allegations.

         In June, the Board of Directors of Sutura received a correspondence from an attorney on behalf of certain minority shareholders of Sutura demanding that the board commence litigation proceedings against Messrs. Nobles and Ratering based upon various alleged improper actions. The correspondence indicated that if the board failed to take the demanded action, then the minority shareholders would proceed with a derivative action against Messrs Nobles and Ratering on behalf of Sutura, as well as seek to enjoin the Merger and seek for an accounting and dissolution of Sutura. A Special Committee of the board was appointed to review the allegations made by the minority shareholders. After review and investigation of the various allegations, the Special Committee has determined that the allegations are not substantiated by the facts and are without merit. Accordingly, the Special Committee has recommended to the board that the demand by the minority shareholders be rejected.

                  WHITEBOX LOAN TRANSACTIONS

         Whitebox I. On September 17, 2004, Sutura, Inc. entered into an agreement with Pandora Select Partners L.P., a British Virgin Islands limited partnership, Whitebox Hedged High Yield L.P., a British Virgin Islands limited partnership, Whitebox Convertible Arbitrage Partners L.P., a British Virgin Islands limited partnership, Whitebox Intermarket Partners L.P., a British Virgin Islands limited partnership, Gary S. Kohler and Scot W. Malloy pursuant to which Sutura borrowed an aggregate amount of $6,550,000 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of Sutura common stock.

         The convertible promissory notes bear interest at the annual rate of 12%. Sutura is required to make aggregate quarterly interest payments on the notes of $196,500 on December 17, 2004 and on each of March 17, June 17, September 17 and December 17, 2005. Additional interest will accrue in the event that, following consummation of an anticipated Merger transaction, Sutura fails to timely file a registration statement under the Securities Act of 1933, as amended, registering the resale of the shares issuable upon conversion of the secured convertible promissory notes and upon exercise of the warrants. Unless converted into Sutura common stock pursuant to the terms provided therein, the outstanding principal balance on each note is due and payable as of March 17, 2006 in a lump sum. The notes are secured by a security interest in all of Sutura's assets pursuant to a security agreement.

         Each noteholder may elect to convert its respective note into shares of Sutura's common stock at any time while any portion of the principal or interest is outstanding by providing written notice to Sutura. The Merger Agreement with TVGR provides that obtaining the consent of the noteholders to the Merger is required prior to the closing. Whitebox Advisors, LLC, as agent for the noteholders, has consented to the Merger transaction with TVGR and such consent provides that the conversion rate of the notes following a Merger with TVGR will be treated in the same manner as if Sutura had merged with Millenium Holding Group.

         The conversion rate for the notes is determined by dividing the total number of outstanding shares of Sutura common stock (on a fully diluted, as converted basis, but not assuming exercise of the warrants issued to the noteholders) into $100,000,000.

         The total number of warrant shares issuable to the noteholders in the aggregate is determined by dividing $6,550,000 by the conversion rate determined using the same conversion rate formula used for the notes as discussed above.

         The per share exercise price for the warrant shares will be equal to the conversion rate; provided, however, that the exercise price of one-half of the warrant shares is subject to a downward adjustment, if any, one-year after the Merger to a price equal the average closing bid price of the post-Merger common stock of the surviving company for the 60-day trading period preceding the one-year anniversary of the Merger.

         As of March 31, 2005, assuming 10,414,983 shares of Sutura Common Stock outstanding on a fully diluted as converted basis, the total number of shares issuable upon conversion of the Whitebox I convertible promissory notes would be approximately 762,082 and the total number of shares issuable upon exercise of the Whitebox I warrants would be 664,813, at a per share exercise price of approximately $9.85.

         Whitebox II. On March 24, 2005, Sutura entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which Sutura borrowed an aggregate amount of $3,000,000 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of Satura common stock. The notes bear interest at the annual rate of 8 %. Sutura is required to make aggregate quarterly interest payments on these notes of $60,000 on the last day of each of June, September and December 2005 and each of March, June and September 2006. On September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest.

         Each note holder may elect to convert its respective note into shares of Satura's common stock at any time while any portion of the principal or interest is outstanding by providing written notice to Satura. The notes provide that the applicable conversion rate used to determine the number of shares to be issued upon conversion of any note is determined as follows:

         Prior to the earlier of the effective date of the proposed merger of Sutura and TVGR or the date on which Satura enters into any definitive agreement relating to the sale, license or disposition of substantially all of its assets (other than the proposed merger with TVGR) then the conversion rate shall be determined by dividing the total number of outstanding shares of Sutura common stock (on a fully diluted, as-converted basis, but not assuming exercise of the warrants or convertible notes issued in this transaction) into $150,000,000.
If the merger with TVGR is consummated, then the conversion rate will be the greater of: (i) the amount determined by dividing $150,000,000 by the total number of shares of the common stock outstanding as of the date immediately preceding the day on which the holder provides notice of its intent to convert, assuming the exercise of all outstanding options, warrants or other right to acquire shares of the successor's common stock or securities convertible in exchangeable successor's common stock (but not assuming the conversion of the convertible notes or exercise of the warrants issued pursuant to this transaction); or (ii) the average closing bid price (rounded to the nearest one cent per share) for TVGR common stock for the 20 trading days preceding notice by the holder of its intent to convert the promissory note into shares of TVGR common stock.

         Pursuant to the agreement, an initial $1,000,000 was immediately funded to Sutura on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, were initially being held in an escrow account to be released upon performance by the company of certain milestone objectives. Sutura performed the required milestones and the additional $2,000,000 and related warrants were released from escrow on May 16, 2005. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

         As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $750,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. Assuming no merger is completed, and assuming 10,413,983 shares of Satura stock outstanding on a fully diluted as-converted basis, the total number of shares issued upon conversion of the convertible promissory notes would be approximately 242,765 and the total number of shares issuable upon exercise of the warrants would be approximately 60,691, at a per share exercise price of approximately $12.36

                  FUSION CAPITAL FINANCING

         On March 4, 2005, Sutura and Fusion Capital Fund II, LLC entered into an agreement pursuant to which Sutura borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of Sutura common stock. The note bears interest at 8 % per annum and all outstanding amounts of principal and interest due thereunder are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion Capital may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Sutura common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125,000,000 valuation for Sutura or (ii) in the event that the common stock of Sutura (or any successor of Sutura) is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125,000,000 valuation for Sutura, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of Sutura by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion Capital pursuant to any stock purchase agreement between Fusion Capital and such successor company.

         As part of the issuance of the note to Fusion, Sutura also issued to Fusion Capital a warrant to purchase that same number of shares that is determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion Capital may exercise its right to purchase the warrant shares until March 4, 2010.

         Assuming 10,413,983 shares of Sutura common stock outstanding on a fully-diluted as converted basis, the total number of shares issuable upon conversion of the Fusion Capital convertible promissory note would be approximately 58,174 and the total number of shares issuable upon exercise of the Fusion Capital warrant would be 58,174, at an exercise price of $10.69.

                  BURROWS SETTLEMENT

         On September 17, 2004, Sutura entered into a settlement agreement with Bruce Burrows and Oasis Corporation, an Ohio corporation, pursuant to which Sutura paid Mr. Burrows a total of $2,375,000 as payment in full for all amounts due and payable under a certain 8% convertible promissory note in the principal amount of 2,000,000, issued by Sutura to Mr. Burrows on September 27, 2001, payment of certain expenses, and providing for the repurchase of 61,902 shares of Sutura's common stock held by Burrows. Additionally, as part of the settlement, Mr. Burrows and Sutura agreed to terminate a warrant to purchase 60,000 shares of Sutura common stock previously issued to Mr. Burrows.

                  NOVAK SETTLEMENT

         On October 19, 2004, Sutura, Alfred Novak, Go Industries, Inc. and Novacon, LLC entered into a settlement agreement pursuant to which Sutura paid Mr. Novak $1,197,920 as payment in full for all amounts due under a certain 8% convertible promissory note in the principal amount of $1,000,000, issued by Sutura to Mr. Novak on September 1, 2001, as well as in settlement of certain expenses and consulting fees claimed due Mr. Novak and Novacon.

         SuperStitch Products

         Sutura believes that its SuperStitch products permit the definitive closure of the arteriotomy site following open surgical and fluoroscopically guided procedures. Further, the SuperStitch products provide sutured closure of the arteriotomy site utilizing the existing catheter sheath introducer or cannula during fluoroscopically guided procedures and directly through the open arteriotomy during open surgical procedures. The SuperStitch products are designed for ease of use by physicians, to provide hemostasis.

         Within the United States the SuperStitch device has been cleared by FDA under section 510(k) of the Federal Food, Drug, and Cosmetic Act ("FDC Act") for use in performing vascular stitching in general surgery, including endoscopic procedures. It is not intended for blind closure of an arteriotomy site. The SuperStitch device is designed for use with or without an access device (e.g., trocar sheath, or cannula), for use during minimally invasive surgical procedures, fluoroscopically guided procedures, or in an open setting. The SuperStitch is approved in the European Union and CE marked with the indication for use as follows: The SuperStitch is indicated for use in performing vascular stitching in general surgery, including endoscopic procedures. In the EU there is no requirement for the use of fluoroscopic guidance.

         The research and development of Sutura's products is performed under the direction of Anthony Nobles, CEO/President and Ben Brosch V.P. of Engineering and Research and Development. Sutura's research and development staff have been focused on the current versions of the F6 and F8 SuperStitch product, which which Sutura has just begun to market. Sutura's engineers and their resources are focused to develop and improve existing product designs, to reduce cost and improve the manufacturability of these designs, and to develop advanced designs to be utilized in other applications.

         Sutura's current products are:

         F5 SUPERSTITCH. Sutura has prototyped this product and expects this product to allow for sutured closure of smaller arteriotomies. The F5 SuperStitch has not yet been cleared or approved and will required clearance and/ or approvals by both the FDA and European regulatory authorities prior to commercialization.

         F8 & F6 SUPERSTITCH . Sutura has just begun releasing the updated versions of the F6 & F8 SuperStitch products. The SuperStitch has a newly designed handle that reduces the already simple 5-step process to an even simpler 3-step process. The SuperStitch also incorporates additional other features that Sutura believes will improve ease of use of the product.

         F12 & F18 SUPERSTITCH. Sutura has prototyped and tested these products in cadavers and live tissue models and expects this product to address the growing market of abdominal aortic aneurysms. Sutura believes that this will allow Sutura to set itself apart from its competitors by producing a product to close holes of these sizes. The F12 and F18 SuperStitch devices have not yet been cleared or approved and will require 510(k) clearance and/or PMA approval by FDA and approval by European regulatory authorities prior to commercialization.

         SUPERSTITCH ASD & SUPERSTITCH PFO. Sutura has prototyped these products and expects to begin testing in the first half of 2005. Sutura believes that these products represent a significant financial potential for Sutura and believes that the financial opportunity for these products will rival that of the F6 and F8 product line. The AFD and PFO SuperStitch devices have not yet been cleared or approved and will require 510(k) clearance and/or PMA approval by FDA and approval by European regulatory authorities prior to commercialization.

         Sutura's F8 & F6 SuperStitch products are cleared under Section 510(k) of the FDC Act to be sold in the U.S. and Sutura has CE mark permitting sale of the F8 & F6 products in Europe. Sutura has also met all of the registration requirements for selling the SuperStitch F8 & F6 devices in Australia. To date, Sutura has had limited sales of the F8 & F6 products in Europe. Sutura is in the process of expanding its marketing and sales force to expand the marketing launch of the F8 & F6 products in the U.S. and to expand its European sales efforts.

         Business Strategy

         Sutura's strategy is to become the leader in the development, manufacturing and marketing of minimally invasive vascular suturing devices. Sutura's products are currently marketed to physicians for open surgical intervention and fluroscopically guided procedures. Marketing of the F8 & F6 products has just begun in the U.S. Sutura plans to market its products in the U.S. through a direct sales organization. Sutura believes that a majority of procedures performed in the United States are performed in high volume medical centers. Sutura believes that it can effectively service the centers with a small focused sales group. Sutura will utilize its sales force to introduce its products to customers, provide focused physician training in product use and to maintain relationships by addressing product needs and responding to customer needs for products as well as keeping the customer updated on Sutura's current devices and product development plans.

         Sutura has been selling in the European market through its distribution network in Spain and Italy and directly marketing and selling products in France. During fiscal year 2005, Sutura expects to expand into Germany and the U.K. and several other European countries. Sutura has several distributors including Palex in Spain, AB Medica in Italy, and Getz Bros. in Australia, Japan and the rest of Asia. We have recently begun initial sales in Australia and we expect to launch Hong Kong and China next year. Sutura has begun hiring its U.S. sales force in the fourth quarter of 2004 and has just commenced the domestic launch of its F8 & F6 products.

         Manufacturing

         Sutura currently manufactures, assembles, tests and packages its SuperStitch products at its facility in Fountain Valley, California. Sutura purchases certain components from various suppliers and relies on single-source suppliers for certain parts to its devices. To date, Sutura has not experienced any significant adverse effects resulting from shortages of components; however, future shortages or delays as Sutura scales up its activities in support of its sales in the U.S. and internationally could have a material adverse effect on Sutura's business, financial condition and results of operations. Sutura has just announced the release of its updated version of the SuperStitch product, and any problems encountered in manufacturing scale-up or availability of parts could have a material adverse effect on its business, financial condition and results of operations.

         Sutura is required to register as a medical device manufacturer with the FDA and is subject to inspections by the FDA for compliance with good manufacturing practices and other applicable regulations. Additionally, in connection with its international sales, Sutura is also required to comply with various requirements and standards necessary to permit it to sell its products in other countries. All of these standards and practices require that Sutura maintain processes and documentation in a prescribed manner with respect to its manufacturing, testing and quality control activities relating to its products. Failure to achieve or maintain compliance with the applicable regulatory requirements or standards of the various regulatory agencies would have a material adverse effect on Sutura's business, financial condition and results of operations.

         Competition

         Competition in the marketplace for vascular suturing devices is intense, and Sutura expects competition to continue to increase in the future. Competition in the market includes conventional manual compression devices, mechanical compression devices, general surgical suturing systems, common suture and needle holder systems for open surgery, collagen plug devices and suture/staple devices. Many of Sutura's competitors have substantially greater name recognition, PMA approval from FDA for more specific claims which may provide a competitive advantage, and financial resources than does Sutura. Further, certain of Sutura's competitors have greater financial resources and expertise in research and development, manufacturing, marketing and regulatory affairs than does Sutura. There can be no assurance that Sutura's competitors will not be more effective in marketing and developing products than Sutura or that Sutura will be able to compete effectively against such competitors.

         Patents and Proprietary Rights

         Sutura's policy is to protect its proprietary position by, among other methods, filing United States and foreign patent applications to protect its technology and inventions that are important to its business. Sutura has been granted seven patents with claims for its SuperStitch technology. Sutura has additional patents on file, both domestically and internationally.

         In 2002, Sutura received notice from Perclose, a division of Abbott Laboratories, that certain of its technologies infringe Perclose's patents. Sutura believes that it does not infringe Perclose's or any third-party's patents and that it has a strong intellectual property position. Sutura has worked with its patent counsel and has obtained non-infringement opinions, including as to the Perclose patents, and has engaged legal counsel to prepare additional non-infringement opinions. Sutura and its management take a very aggressive stance toward this intellectual property position and will use all available resources to protect our rights. Sutura believes that its intellectual property offers a barrier to competition and a competitive advantage compared to other products.

         Although Sutura has attempted to protect its technology through the filing of various patents, patents within the medical device industry are uncertain and involve complex and involving legal and factual questions. The coverage sought by Sutura in its patent applications either may be denied or significantly reduced, both before or after the patent is issued. Accordingly, there can be no assurance that any patent applications will result in the issuance of patents or that the patents issued to Sutura now or in the future will provide significant or even sufficient protection or commercial advantage. Further, there can be no assurance that Sutura will have the financial resources to defend its patents from infringement or claims of invalidity.

         Government Regulation

         Sutura's products are comprehensively regulated in the United States as "medical devices" by the FDA under the Federal Food, Drug and Cosmetic Act, ("FDC Act") and implementing regulations and require pre-market clearance or approval by the Food and Drug Administration ("FDA") prior to commercialization. Further, material changes or modifications to medical devices are also subject to FDA review and clearance or approval. Pursuant to the FDC Act, the FDA also regulates the research, testing, manufacture, safety, labeling, storage, recordkeeping, advertising, distribution and production of medical devices in the U.S. Noncompliance with the applicable requirements can result in warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, and criminal prosecution.

         Generally, before a new device can be introduced into the U.S. marketplace, the manufacturer or distributor must obtain FDA clearance of a 510(k) notification or approval of a pre-market approval ("PMA") application. If a medical device manufacturer or distributor can establish that a device is "substantially equivalent" to a "predicate device" which is legally marketed as a class I or class II device or to a pre-amendment class III device for which the FDA has not called for PMAs, the manufacturer or distributor may seek clearance from the FDA to market the device by submitting a 510(k) notification. A 510(k) notification may need to be supported by appropriate data, including clinical data, establishing the claim of substantial equivalence to the satisfaction of the FDA.

         After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a PMA approval. The FDA requires each manufacturer to make this determination in the first instance, but the FDA can review any such decision. If the FDA disagrees with a manufacturer's decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or PMA approval. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA approval is obtained. Following submission of the 510(k) notification, the manufacturer or distributor may not place the device into commercial distribution until an order is issued by the FDA. No law or regulation specifies the time limit by which the FDA must respond to a 510(k) notification. The FDA's 510(k) clearance pathway usually takes from four to 12 months, but it can last longer.

         If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to a predicate device, the manufacturer or distributor must seek pre-market approval of the device through submission of a PMA application, which requires proof of the safety and effectiveness of the device to the FDA's satisfaction. The PMA approval pathway is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer. A PMA application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. As part of the PMA review, the FDA will typically inspect the manufacturer's facilities for compliance with Quality System Regulation, or QSR, requirements, which impose elaborate testing, control, documentation and other quality assurance procedures.

         Upon submission, the FDA determines if the PMA application is sufficiently complete to permit a substantive review, and, if so, the application is accepted for filing. The FDA then commences an in-depth review of the PMA application, which typically takes one to three years, but may last longer. The review time is often significantly extended as a result of the FDA asking for more information or clarification of information already provided. The FDA also may respond with a "not approvable" determination based on deficiencies in the application and require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years. During the review period, an FDA advisory committee, typically a panel of clinicians, likely will be convened to review the application and recommend to the FDA whether, or upon what conditions, the device should be approved. Although the FDA is not bound by the advisory panel decision, the panel's recommendation is important to the FDA's overall decision making process.

         If the FDA's evaluation of the PMA application is favorable, the FDA typically issues an "approvable letter" requiring the applicant's agreement to specific conditions (e.g., changes in labeling) or specific additional information (e.g., submission of final labeling) in order to secure final approval of the PMA application. Once the approvable letter is satisfied, the FDA will issue a PMA for the approved indications, which can be more limited than those originally sought by the manufacturer. The PMA can include postapproval conditions that the FDA believes necessary to ensure the safety and effectiveness of the device including, among other things, restrictions on labeling, promotion, sale and distribution. Failure to comply with the conditions of approval can result in material adverse enforcement action, including the loss or withdrawal of the approval.

         Even after approval of a PMA, a new PMA or PMA supplement is required in the event of a modification to the device, its labeling or its manufacturing process. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the product covered by the original PMA.

         After a device is placed on the market, numerous postmarket regulatory requirements apply. These include: the QSR, labeling regulations, the FDA's general prohibition against promoting products for unapproved or "off-label" uses, the Medical Device Reporting regulation (which requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur), and the Reports of Corrections and Removals regulation (which requires manufacturers to report recalls and field actions to the FDA if initiated to reduce a risk to health posed by the device or to remedy a violation of the FDCA).

         FDA enforces these requirements by inspection and market surveillance. If the FDA finds a violation, it can institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions such as:

         o        fines, injunctions, and civil penalties;
         o        recall or seizure of products;
         o operating restrictions, partial suspension or total shutdown of production;
         o refusing requests for 510(k) clearance or PMA approval of new products;
         o        withdrawing 510(k) clearance or PMA approvals already granted;
                  and
         o        criminal prosecution.

         On March 1, 2000, Sutura first received 510(k) clearance to market the F8 SuperStitch devices and subsequently received 510(k) clearance to market the F6 SuperStitch, subject to the general and specific controls provisions of the FDC Act, which includes requirements for annual registration, listing of devices, good manufacturing practices, labeling and prohibitions against misbranding and adulteration.

         We have made modifications to our devices, including the current devices, that we believe do not require new 510(k) clearance. There can be no assurance that the FDA would agree with any of our determinations not to seek such new clearance or that the FDA would not require us to submit a new 510(k) notice for any of the changes. If the FDA were to do so, we could be prohibited from marketing the modified devices until the FDA grants 510(k) clearance for the modified devices.

         Product Liability and Insurance

         Sutura's business involves the risk of product liability claims. Although Sutura maintains product liability insurance, there can be no assurance that product liability claims will not exceed such insurance coverage limits or that such insurance or coverage limits will be available on commercially reasonable terms or at all, each of which could have a material adverse effect on Sutura.

         Legal Proceedings

         Sutura is currently named as a defendant in a lawsuit filed against it by Millenium Holding Group, Inc. and Sutura and Mr. Nobles are named as defendants in a third party complaint by Camden Holdings, Inc. See "About Sutura
- Recent Developments - Litigation." Both of these proceedings have been filed in the District Court, Clark County, in the State of Nevada. Although Sutura believes that the claims against it and Mr. Nobles as set forth in these complaints are without merit, and intends to vigorously defend against such allegations, if either or both of the proceedings are determined in a manner adverse to Sutura, such adverse determination would likely have a material adverse affect upon Sutura and upon the combined entity after consummation of the Merger. Sutura believes that there is no litigation pending against it that should have, individually or in the aggregate, a material adverse effect on its financial position or results of operations.

                                SUTURA MANAGEMENT

         Executive Officers and Directors

         The following table sets forth information as to persons who serve as Sutura's directors and executive officers, together with their positions and ages.


------------------------------- --------------- -------------------------------------------------------------
NAME                                     AGE             POSITION
------------------------------- --------------- -------------------------------------------------------------
Anthony Nobles                           40     President, Chief Executive Officer and Chairman of
                                                the Board of Directors
------------------------------- --------------- -------------------------------------------------------------
Egbert Ratering                          56     Chief Financial Officer, Executive Vice President
                                                and Director
------------------------------- --------------- -------------------------------------------------------------
John Crew, M.D.                          71     Director
------------------------------- --------------- -------------------------------------------------------------
Robert Hill                              65     Vice President of Operations
------------------------------- --------------- -------------------------------------------------------------
Benjamin Brosch                          57     Vice President of Engineering and Research and
                                                Development
------------------------------- --------------- -------------------------------------------------------------

         Set forth below is a brief description of the business experience of the persons serving as Sutura's directors and executive officers.

         ANTHONY NOBLES - CEO, PRESIDENT AND CHAIRMAN. Mr. Nobles co-founded Sutura in 1996 with Mr. Ratering and has served as its Chairman of the Board from inception to date. He has also served as Sutura's President and Chief Executive Officer since inception to date, except for a brief period from January 2000 to October 2001 during which time he held the title of Chief Technology Officer. In addition, Mr. Nobles has founded other medical device companies with Mr. Ratering, for which he serves as an officer and director. He has been awarded various patents for medical devices for use in cardiovascular surgery, neurosurgery, obstetrics/gynecology, and vascular & general surgery.

         EGBERT RATERING - CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT AND DIRECTOR. Mr. Ratering co-founded Sutura in 1996 with Mr. Nobles. He has served as a director of Sutura and as Executive Vice President and Managing Director of Sutura's European subsidiaries since inception, and has served as Sutura's Chief Financial Office since January, 2003. In addition, Mr. Ratering has founded other medical device start-up companies with Mr. Nobles, for which he serves as an officer and Director. Prior to co-founding Sutura, Mr. Ratering was employed by Cordis Corporation, a JOHNSON-JOHNSON company from 1976 to 1996 and was responsible for worldwide manufacturing for Cordis from 1995 to 1996.

         JOHN CREW, M.D. - DIRECTOR. Dr. Crew has served as a director of Sutura since September, 2002. Dr. Crew has been a practicing physician in the San Francisco/Daly City, California area since 1964. He is certified by the American Board of Surgery, Vascular and the American Registry of Diagnostic Medical Sonographers. Dr. Crew is currently serving as the Director of Cardiovascular Surgical Research for the San Francisco Heart Institute at Seton Medical Center in Daly City, California and as the Medical Director for the San Francisco Wound Care Center in Daly City, California. He has authored and co-authored numerous published articles on the vascular and cardiovascular related topics.

         ROBERT HILL - VICE PRESIDENT. Mr. Hill joined Sutura in August, 1999 as Vice President, Manufacturing. Mr. Hill now serves as Vice President of Operations. Mr. Hill served as Vice President, Operations at Neuro-Navigational Corp. from 1992 through 1999.

         BENJAMIN BROSCH - VICE PRESIDENT. Mr. Brosch joined Sutura at its inception and has served as Vice President of Engineering and Research & Development since January 2004. Prior to that time, he served as Director of Research and Development and as Director of Machine Shop and Internal Resources at Sutura. Mr. Brosch has worked for several medical device firms at which he has held management and operational positions. Mr. Brosch is a co-inventor on several patents with Mr. Nobles, including the patents for the SuperStitch products.

         Executive Employment Agreements

                  NOBLES EMPLOYMENT AGREEMENT.

         Mr. Nobles is currently employed by Sutura as its Chief Executive Officer and President. The term of Mr. Nobles employment agreement extends from January 1, 2003 until December 31, 2007. Pursuant to his employment agreement, Mr. Nobles receives annual base salary of $250,000, subject to a minimum annual increase of no less than the increase in the average cost of living index. Mr. Nobles has founded, and for which he generally serves as an officer and director, various other medical device companies outside of the arterial vessel closure area. Mr. Nobles' employment agreement requires that he devote at least 50% of his employable time, attention, skill and efforts to the faithful performance of his duties with Sutura. Mr. Nobles' employment agreement specifically prohibits Mr. Nobles from participating in a business that competes, with Sutura's business during his employment. It is anticipated that Mr. Nobles employment agreement will be assumed by the surviving company following the proposed Merger.

                  RATERING EMPLOYMENT AGREEMENT.

         Mr. Ratering is currently employed by Sutura as its Executive Vice President European Operations and serves as Sutura's Chief Financial Officer. Mr. Ratering's employment is at will and provides for an annual salary of Euro 120,000 approximately ($150,000 U.S. dollars) and an additional Euro 20,000 (approximately $25,000 U.S. dollars) in annual benefit allowance. It is anticipated that Mr. Ratering's employment agreement will be assumed by the surviving company following the proposed Merger ; provided, however, following the Merger it is expected that the surviving company will retain a separate individual to serve full-time as its Chief Financial Officer.

                  OTHER EXECUTIVES.

         The other executive officers identified in the Executive Officers and Directors Table above do not have written employment agreements and are "at-will" employees. It is expected that each of those other executives will be offered "at-will" employment with the surviving company following the proposed Merger on substantially the same terms as their current employment with Sutura.

                                        SUMMARY COMPENSATION TABLE

--------------------------------------------------- ----------------------------------------------------------
                                                             ANNUAL COMPENSATION
--------------------------------------------------- ----------------------------------------------------------
         NAME AND PRINCIPAL POSITION                YEAR            SALARY       BONUS       OTHER ANNUAL
                                                                                             COMPENSATION
--------------------------------------------------- --------------- ------------ ----------- -----------------
         Anthony Nobles,                            2004(1)         $250,000           -0-            $7,800
Chief Executive Officer and President
                                                    2003(2)         $250,800           -0-               -0-

                                                    2002(3)         $232,800           -0-          $422,600(4)
--------------------------------------------------- --------------- ------------ ----------- -----------------
         Egbert Ratering,                           2004(5)         $150,000           -0-           $20,000
Chief Financial Officer and Executive Vice
           President                                2003(6)         $150,000           -0-           $25,000

                                                    2002(7)         $126,000           -0-           $21,000
--------------------------------------------------- --------------- ------------ ----------- -----------------

         (1) $110,400 of salary and other compensation was paid in 2004. $147,000 of salary and other compensation has been accrued.
         (2) No salary or other compensation was actually paid in 2003. All amounts of 2003 salary were accrued.
         (3)      $145,500 was paid in 2002. $87,300 of 2002 salary has been accrued.
         (4) This amount reflects the forgiveness of all outstanding principal and interest on a promissory note executed in favor of Sutura by Mr. Nobles, dated March 1, 2000 in the amount of $422,600.
         (5) No salary or other compensation was actually paid in 2004. All amounts of 2004 salary were accrued.
         (6) No salary or other compensation was actually paid in 2003. All amounts of 2003 salary were accrued.
         (7)      $42,000 was paid in 2002. $84,000 of 2002 salary has been
                  accrued.

         Sutura did not grant any stock options or stock appreciation rights
(SARS) to any named, executive officer during fiscal year 2003, or during fiscal year 2004 to date.

         PRINCIPAL STOCKHOLDERS OF SUTURA

Principal Stockholders Of Sutura

         The following table sets forth the beneficial ownership of shares of Sutura's common stock as of March 31, 2005.

         Information with respect to beneficial ownership has been furnished for each director, executive officer or beneficial owner of more than 5% of our common stock. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of December 31, 2004 are deemed outstanding for purposes of computing such person's percentage ownership, but are not deemed outstanding for computing the percentage ownership of any other person.

         The percentage of beneficial ownership is based on 7,365,917 shares of common stock outstanding as of March 31, 2005.

         Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Sutura, Inc., 17080 Newhope Street, Fountain Valley, California 92708.

                                     COMMON STOCK BENEFICIAL OWNERSHIP TABLE

       ------------------------------- ------------------ ----------------- ------------------------ -----------------
                                                          PERCENTAGE OF     NUMBER OF TVGR  SHARES   PERCENTAGE OF
       NAME AND ADDRESS OF             NUMBER OF SUTURA   SUTURA SHARES     BENEFICIALLY HELD **     TVGR SHARES
       BENEFICIAL OWNER                SHARES             BENEFICIALLY                               BENEFICIALLY
                                       BENEFICIALLY HELD  OWNED                                      OWNED ***
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
       5% STOCKHOLDERS:
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Anthony Nobles (1)             4,447,160                54.62%            93,176,896               51.26%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Egbert Ratering (2)            4,037,160                52.53%            84,586,576               49.12%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Grootkasteel, B.V. (3)         3,136,160                42.61%            65,708,824               39.73%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Go Industries, Inc.              622,000                 8.45%            13,032,144                7.88%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Alfred Novak (4)                 686,000                 9.24%            14,373,072                8.62%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Synapse Capital Fund (5)       1,145,180                15.56%            23,993,811               14.51%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Whitebox (6)                   1,744,273                23.68%            36,546,007               18.06%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
       EXECUTIVE OFFICERS &
       DIRECTORS:
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Anthony Nobles                 4,447,160                54.62%            93,176,896               51.26%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          Egbert Ratering                4,037,160                52.53%            84,586,576               49.12%
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          John Crew, MD (7)                 35,000                *                    733,320               *
       ------------------------------- ------------------ ----------------- ------------------------ -----------------
          All directors and officers     5,383,160                63.32%           112,787,968               59.58%
          as a group (8)

*        Indicates less than 1%.

**       Based upon a conversion ratio of 20.952 for 1.

*** Based upon a total of 137,931,384 shares of TVGR common stock outstanding following the consummation of the Merger and assuming conversion of the outstanding Sutura shares of common stock into shares of TVGR common stock at a ratio of 20.952 for 1.

         (1) Includes 226,000 shares of Sutura held by Anthony Nobles; 300,000 shares of Sutura held by The Anthony Nobles Family Limited Partnership; 4,000 shares of Sutura held by Rhonda Nobles; 2,784,000 shares of Sutura held by Grootkasteel B.V.; 775,000 shares of Sutura issuable upon the exercise of options held by Anthony Nobles; 6,000 shares of Sutura issuable upon exercise of options held by Rhonda Nobles; and 352,160 shares of Sutura issuable upon conversion of preferred stock held by Grootkasteel B.V. Anthony Nobles is an officer and director of Grootkasteel B.V. and holds the power to vote all shares held by The Anthony Nobles Family Limited Partnership. Rhonda Nobles is the spouse of Mr. Nobles.

         (2) Includes 276,000 shares of Sutura held by Egbert Ratering; 100,000 shares of Sutura held by Franck Ratering; 100,000 shares of Sutura held by Alex Ratering; 100,000 shares of Sutura held by Harry Ratering; 2,784,000 shares of Sutura held by Grootkasteel B.V.; 325,000 shares of Sutura issuable upon conversion of options held by Egbert Ratering; and 352,160 shares of Sutura issuable upon conversion of preferred stock held by Grootkasteel B.V. Egbert Ratering is an officer and director of Grootkasteel B.V. Franck Ratering, Alex Ratering and Harry Ratering are issue of Mr. Ratering.

         (3) Includes 352,160 shares of Sutura issuable upon conversion of preferred stock.

         (4) Includes 622,000 shares of Sutura held by Go Industries, Inc.; 1,000 shares of Sutura held by Irwin Novak; 2,000 shares of Sutura held by Jessica Novak; 1,000 shares of Sutura held by Judi Novak; and 60,000 of Sutura shares issuable upon exercise of options held by Alfred Novak. Alfred Novak holds a controlling interest in Go Industries, Inc. Irwin, Jessica and Judi Novak are members of Mr. Novak's immediate family.

         (5) Includes 472,590 shares of Sutura issued to Synapse Fund I LLC and 672,590 shares of Sutura issued to Synapse Fund II LLC. Synapse Capital Fund is the managing member of both Synapse Fund I and Synapse Fund II .

         (6) Includes all shares of Sutura beneficially owned by Pandora Select Partners L.P., a British Virgin Islands limited partnership; Whitebox Hedged High Yield L.P., a British Virgin Islands limited partnership; Whitebox Convertible Arbitrage Partners L.P. a British Virgin Islands limited partnership; Gary S. Kohler and Scot W. Malloy. The number of shares is subject to adjustment based on various factors, including the trading price of the combined company following the Merger. The number of shares set forth in the table were calculated using the formula assuming a value of $150,000,000 for Sutura.

         (7) Includes 30,000 shares of Sutura issuable upon exercise of options and 5,000 shares of Sutura issuable upon the exercise of warrants.

         (8) Calculation includes all shares of Sutura beneficially owned by Anthony Nobles (as indicated in footnote 1 above); plus all shares of Sutura beneficially owned by Egbert Ratering (as indicated in footnote 2 above) less shares of Sutura held by Grootkasteel B.V. which were included once in the calculation of the Nobles shares; plus all shares of Sutura beneficially owned by John Crew, MD (as indicated in footnote 6 above).

         RELATED PARTY TRANSACTIONS

         Sutura currently owes Mr. Ratering, an officer and director of Sutura, the principal amounts of $348,000 and $293,618 pursuant to two promissory notes, each bearing simple interest at 8% and each becoming due and payable on December 31, 2006. The accrued interest on such notes as of March 31, 2005 was approximately $61,000 and $69,000, respectively.

         Sutura currently owes Mr. Nobles, an officer and director of Sutura, the principal amount of $150,000 pursuant to a promissory note bearing simple interest at 8% and becoming due and payable on December 31, 2006. The accrued interest on the note as of March 31, 2005 was approximately $25,000.

         Sutura currently owes Gauss N.V. the principal amount of (euro)80,000 (approximately $100,000 U.S. Dollars) pursuant to a promissory note bearing simple interest at 8% and becoming due and payable on December 31, 2006. The accrued interest on the note as of March 31, 2005 was approximately (euro)18,000 (approximately $23,000 U.S. Dollars). Gauss N.V. is jointly owned by Mr. Ratering and Mr. Nobles.

         Mr. Ratering has agreed to convert the principal amount of an 8% promissory note, plus accrued but unpaid interest, into shares of Sutura's common stock contingent upon the closing of the Merger of Sutura with TVGR on or before December 31, 2005, with such conversion to be effective immediately prior to the closing of the Merger. The principal amount of such note is $1.0 million and the unpaid accrued interest as of March 31, 2005 was approximately $344,000. The principal amount and unpaid accrued interest on the note will convert into shares of Sutura common stock at a per share price determined by dividing $35.0 million by the total number of outstanding shares of Sutura on a fully diluted basis at the time of conversion. The conversion price as of March 31, 2005 was approximately $3.65 per share.

         Sutura previously leased its facilities in Fountain Valley, California (Newhope Street Property), from Mr. Nobles. During fiscal years 2003 and 2002, Mr. Nobles charged rental payments to Sutura of $300,000 and $270,813, respectively; however, Sutura did not actually pay any of the rent amounts due in 2003 and 2002 until April of 2004 when $ 300,000 was paid. A further $115,000 of back rent was paid directly to one of the lenders holding a deed of trust on the property on behalf of Mr. Nobles in May 2004. From January 1 through July 30, 2004, Mr. Nobles charged rent amounts of $175,000, and a final rent payment of $250,000 was made in September 2004. Sutura accrued additional late penalties incurred by Mr. Nobles in 2003 and 2004 for failure to timely pay interest in the amounts of $90,000 and $ 53,660 respectively. The accrued penalty amounts remain due and owing to Mr. Nobles.

         In 2002, Mr. Nobles agreed to borrow $500,000 secured by the Newhope Street Property and then to loan such amount to Sutura in exchange for an 8% promissory note and the forgiveness of all outstanding principal and interest on a promissory note executed in favor of Sutura by Mr. Nobles, dated March 1, 2000 in the amount of $422,600. To induce the lender to provide the original loan to Mr. Nobles, Sutura agreed to guarantee the loan and issued to the lender 15,000 shares of Sutura common stock at a price of $0.01 per share. Mr. Nobles sold the Newhope Street Property to NV Properties LLC in August 2004 as further described below and repaid the loan amounts. The guaranty of the loan by Sutura terminated at such time.

         On August 2, 2004, Mr. Nobles sold the Newhope Street Property to NV Properties LLC, a Nevada limited liability company. At the same time, NV Properties entered into a new lease with Sutura on substantially the same economic terms as the prior lease between Sutura and Mr. Nobles. The term is for a period of ten years, commencing on August 1, 2004. The base rent is $25,000 per month and is subject to adjustment on an annual basis by the change, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPIW (Urban Wage Earners and Clerical Workers) for Los Angeles, Riverside, Orange Counties). The Board of Directors believes that the terms of the lease with NV Properties is at fair market value and consistent with the marketplace. Mr. Nobles is a member with a 42.3266% interest in NV Properties and serves as one of its three managers. The provisions of the NV Properties' Operating Agreement provide that actions are taken by majority vote of the managers and that no manager may vote on actions in which he has a direct or indirect financial interest other than as a member or manager of NV Properties. The Operating Agreement specifically prohibits Mr. Nobles from voting on any matter pertaining to the lease of the building by NV Properties to Sutura.

         Mr. Nobles had previously agreed to convert the principal amount of an 8% promissory note, plus accrued but unpaid interest, into shares of Sutura's common stock contingent upon the closing of the Merger of Sutura with TVGR on or before December 31, 2005, with such conversion to be effective immediately prior to the closing of the Merger. The principal amount of such note is $500,000 and the unpaid accrued interest as of March 31,2005 was approximately $121,000. The principal amount and unpaid accrued interest on the note will convert into shares of Sutura common stock at a per share price determined by dividing $35.0 million by the total number of outstanding shares of Sutura on a fully diluted basis at the time of conversion. The conversion price as of March 31, 2005 was approximately $3.65 per share. If the Merger fails to close on or before March 31, 2005, the promissory note will not be converted and the due date on the promissory note will be extended to December 31, 2005.

         In September 1999, Sutura entered into a Patent License Agreement with Sterilis, Inc., a California corporation. Sterilis is a medical device company focused on developing business in the obstetrical and gynecological fields and markets. Both Mr. Nobles and Mr. Ratering are officers, directors, and shareholders of Sterilis. Pursuant to the Patent License Agreement, Sutura has granted Sterilis an exclusive, worldwide license to manufacture and sell certain suturing devices within the obstetrical, gynecological and urological fields of use, specifically reserving the patent rights for developing products in the cardiological field of use. In exchange for this license, Sterilis paid Sutura a one-time fee of $250,000. The license agreement specifies that, unless terminated sooner under an event of default as defined in the Agreement, the license granted would terminate on the expiration date of the last of the licensed patents.

         On October 1, 2000, Sutura and Sucor, Inc., a California corporation, entered into a License Agreement. Sucor is a medical device company focused on developing business for suturing devices solely used for venous occlusion, including varicose vein closure. Both Mr. Nobles and Mr. Ratering are officers, directors, and shareholders of Sucor. Pursuant to the License Agreement, Sutura has granted Sucor an exclusive, worldwide license to manufacture and sell certain suturing devices that would be used solely in the venous occlusion, and vein closure fields of use, specifically reserving the patent rights for developing products in the cardiological field of use. In exchange for this license, Sucor has paid to Sutura, a non-refundable license fee of $100,000, and has issued to Sutura 117,647 shares of its common stock. The license agreement will expire on the expiration date of the last of the licensed patents.

         Mr. Nobles has served as an advisor to Catalina Capital Advisors, a consulting firm, since February 2004. He holds no ownership interest in Catalina Capital Advisors, but has received compensation for consulting services provided to that firm. In September 2004, Sutura paid $393,000 to Catalina Capital Advisors for advisory fees due in connection with the Whitebox financing. Mr. Nobles did not receive any portion of the fees paid by Sutura to Catalina Capital Advisors in connection with the Whitebox financing.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion of Sutura's results of operations and financial condition should be read together with the audited consolidated financial statements and the notes thereto included in this Information Statement. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in any forward-looking statements as a result of a variety of a variety of factors, including those discussed in "Risk Factors" and elsewhere in this Information Statement.

         General

         Sutura, Inc. and its wholly-owned subsidiary (collectively, "Sutura") was incorporated in Delaware on August 14, 1996, under the name NR Medical, Inc., and changed its name in July 1998 to Sutura, Inc. Sutura is a medical device company that designs, develops, manufactures, and markets a family of patented suture mediated stitching devices for vessel closure in open surgical and fluroscopically guided applications. In addition, Sutura has under development several projects utilizing its patented stitching technologies to address less invasive approaches to a much broader range of applications.

         Sutura's operations, to date, have consisted mainly of raising capital, research, development, and clinical testing of its SuperStitch vascular suturing devices, obtaining regulatory clearances and approvals in both the U.S. and Europe and limited manufacturing and sales of its first generation product to certain European customers. In March of 2005 the company started shipping limited quantities of its product to customers both in the USA and Europe.

         Sutura has not generated any pre-tax income to date and therefore has not paid any federal income taxes since inception. No provision or benefit for federal and state income taxes has been recorded for net operating losses incurred in any period since our inception.

         Sutura has incurred substantial losses during its years ended December 31, 2004 and 2003, has incurred losses each year since its inception, and has relied on investment capital and loans to fund its operations. During the last two fiscal years, Sutura was unable to obtain sufficient investment capital or loans to fund its operations and was forced to reduce the manufacture and marketing of its products to only a few accounts in Europe. During such time, Sutura was unable to pay certain notes payable as they came due and was required to renegotiate the terms of certain notes to extend the payment date. During the next twelve to eighteen months, Sutura will need to raise additional funds through issuance of debt and equity to support its planned operations and expansion as well as to retire the outstanding amount of principal and interest owed to Whitebox. See "About Sutura - Overview - Whitebox Loan Transaction." There can be no assurance that Sutura will be successful in raising any such funds or, even if successful, raising any such funds on conditions and terms favorable to Sutura or the combined company following the Merger. Further, failure to raise such funds on favorable terms could have a material adverse affect on the operations and financial condition of Sutura and the combined company following the Merger.

         Critical Accounting Policies and Estimates

         Sutura's unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and management is required to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which Sutura believes are the most critical to aid in fully understanding and evaluating its reported financial results include the following:

         Principles of consolidation

         The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

         Foreign Currency Translation and Transactions

         Foreign assets and liabilities are translated using the year-end exchange rates. Results of operations are translated using the average exchange rates throughout the year. Translation gains or losses are accumulated as a separate component of shareholders' equity.

         Revenue Recognition

         Revenue from sales of our products is recognized under the provisions of SAB No. 104, which is generally when products are shipped, title has transferred and risk of loss has passed. In the United States, Germany and France, Sutura sells its products directly to hospitals and clinics. Revenue is recognized upon shipment of products to customers, net of returns. In all other international markets, Sutura sells it products to international distributors, who subsequently resell the products to hospitals and clinics. Sutura has agreements with each of its distributors which provide that title and risk of loss pass to the distributor upon shipment of the products to the distributor.

         Accounts Receivable

         We maintain an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates.

         Inventories

         Inventories are valued at the lower of the actual cost or market (using "first-in, first-out" method). Cost includes materials, labor and production overhead. We periodically evaluate the carrying value of inventories and maintain an allowance for obsolescence to adjust the carrying value as necessary to the lower of cost or market.

         Valuation of Long-Lived Assets

         Property, plant and equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on our estimate of the period that the assets will generate revenue or otherwise productively support our business goals. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through future business operations. In our estimate, no provision for impairment is currently required on any of our long-lived assets.

         Research and Development Costs

         All research and development costs are charged to operations as incurred.

         Stock-Based Compensation

         Sutura accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation". Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of Sutura's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

         Sutura accounts for equity instruments issued to non-employees in accordance with the provisions of Financial Accounting Standards No 123, accounting for Stock-Based Compensation, and as amended by SFAS 148, and Emerging Issues Task Force Issue No 96-18, accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in conjunction with Selling, Goods or Services.

         Debt with Stock Purchase Warrants and Beneficial Conversion Features

         The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities and/or beneficial conversion features. Fair value of the debt element of the financial instrument is determined by discounting the future payments of principal and interest, and the balance of the proceeds is accounted for as additional paid in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the effective interest method.

Financial Condition and Results of Operations for the three-month period ended March 31, 2005 compared to the three months period ended March 31, 2004

         Comparing the results of operations between the three months periods ended March 2005 and 2004, the most significant changes affecting operating results is the increase in overall activity as a result of the financing received in September of 2004 which allowed Sutura to complete design and testing of the updated versin of the SuperStitch product,to ramp up its vendors for the supply of critical components and to hire staff to restart its manufacturing line for the updated version of the product. Total headcount for the Company increased from 9 per the end of March 2004 to 21 per the end of December 2004 to 34 per the end of March 2005. In February the first lots of product have been produced and in March the first purchase orders from customers in the US and Europe have been filled.

         Net Sales

         Net sales increased to $28,395 for the three months period ended March 2005, compared to $ 4,823 for the three months period ended March 2004. Sales of the updated version of the product in the quarter ended March 2005 were limited by product availability as sufficient quantities of a critical component became available only at the end of April. Of these sales $ 17,500 was achieved in the US and $ 11,345 in Europe. In the quarter ended March 2004 sales were limited as the company had decided to only supply the first generation product to some existing European accounts and discontinue its sales and marketing personnel.

         Cost of Sales

         Cost of sales is comprised of all costs to manufacture our products, including materials, labor and related overhead costs including warranty and service costs. Cost of sales increased 245% to $361,091 for the three months period ended March 2005 from $104,456 in the same period in 2004. Headcount in manufacturing increased from 2 per the end of March 2004 to 7 per the end of December 2004 to 16 per the end of March 2005. The increase resulted in $ 170,000 higher payroll expenses and $ 60,000 in start up related manufacturing expenditures such as components for test runs, scrap and restocking of general production materials. With the start of the production of the updated version of the SuperStitch product the company also revaluated about $ 100,000 of usable components which had been fully amortized and added them back to inventory. At the same time it established a reserve of $ 100,000 to cover future obsolescence as a result of ongoing design improvements.

         Research and Development

         Research and development expenses consist of engineering personnel salaries and benefits, prototype supplies, contract services and consulting fees related to product development. Headcount in R&D increased from 2 per the end of March 2004 to 7 per the end of December 2004 and 7 per the end of March 2005. Research and development expenses increased by 89% to $86,016 in the quarter ended March 2005 from $45,488 in the quarter ended March 2004. The increase is entirely the result of an increase in headcount and expenses to support the launch of the updated version of the product in 2005.

         Sales and Marketing

         Sales and marketing expenses consists of salaries and benefits, commissions, and other costs related to our direct sales force, advertising costs and expenses related to trade shows, distributor support and seminars. Headcount in Sales and Marketing increased from 0 per the end of March 2004 to 1 per the end of December 2004 and 5 per the end of March 2005. Sutura hired a Director of Sales and Marketing for the USA and two sales/product specialists and has been conducting initial sales training cases in over 10 accounts as of the end of March. Sales and marketing expenses increased 219% to $195,957 in the quarter ended March 2005 from $61,343 in the quarter ended March 2004. As part of the launch of the updated version of the SuperStitch product the company incurred $ 60,000 in payroll related expenses, $ 25,000 in products for trials and training, $ 15,000 for a clinical advisory meeting held in March and $25,000 for a medical congress. In 2004 the company had no US based selling expenses.

         General and Administrative

         General and administrative expenses consist of salaries and benefits of administrative personnel as well as insurance, professional and regulatory fees and provisions for doubtful accounts. General and administrative expenses increased 49% to $495,272 in the quarter ended March 2005 from $331,887 in the quarter ended March 2004. In the quarter ended March 2005 Sutura incurred $ 210,000 in legal expenses in relation to its financing and its contemplated Merger compared to $51,800 in the same period a year ago. In the quarter ended March 2005 Sutura also incurred $20,000 for insurances compared to $ 2,000 last year and $15,000 in building repairs and maintenance related expenses. In 2004 Sutura expensed $60,900 in stock based compensation for consulting services whereas it had no such expense this quarter.

         Interest income/expense

         Interest expenses are paid on short-term convertible notes that the company has issued to finance its operations. Interest expenses for the quarter ended March 2005 increased by 166% to $301,766 compared to $113,248 in the quarter ended March 2004. The increase in interest is a direct consequence of higher borrowing levels at higher rates than a year ago. In September 2004 the Company obtained $6,550,000 in financing and issued 12% convertible notes. On March 4 of 2005 the company obtained a further $ 500,000 in interim financing and issued 8% convertible notes and warrants. On March 18 of 2005 the company obtained a further $ 1,000,000 in interim financing and issued 8% convertible notes and warrants.

         Beneficial conversion feature

         The beneficial conversion feature of these notes and warrants, assuming a worst case scenario, amount to $6,550,000, $500,000 and $ 447,950 respectively which the company will amortize over term of the loans. In the quarter ended March 2005 $ 696,718 was expensed compared with no such expense in the same period last year.

Liquidity and Capital Resources

         During the first quarter ended March 2005 the Company used $1,080,557 of cash in operating activities and generated $100,015 from the sale of common stock in a private placement and $1,500,000 from issuance of notes payable. The Company ended the period with a cash balance of $1,053,851.

         On March 4, 2005, the Company and Fusion Capital Fund II, LLC entered into an agreement pursuant to which the company borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of common stock. The note bears interest at 8 % per annum and all outstanding amounts of principal and interest due there under are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Company's common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company or (ii) in the event that Company's common stock is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of the Company by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion pursuant to any stock purchase agreement between Fusion and such successor company.

         As part of the issuance of the note to Fusion, the company also issued to Fusion a warrant to purchase that same number of shares that are determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion may exercise its right to purchase the warrant shares until March 4, 2010.

         If all of the Fusion notes are converted and all of the Fusion warrants exercised as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 121,000.

         On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8 %. The Company is required to make aggregate quarterly interest payments on these notes on the last day of each of June, September and December 2005 and each of March, June and September 2006. Unless converted on September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest.

         Each note holder may elect to convert its respective note into shares of common stock of the company at any time while any portion of the principal or interest is outstanding by providing written notice to the company.

         Pursuant to the agreement, an initial $1,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, were being held in an escrow account and were released upon a performance by the company of certain milestone objectives on May 16 2005. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

         As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $375,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. If all of the Whitebox 2 notes were converted and all of the Whitebox 2 warrants exercised, then as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 304,000


Financial Condition and Results of Operations for Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

         Comparing the results of operations between the years ended December 31, 2004 and December 31, 2003, the most significant changes affecting operating results is the decrease in overall activity as a result of reduced capital resources and Sutura's strategic decision to reduce its overhead structure to a bare minimum and discontinue its US based marketing and sales activities.

         Net Sales

         Net sales decreased 86 % to $28,581 for the year ended December 31, 2004 compared to $197,941 for the year ended December 31, 2003. As a consequence of Sutura's strategic decision to switch all resources to preparing for the 2005 release of our updated version of the SuperStitch product, the company discontinued manufacturing and sales of the old design during most of 2004.

         Cost of goods sold

         Cost of goods sold is comprised of all costs to manufacture our products, including materials, labor and related overhead costs such as warranty and service costs. Cost of sales decreased 16% to $549,128 for the year ended December 31, 2004 down from $649,063 in the year ended December 31 2003. The decrease in cost of goods sold is mainly the result of lower sales volume and lower manufacturing expenditures and headcount while preparing for the start-up of the updated version of the SuperStitch product.

         Depreciation and amortization

         The total cost of depreciation and amortization decreased by 73% to $336,179 in the year ended December 31, 2004 from $1,025,135 in the year ended December 31, 2003.

         Total depreciation of fixed assets decreased 29% to $336,179 in 2004 compared to $470,751 in 2003. The decrease is the result of more assets being fully depreciated and relatively low investment in new equipment over the last several years. Included in the 2003 number is a warrant for 50,000 shares issued to A Nobles at a total cost of $406,000 and amortized in 2003. The company in 2003 also issued 20,000 warrants to a noteholder to induce him to extend his note. The cost of these warrants was $148,384 and amortized in 2003.

         Research and Development

         Research and development expenses consist of engineering personnel salaries and benefits, prototype supplies, contract services and consulting fees related to product development. Research and development expenses decreased 58 % to $195,867 in the year ended December 31, 2004 from $463,890 in the year ended December 31, 2003. The decrease was primarily the result of a reclassification of salary of an executive from Research and Development to G&A as of 2004.

         Sales and Marketing

         Sales and marketing expenses consist of salaries and benefits, commissions, and other costs related to our direct sales force, advertising costs and expenses related to trade shows, distributor support and seminars. Sales and marketing expenses increased 54% to $672,370 in the year ended December 31, 2004 from $424,510 in the year ended December 31, 2003. In September Sutura presented its updated version of the SuperStitch product at the TCT trade show in Washington and incurred direct expenses of $43,670. In addition the Company issued 40,000 warrants to several consultants and expensed $296,769 as stock based consulting expenses in 2004 whereas there was no such expense in 2003. Also in 2004 Sutura expensed stock based employee compensation of $57,600 for variable plan options against $23,400 in 2003.

         General and Administrative

         General and administrative expenses consist of salaries and benefits of administrative personnel as well as insurance, professional and regulatory fees and provisions for doubtful accounts. General and administrative expenses increased 8% to $3,342,071 in the year ended December 31, 2004 from $3,086,202 in the year ended December 31, 2003. Salaries increased 113% to $ 514,027 in the year ended December 31, 2004 from $220,735 in the year ended December 31, 2003 as a result of a reclassification of payroll expenses of an executive from Research and Development. As part of the interim financing by Whitebox in September 2004 Sutura paid $393,000 as consulting expenses to Catalina Capital as per the agreement between parties ,$180,000 to Whitebox in points for the loan and $ 20,000 in legal fees for lender's legal fees and expenses. In the same period last year Sutura expensed $812,000 in shares issued to Marlin Ventures. Sutura has incurred or accrued $106,871 for audit and accounting fees in the year ended December 31, 2004 compared to $60,000 last year. Sutura has incurred or accrued in the year ended December 31, 2004 a total of $582,670 in legal expenses in relation to its financing, its contemplated Merger and settlements with note holders compared to $123,333 in the same period a year ago. In the year ended December 31, 2004 the Company expensed $720,000 as employee stock compensation on options that are now accounted for as a variable plan options. The underlying fair value of the stock increased from $8.12 to $
11.00 in 2004 In the same period in 2003 such expense was $689,804. In the year ended December 31, 2004 Sutura issued 43,946 warrants to several non-employees that are advising Sutura in legal, accounting and financial matters and expensed $326,042 in stock based compensation for these services compared to 50,000 warrants and an expense of $307,257 in the year ended December 2003. The company further issued 7,500 shares to one of its consultants and expensed the value of $60,900 in 2004. In 2003 the company incurred the same expenses. In the year ended December 31, 2003 the company expensed $505,218 for variable plan options issued to former management and a former director as non-employee consulting expenses. In the year ended 2004 we did no longer have to account for these non-employee expenses.

         Interest Income/Expense

         Interest expenses are paid on notes that the Company has issued to finance its operations. Interest expenses for the year ended December 31, 2004 increased by 30% to $656,085 compared to $504,444 in the year ended December 31, 2003.

         Other expense

         In September the Company obtained $6,550,000 in financing from Whitebox and issued 12% convertible notes and warrants in exchange. The beneficial conversion feature of these notes and warrants amount to an expense of $6,550,000 which the company will amortize over the 18 months term of the loan. In the year ended December 31, 2004 $545,388 was expensed compared with $ 98,277 in the same period last year and which related to a 2002 convertible loan.

         Other income

         In September and October 2004, Sutura negotiated a settlement with two convertible note holders to pay the outstanding notes ,issued in 2001, at par value, without accrued interest, which resulted in a gain of $638,013 recorded as special income from debt restructuring.

         Liquidity and Capital Resources

         In the year ended December 31, 2004 the Company used cash in operating activities of $3,628,665. The company generated $1,285,206 from the sale of common stock at $11 per share in a private placement and $6,550,000 from issuance of notes payable. Part of the proceeds was used to pay two convertible notes for a total of $3,000,000 and $525,000 for repurchase of stock.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Sutura's stock does not have a public trading market.

         DIVIDENDS

         Sutura has not paid any cash dividends on its common or preferred stock and does not expect to do so in the foreseeable future. Sutura anticipates that any earnings generated from current and future operations will be used to finance its operations.

FINANCIAL STATEMENTS

         The audited financial statements of TVGR for the years ended December 31, 2003 and December 31, 2004 are attached to this Information Statement as Attachment 3. The financial statements of Sutura for the three month period ended on March 31, 2005 and 2004 and for the year ended December 31, 2004 are attached to this Information Statement as Attachment 4. See also the Pro Forma Financial Statements attached to this Information Statement as Attachment 6.

                                APPRAISAL RIGHTS

         Holders of shares of TVGR common stock who do not vote in favor of the Merger and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware, ("DELAWARE LAW") Corporation Law. Under Delaware law, holders of shares of TVGR common stock are entitled to appraisal rights in connection with the Merger.

         THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS INFORMATION STATEMENT AS ATTACHMENT 5. THE FOLLOWING SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE NOR DOES IT CONSTITUTE A RECOMMENDATION THAT STOCKHOLDERS EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF TVGR COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF TVGR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, FIDUCIARY, DEPOSITARY OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

         Under Section 262, persons who hold shares of TVGR common stock who do not vote in favor of the approval and adoption of the Merger Agreement and approval of the Merger and who otherwise follow the procedures set forth in
Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by the court.

         Under Section 262, where a Merger has been approved by written consent, the corporation before the effective date of the Merger, or the surviving corporation within 10 days after the effective date of the Merger, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Information Statement shall constitute the notice, and the full text of Section 262 is attached to this Information Statement as Attachment 5. Any holder of TVGR common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Attachment 5 carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, such stockholder should seek the advice of legal counsel. Holders who wish to exercise appraisal rights must exercise such rights under Delaware law within 20 days of the date of the mailing of this Information Statement.

         FILING WRITTEN DEMAND. Any TVGR stockholder wishing to exercise appraisal rights must deliver to TVGR, within 20 days after the mailing of this Information Statement, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of or otherwise consented to in accordance with Section 228, the approval and adoption of the Merger agreement and the approval of the Merger. A holder of shares of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Merger, since appraisal rights will be lost if the shares are transferred prior to the effective time of the Merger. The holder must not vote in favor of the approval and adoption of the Merger agreement and approval of the Merger. Neither abstaining from voting nor failing to consent to the proposal to approve and adopt the Merger Agreement and approval of the Merger will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any consent or vote. The demand must reasonably inform us of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand within 20 days from the date that this Information Statement is mailed will constitute a waiver of appraisal rights.

         Only a holder of record of shares of common stock is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder' s name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder or record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of TVGR common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         All written demands by TVGR stockholders for appraisal pursuant to
Section 262 should be sent or delivered to Technology Visions Group, Inc., 17080 Newhope Street, Fountain Valley, California, 92708, Attention: President, TVGR.

         Any holder of TVGR common stock may withdraw his, her or its demand for appraisal by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just.

         NOTICE BY THE SURVIVING CORPORATION. The surviving corporation shall send a second notice of appraisal rights to all such holders on or within 10 days after effective date of the Merger ; provided, however, that if such second notice is sent more than 20 days following the date of the mailing of this Information Statement, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection.

         FILING A PETITION FOR APPRAISAL. Within 120 days after the effective time of the Merger, but not thereafter, the surviving corporation or any holder of TVGR common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. The surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of TVGR common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of TVGR common stock within the time prescribed in Section 262.

         Within 120 days after the effective time of the Merger, any holder of TVGR common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the approval and adoption of the Merger Agreement and approval of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefore has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed by a holder of shares of TVGR common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

         FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN
SECTION 262 OF THE GENERAL CORPORATION LAW WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS. PLEASE REVIEW CAREFULLY ATTACHMENT 5 TO THIS INFORMATION STATEMENT CONCERNING APPRAISAL RIGHTS UNDER DELAWARE LAW.

              ACTION 2--AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The Board of the Directors and the consenting stockholders adopted and approved amendments to TVGR's certificate of incorporation that would: (1) effect a twelve-for-one reverse stock split of the TVGR common stock and (2) increase the authorized common stock of TVGR by 400,000,000 shares from 100,000,000 shares to 500,000,000 shares (collectively, the "Charter Amendments"). The amendment to effect the reverse stock split is a condition precedent to the consummation of the Merger. The increase of the authorized common stock of TVGR is required in order to issue the Merger consideration - up to approximately 154,330,000 shares of common stock - to the Sutura stockholders.

         The Charter Amendments will be implemented by filing an amendment to the Restated Certificate of Incorporation of our Company with the Secretary of State of Delaware. Effective upon the filing of the Charter Amendments, the number of outstanding shares of TVGR common stock now outstanding will be reduced from 99,999,999 shares to approximately 11,500,000 shares (subject to adjustment to address fractional shares). Each TVGR stockholder entitled to a fractional share of TVGR stock as a result of the reverse stock split will receive a whole share of TVGR common stock in lieu of such fractional share. Once TVGR files the Charter Amendments, the reverse stock split will be effective, and the authorized shares of common stock will be increased to 500,000,000 and TVGR will have approximately 488,500,000 authorized but unissued shares of common stock available for issuance prior to the issuance of the approximately 142,527,000 shares of common stock to the Sutura stockholders and 2,000,000 authorized but unissued shares of preferred stock available for issuance. After the Charter Amendments are filed, we will cause the Merger to be consummated and will immediately issue approximately 154,330,000 shares of common stock to the stockholders of Sutura. Immediately following the closing of the Merger, there will be approximately 165,824,000 shares of common stock outstanding, approximately 99,990,000 shares of common stock reserved for issuance to persons holding rights to convert debt or to exercise options or warrants for shares of common stock, and approximately 235,186,000 shares of common stock available for issuance, and 2,000,000 shares of preferred stock available for issuance.

         The common shares issued by TVGR in the Merger will not be registered under the Securities Act of 1933 based on an exemption from registration under
Section 4(2) under the Securities Act. The shares may not be resold unless the shares are registered under the Securities Act or an exemption from such registration is available.

         We believe the implementation of the reverse stock split will assist us in simplifying our capitalization and improving the appearance of our stock price immediately following the Merger.

         We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock are available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of an additional 400,000,000 shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following the consummation of the Merger and this increase, the Company will have approximately 235,186,000 shares of common stock authorized but unissued and not reserved and available issuance.

         The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. Since the holders of a majority of TVGR common stock and preferred stock on a combined basis have already approved the Merger, it will have no effect on the ability to consummate the Merger contemplated in this Information Statement.

         The remaining authorized but unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions and the issuance or reservation of common stock for employee stock options. TVGR's Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required by law or any stock exchanges or markets were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that TVGR may have the requisite number of voting shares to consummate the transaction.

         The Charter Amendments are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instruments or the articles of incorporation or the bylaws of TVGR in effect on the date of this Information Statement. However, TVGR stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of TVGR or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a Merger or other business combination involving TVGR. TVGR is not aware of any proposed attempt to take over the company or of any attempt to acquire a large block of TVGR's common stock. TVGR has no present intention to use the increased authorized common stock for anti-takeover purposes.

         The Charter Amendments will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Under applicable federal securities laws, TVGR cannot file the amended and restated certificate of incorporation until at least 20 days after the mailing of this Information Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth selected information regarding the beneficial ownership of the company's common stock computed on April 29, 2005, by: each of our "NAMED EXECUTIVE OFFICERS"; each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers. The table reflects the projected holdings of Mr. Giansiracusa and Mr. Lahey as of June 30, 2005 assuming the merger closes of as June 30, 2005.

The term "named executive officer" includes the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, and except where otherwise noted. Unless otherwise indicated, the address of each shareholder is 17080 Newhope Street, Fountain Valley, California 92708.Beneficial ownership including the number and percentage of shares owned is determined in accordance with Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act") and is generally determined by voting power and/or investment power with respect to securities.

         All numbers and percentages set forth in this table have been converted to assume the Merger closing on June 30, 2005and accordingly gives effect to the proposed twelve-for-one reverse stock split described under Action 2.


                                                      COMMON STOCK
                                         ---------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNERS,
DIRECTORS AND NAMED EXECUTIVE OFFICERS           AMOUNT(1)                %
--------------------------------------------------------------------------------
Mr. James B. Lahey                             2,546,736(3,4)          1.10%

CHIEF EXECUTIVE OFFICER, CHAIRMAN OF
THE BOARD AND DIRECTOR

Mr. James A. Giansiracusa                      1,787,534(5)            .77%

CHIEF OPERATING OFFICER, SECRETARY AND
DIRECTOR

William Whelen, Jr.                               54,167                  *

DIRECTOR

R.P. Brittingham Family Limited
  Partnership                                  1,167,755(2)             .49%

Benveniste Family Trust                          484,544(7)                %

O.G. Sansone                                     427,761(6)                %

Fusion Capital Fund II, LLC                      550,446                   %

Directors and Executive Officers, as a
  group (3 members)                            4,388,435               1.79%

         *Indicates less than one percent.

1. Reflects the proposed reverse stock split of twelve-to-one that is a part of Action 2 and will be effective upon the filing of the amendments to our Certificate of Incorporation. Includes shares to be issued upon the closing of the Merger to Mr. Lahey and Mr. Giansiracusa described in footnotes 3 and 4 below, assuming the Merger closes on June 30, 2005.
2. Includes 1,000,000 shares held by R.P. Brittingham Fam Limited and 5,302,292 shares held by the R.P. Brittingham Family Partnership, of which Ms. Ruth P. Brittingham serves as general partner and over which she exercises sole voting control and over which she claims beneficial ownership. Includes 7,710,770 shares to be issued to R.P Brittingham Fam Limited upon the closing of the Merger in connection with a debt settlement agreement entered into between the shareholder and TVGR. The address for Ms. Brittingham is 509 South Old mill Road, Dover, DE 19901.
3. Includes 13,380,452 shares held by Mr. Lahey as of December 29, 2004. As of December 29, 2004, accrued but unpaid salary in the amount of $548,512 owing to Mr. Lahey was converted into 7,412,319 shares of common stock. Assuming the Merger is closed on or before June 30, 2005, we anticipate that approximately $925,028 of accrued salary and debt owning to Mr. Lahey will be converted into 12,500,378 shares of common stock. The conversion rate for the foregoing issuances is $0.074 per share, which reflects the average of the trading price of our common stock for the period November 23, 2004 to December 7, 2004. In addition, Mr. Lahey will enter into a new employment agreement in connection with the Merger. He will not receive cash under such employment agreement, but will receive in lieu of cash common shares valued at an aggregate of $225,000 representing an annual salary of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share and will vest in twelve equal monthly installments, after the closing of the Merger, assuming his employment continues.
4. Includes options to purchase 300,000 shares of TVGR common stock exercisable on a net basis to yield 180,000 shares assuming an $0.08 market price.
5. Includes 13,653,307 shares held by Mr. Giansiracusa as of December 29, 2004. As of December 29, 2004, accrued but unpaid salary in the amount of $548,512 owing to Mr. Giansiracusa was converted into 7,412,319 shares of common stock. Assuming the Merger is closed on or before June 30, 2005, we anticipate that approximately $230,665 of accrued salary and debt owning to Mr.Giansiracusa will be converted into 3,117,095 shares of common stock. The conversion rate for the foregoing issuances is $0.074 per share, which reflects the average of the trading price of our common stock for the period November 23, 2004 to December 7, 2004. In addition, Mr. Giansiracusa will enter into a new employment agreement in connection with the Merger. He will not receive cash under such employment agreement, but will receive in lieu of cash common shares valued at an aggregate of $225,000 representing an annual salary of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share and will vest in twelve equal monthly installments, after the closing of the Merger, assuming his employment continues. Includes options to purchase 300,000 shares of TVGR common stock exercisable on a net basis to yield 180,000 shares assuming an $0.08 market price.
6. Includes 375,451 shares held personally by Mr. Sansone and 4,718,133 shares held in the Van and Colleen Family Trust, of which Mr. Sansone serves as Trustee and over which he exercises voting control and for which he claims beneficial ownership. The address for Mr. Sansone is P.O. Box 1706, Rancho Santa Fe, CA 92067.
7. Includes 5,814,538 shares are held in the Benveniste Family Trust of which Mr. Richard Benveniste serves as sole Trustee and over which he exercises voting control and for which he claims beneficial ownership and 37,000 shares held in the Richard Benveniste DDS Employee Benefits Trust 6-30-75 over which Mr. Benveniste exercises voting control and for which he claims beneficial ownership. The address for Mr. Benveniste is 19231 Victory Boulevard, Suite 256, Reseda, CA 91355.
8. The address for Fusion Capital Partners is 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.

         Immediately following the Merger, assuming the Merger closes on June 30, 2005, Mr. Lahey will own 2,546,736 shares of common stock, representing 1.10% of the fully diluted capitalization of the company, and Mr. Giansiracusa will own 1,787,534 shares of common stock, representing .77% of the fully diluted capitalization of the company. Of the foregoing, 750,000 shares in the aggregate (or 375,000 shares per person) are subject to monthly vesting for 12 months following the closing.

SECTION 16(a) REPORTS

         The requirements imposed by Section 16(a) of the Securities Exchange Act of 1934, as amended, provide that TVGR's officers and directors, and persons who own more than 10% of TVGR's common stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders ("Control Persons") are required by SEC regulations to furnish TVGR with copies of all such forms they file. TVGR did not receive any such forms during its fiscal year ended December 31, 2003 or the nine months ended September 30, 2004 from any person who was not an officer or director of the company. Based on the lack of receiving copies of such forms, either in paper or electronic format, TVGR is not able to determine if any required filings were not filed or were filed late by persons other than our directors and officers. The required Form 5's have been filed with respect to the shares of common stock issued to Mr. Giansircusa and Mr. Lahey on April 15, 2005.

GOVERNANCE

         Because of the limited scope of our operations and our limited resources, we currently operate with a only three directors and have not established a process for stockholders to communicate with the Board of Directors. We have not established an audit committee or nominating committee and do not have an audit committee financial expert.

REMUNERATION OF DIRECTORS AND OFFICERS

         For the fiscal years ended December 31, 2003 and December 31, 2004 no officer of TVGR received any cash compensation during such fiscal year. As of December 29, 2004, $548,512 of accrued but unpaid salary in favor of Mr. Lahey was converted into 7,412,319 shares of Common Stock of the Corporation. As of December 29, 2004, $548,512 of accrued but unpaid salary in favor of Mr. Giansiracusa was converted into 7,412,319 shares of Common Stock of the Corporation The accrued but unpaid salary was converted in common stock at the rate of $0.074 per share, reflecting the average of the trading price of the common stock for the ten day period of November 23, 2004 through December 7, 2004, reflecting the price of the common stock following the initial announcement of the Merger.

         The directors of TVGR received no cash compensation for services rendered to TVGR during the fiscal years ended December 31, 2003 and December 31, 2004. It is anticipated that no cash compensation will be paid prior to the consummation of the Merger.

         Salaries will continue to accrue until the closing of the Merger at the rate of $25,000 per month, in the aggregate. All unpaid but accrued salary will be converted to shares of common stock of the Company at the conversion rate of $0.074 per share in connection with the Merger. All current executive officers of TVGR except for Mr. Lahey and Mr. Giansiracusa will be terminated at the Merger and there will be no compensation outstanding or owing to such persons after the Merger. Each of Mr. Lahey and Mr. Giansiracusa are holding options to purchase 300,000 shares of common stock that will all be exercised on a cashless basis in connection with the closing of the Merger as described elsewhere in this Information Statement.

         In addition, each of Mr. Lahey and Mr. Giansiracusa will enter into new employment agreements in connection with the Merger. They will not receive cash under such employment agreements, but will receive in lieu of cash common stock valued at an aggregate of $450,000 representing an annual salary to each of $150,000 and a retention bonus of $75,000. All such common shares will be issued at the closing of the Merger at the rate of $.05 per share but will be subject to vesting in twelve equal monthly installments, after the closing of the Merger, assuming their employment continues. Accordingly, in connection with the merger, each of Mr. Lahey and Mr. Giansiracusa, TVGR's current Chief Executive Officer and Chief Operating Officer, will receive an aggregate of 9,000,000 shares of common stock (or, 4,500,000 each) (on a pre-split basis), which shares shall be included in the 5% post-merger ownership of TVGR outstanding immediately after the closing of the Merger, under the terms of their new employment agreements. The terms of the new employment agreements with Mr. Lahey and Mr. Giansiracusa do not grant any other shares of Common Stock or options to purchase common stock to either person. However, each may be granted awards of stock or options at the discretion of the board of directors.

         All of the shares acquired or to be acquired as set forth above will be included in the 5% ownership of the TVGR shareholders immediately following the Merger. The foregoing share numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement.

         Immediately prior to the merger (and prior to the effectiveness of the reverse stock split), Mr. Lahey will own 30,560,830 shares of Common Stock, representing 1.10% of the fully diluted capitalization of the Company, and Mr. Giansiracusa will own 21,450,402 shares of Common Stock, representing .77% of the fully diluted capitalization of the Company. The foregoing numbers do not reflect the twelve for one reverse stock split which is a condition to the closing of the Merger, described under Action 2 in this Information Statement. In addition, up to an aggregate of 9,000,000 share are subject to monthly vesting under the new employment agreements after the closing.

         Immediately following the reverse stock split (and immediately prior to the Merger), Mr. Lahey will own 2,546,736 shares of common stock, representing 1.10% of the fully diluted capitalization of the company - reflecting the twelve for one reverse stock split, and Mr. Giansiracusa will own 1,787,534 shares of common stock, representing .77% of the fully diluted capitalization of the company - reflecting the twelve for one reverse stock split. Up to an aggregate of 750,000 of such shares (on a post-split basis) are subject to vesting under the new employment agreements after the closing.

         Mr. Lahey and Mr. Giansiracusa will be retained by the surviving corporation under employment agreements after the Merger. No other compensation will be paid or payable to any executive officers or directors of the company other than as set forth above.

INTEREST OF PROPOSED MANAGEMENT IN CERTAIN TRANSACTIONS

         There has been no transaction or series of transactions, or proposed transaction during the last fiscal year to which TVGR is a party in which any current director or officer or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

                                  ATTACHMENT 1

                       FORM OF STOCKHOLDER WRITTEN CONSENT

                       WRITTEN CONSENT OF THE STOCKHOLDERS

                                       OF

                         TEHCNOLOGY VISIONS GROUP, INC.

                             A DELAWARE CORPORATION

                  IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

         The undersigned, constituting the holders of more than fifty percent (50%) of the outstanding common stock, $001 par value per share (the "Common Stock") (collectively, the "Stockholders") of Technology Visions Group, Inc. a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Sections 212, 217, 228, 242 and 251 of the General Corporation Law of the State of Delaware (the "Corporations Law") and Section 6 of Article I of the By-Laws of the Corporation, and pursuant to the Corporation's Restated Certificate of Incorporation, do hereby adopt the following resolutions by written consent as of DECEMBER 29, 2004.

                           MERGER OF THE CORPORATION
                           -------------------------

         WHEREAS, the Board of Directors of the Corporation has considered and unanimously approved a Merger (the "Merger ") with Sutura, Inc., a Delaware corporation ("Sutura");

         WHEREAS, the Board of Directors of the Corporation has considered and unanimously approved the Agreement and Plan of Merger in the form of that attached hereto as ATTACHMENT I (the "Merger Agreement") between the Corporation and Sutura which provides, among other things, that Sutura will be merged with and into the Corporation, and the Corporation shall be the "surviving" corporation under the Corporations Law;

         WHEREAS, pursuant to the Merger Agreement, and in connection with the Merger, the Corporation will issue approximately 157,000,000 shares of the Corporation's Common Stock (giving effect to the reverse stock split described below) and reserve for issuance upon exercise or conversion of options, warrants and other convertible securities approximately 81,000,000 shares of the Corporation's Common Stock (giving effect to the reverse stock split described below) to the Sutura stockholders and holders of common stock equivalents (the "Merger Consideration" as defined in the Merger Agreement);

         WHEREAS, as a result of the Merger, Sutura's stockholders will own approximately 95% of the outstanding shares of the Corporation's Common Stock and the Corporation's stockholders will own approximately 5% of the outstanding shares following the Merger;

         WHEREAS, in connection with the Merger, approximately $2,850,000 of indebtedness of the Corporation owed to certain of its officers in lieu of cash salaries, has been and/or will be converted into 38,513,513 shares of Common Stock of the Corporation immediately prior to the effectiveness of the Merger at the conversion rate of $0.074 per share (prior to giving effect to the reverse stock split described below); and

         WHEREAS, the Board of Directors has determined that the Merger is advisable and in the best interests of the Corporation and its stockholders.

         NOW, THEREFORE, BE IT VOTED BY THE UNDERSIGNED, that the Merger and the Merger Agreement each are hereby ratified, adopted and approved by the undersigned; and

         BE IT FURTHER VOTED BY THE UNDERSIGNED, that the officers of the Corporation are hereby authorized and approved to take all actions deemed necessary or desirable by them, or each acting alone, to effect the terms and intents of the Merger Agreement.

      AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION; "STOCK SPLIT"
      ---------------------------------------------------------------------
                                AND COMBINATION
                                ---------------

         WHEREAS, it is deemed by the Board of Directors to be in the best interests of the Corporation and its stockholders that the Restated Certificate of Incorporation be amended and the amendment is necessary to carry out the terms and intents of the Merger Agreement;

         WHEREAS, the Board of Directors has considered and unanimously approved the proposed form of Certificate of Amendment to Certificate of Incorporation substantially in the form of that attached hereto as Attachment II (the "Amendment");

         WHEREAS, the Board of Directors has considered and unanimously approved the twelve-for-one reverse stock split of the Corporation's Common Stock, in the form of a combination, of the issued and outstanding Common Stock of the Corporation (the "Stock Split");

         WHEREAS, the Board of Directors has considered and unanimously approved the increase in the number of shares of Common Stock which the Corporation is authorized to issue from 100,000,000 to 500,000,000 shares (the "Share Increase"); and

         WHEREAS, the Amendment, the Stock Split and the Share Increase are each required in order to consummate the Merger as contemplated in the Merger Agreement.

         WHEREAS, the Amendment, the Stock Split and the Share Increase are each determined by the Board of Directors to be in the best interests of the Corporation and the stockholders even in the event the Merger is not consummated for any reason.

         NOW, THEREFORE, BE IT VOTED BY THE UNDERSIGNED, that the Amendment, the Stock Split and the Share Increase each are hereby ratified, adopted and approved by the undersigned; and

         BE IT FURTHER VOTED BY THE UNDERSIGNED, that the form of the Amendment be and hereby is ratified, adopted and approved by the undersigned; and

         BE IT FURTHER VOTED BY THE UNDERSIGNED, that the officers of the Corporation are hereby authorized and approved to take all actions deemed necessary or desirable by them, or each acting alone, to cause the Corporation to effect the Stock Split, and Share Increase and to duly file the Amendment in the State of Delaware, with any changes or modifications the officers of the Corporation by deem necessary or desirable, whether or not the Merger is consummated.

                            [SIGNATURE PAGE FOLLOWS]

         This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the votes set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

         This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent as of the date of the final signature hereto.

         THIS WRITTEN CONSENT MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME PRIOR TO THE TIME UPON WHICH WRITTEN CONSENTS OF THE NUMBER OF SHARES REQUIRED TO AUTHORIZE THE ABOVE PROPOSED ACTION HAVE BEEN FILED WITH THE SECRETARY OF THE CORPORATION.

By:___________________________
Name:_________________________
Common Stock Stockholder
Dated: _______________________
Number of Shares Voted:_________________

                          CERTIFICATE OF VOTING CONTROL
                          -----------------------------

I,_________________, the above executing Stockholder, do hereby represent, warrant and certify to the Corporation, that I have the sole and full right, power and authority, to exercise sole voting, investment and control over the shares of Common Stock of the Corporation so voted by me, acting alone, in the foregoing Written Consent.

By:___________________________
Name:_________________________
Common Stock Stockholder
Dated: _______________________
Number of Shares Voted:_________________

                                  ATTACHMENT I
                                  ------------

                          AGREEMENT AND PLAN OF MERGER

                                  ATTACHMENT II
                                  -------------

                FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                                  ATTACHMENT 2

                                MERGER AGREEMENT
                                ----------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                                 by and between

                         Technology Visions Group, Inc.,
                             a Delaware corporation

                                       and

                                  Sutura, Inc.,
                             a Delaware corporation

                          Dated as of November 22, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS..........................................................1

ARTICLE 2 THE MERGER...........................................................1

         2.1      THE MERGER...................................................1

         2.2      THE CLOSING..................................................1

         2.3      ACTIONS AT CLOSING...........................................2

         2.4      EFFECT OF MERGER.............................................2

         2.5      CERTIFICATE OF INCORPORATION.................................2

         2.6      BYLAWS.......................................................2

         2.7      DIRECTORS AND OFFICERS.......................................2

ARTICLE 3 MERGER CONSIDERATION AND MANNER OF CONVERSION........................2

         3.1      MERGER CONSIDERATION.........................................2

         3.2      DISSENTERS' RIGHTS...........................................3

         3.3      CONVERSION OF RIGHTS.........................................3

         3.4      RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS......................4

         3.5      FRACTIONAL SHARES............................................4

         3.6      PAYMENT FOR SHARES...........................................4

ARTICLE 4 REPRESENTATION AND WARRANTIES OF THE COMPANY.........................4

         4.1      ORGANIZATION.................................................4

         4.2      AUTHORITY....................................................5

         4.3      NO CONSENTS..................................................5

         4.4      NO CONFLICTS.................................................5

         4.5      CAPITAL STRUCTURE............................................5

         4.6      OBLIGATIONS WITH RESPECT TO CAPITAL STOCK....................6

         4.7      SUBSIDIARIES.................................................6

         4.8      FINANCIAL STATEMENTS.........................................6

         4.9      NO UNDISCLOSED LIABILITIES...................................6

         4.10     BUSINESS CHANGES.............................................7

         4.11     PROPERTIES...................................................7

         4.12     TAXES........................................................7

         4.13     COMPLIANCE WITH LAWS.........................................7

         4.14     LITIGATION...................................................8

         4.15     CONTRACTS....................................................8

         4.16     INTELLECTUAL PROPRIETARY RIGHTS..............................8

         4.17     INSURANCE....................................................8

         4.18     ENVIRONMENTAL COMPLIANCE.....................................9

         4.19     EMPLOYMENT MATTERS...........................................9

         4.20     BROKERS OR FINDERS...........................................9

         4.21     BOOKS AND RECORDS............................................9

         4.22     REGULATORY COMPLIANCE........................................9

ARTICLE 5 REPRESENTATION AND WARRANTIES OF THE PURCHASER......................10

         5.1      ORGANIZATION................................................10

         5.2      AUTHORITY...................................................10

         5.3      NO CONSENTS.................................................11

         5.4      NO CONFLICTS................................................11

         5.5      CAPITAL STRUCTURE...........................................11

         5.6      OBLIGATIONS WITH RESPECT TO CAPITAL STOCK...................11

         5.7      SUBSIDIARIES................................................12

         5.8      FINANCIAL STATEMENTS........................................12

         5.9      NO UNDISCLOSED LIABILITIES..................................12

         5.10     BUSINESS CHANGES............................................12

         5.11     PROPERTIES..................................................13

         5.12     TAXES.......................................................13

         5.13     COMPLIANCE WITH LAWS........................................13

         5.14     LITIGATION..................................................13

         5.15     CONTRACTS...................................................13

         5.16     INTELLECTUAL PROPRIETARY RIGHTS.............................14

         5.17     INSURANCE...................................................14

         5.18     ENVIRONMENTAL COMPLIANCE....................................14

         5.19     EMPLOYMENT MATTERS..........................................15

         5.20     BROKERS OR FINDERS..........................................15

         5.21     BOOKS AND RECORDS...........................................15

         5.22     FINANCIAL REPORTS AND REGULATORY DOCUMENTS..................15

ARTICLE 6 CONDUCT PENDING THE CLOSING.........................................16

ARTICLE 7 CONDITIONS TO CLOSING...............................................18

         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS......................18

         7.2      CONDITIONS TO OBLIGATIONS OF THE PURCHASER..................18

         7.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY....................19

ARTICLE 8 TERMINATION.........................................................20

         8.1      TERMINATION.................................................20

         8.2      EFFECT OF TERMINATION AND ABANDONMENT.......................21

ARTICLE 9 GENERAL PROVISIONS..................................................21

         9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................21

         9.2      FURTHER ASSURANCES..........................................21

         9.3      WAIVER......................................................21

         9.4      BROKERS.....................................................21

         9.5      NOTICES.....................................................21

         9.6      GOVERNING LAW...............................................22

         9.7      ASSIGNMENT..................................................22

         9.8      COUNTERPARTS................................................22

         9.9      CLOSING DATE................................................22

         9.10     REVIEW OF THE AGREEMENT.....................................23

         9.11     SCHEDULES...................................................23

         9.12     EFFECTIVE DATE..............................................23

                          AGREEMENT AND PLAN OF MERGER

This agreement and plan of MERGER (this "AGREEMENT") is made and entered into as of this 22nd day of November, 2004, by and among Technology Visions Group, Inc., a Delaware corporation (the "PURCHASER"), and Sutura, Inc., a Delaware corporation (the "COMPANY") hereinafter referred to as the "PARTIES."

                                    RECITALS

WHEREAS, the Purchaser and the Company intend to effect a Merger (the "MERGER") of the Company with and into Purchaser in accordance with this Agreement and as provided for under Title 8 of the Delaware General Corporation Law ("DELAWARE LAW").

WHEREAS, the respective Boards of Directors of both the Company and the Purchaser have approved the terms of this Agreement and of the transactions contemplated hereby; and

WHEREAS, the Company and the Purchaser desire to set forth the terms of the Agreement in connection with the transactions provided for herein; and

                                    AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

For purposes of this Agreement, the applicable definitions of terms used in this Agreement shall be set forth in EXHIBIT A.

                                    ARTICLE 2
                                   THE MERGER

2.1 THE MERGER. At the Effective Time (as defined in SECTION 2.4), and subject to and upon the terms and conditions of this Agreement and Delaware Law, (i) the Company shall be merged with and into the Purchaser, (ii) the separate corporate existence of the Company shall cease and (iii) the Purchaser shall continue as the surviving corporation. The Purchaser as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place as soon as practicable after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
ARTICLE VII hereof (the "CLOSING DATE") at the offices of the Company, commencing at 10:00 a.m., local time or at such other time and place as the parties may mutually agree. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the Parties.

2.3 ACTIONS AT CLOSING. At the Closing the parties shall file a Certificate of Merger with the Secretary of State of the State of Delaware and make all other filings required under any applicable State laws (including, without limitation, Delaware Law) to cause the consummation of the Merger and the transaction contemplated hereby.

2.4 EFFECT OF MERGER. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Company and the Purchaser file the Certificate of Merger with the Secretary of State of the State of Delaware and as provided under Delaware Law, or such later time as the Purchaser and the Company may agree upon and as may be set forth in the Certificate of Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Company or the Purchaser in order to carry out and effectuate the transactions contemplated hereby.

2.5 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to, provide that the name of the Surviving Corporation shall be Sutura, Inc.

2.6 BYLAWS. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the Company immediately prior to the Effective Time.

2.7 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Company shall be:

         Anthony A. Nobles - Chairman/ President/ CEO and a Director Egbert Ratering - Director
         John Crew, M.D. - Director
         Robert Hill - V.P. Operations
         Ben Brosch - V.P. R&D/ Engineering
         James A. Giansiracusa-Director

                                    ARTICLE 3
                  MERGER CONSIDERATION AND MANNER OF CONVERSION

3.1 MERGER CONSIDERATION. At the Effective Time, the shares of Company Stock issued and outstanding immediately prior to the Effective Time, other than any Company Dissenting Shares, shall by virtue of the Merger and without any action on the part of the Purchaser, the Company or any holder thereof, be canceled or terminated and shall be converted into and exchanged for the right to receive the Merger Consideration. No shares of Company Stock shall be deemed to be outstanding or have any rights other than those set forth in this ARTICLE III after the Effective Time. Pursuant to the Merger (i) the stockholders of Purchaser immediately prior to the Effective Time (on a fully diluted as converted basis, AS APPLICABLE, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Purchaser Common Stock) shall hold in the aggregate five percent (5%) of the Common Stock of the Surviving Corporation immediately following the Effective Time and (ii) the stockholders of the Company immediately prior to the Effective Time (on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Company Stock, but specifically excluding any assumption of conversion or exercise of any Whitebox Securities) shall hold in the aggregate ninety five percent (95%) of the Common Stock of the Surviving Corporation immediately following the Effective Time.

3.2 DISSENTERS' RIGHTS. Company Dissenting Shares will not be converted into the right to receive the Merger Consideration otherwise payable with respect to such shares at or after the Effective Time, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Company Dissenting Shares pursuant to Delaware Law. Purchaser agrees that, except with the prior written consent of the Company, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal.

3.3 CONVERSION OF RIGHTS.

(a) At the Effective Time, each option or other right to purchase shares of Company Stock pursuant to stock options or stock appreciation rights granted by the Company and outstanding at the Effective Time, whether or not exercisable, and all other warrants or other rights to purchase shares of Company Stock (collectively "COMPANY RIGHTS") shall be converted into and become rights with respect to Purchaser Common Stock, and Purchaser shall assume each Company Right, in accordance with the terms of such stock option plan or such other agreement or arrangement pertaining to such Company Rights (as applicable), except that from and after the Effective Time, (i) Purchaser and its compensation committee shall be substituted for the Company Board of Directors or the committee of the Company Board of Directors administering the stock option plan, (ii) each Company Right assumed by Purchaser may be exercised only for shares of Purchaser Common Stock (or cash, in the case of stock appreciation rights), (iii) the number of shares of Purchaser Common Stock subject to Company Rights shall be equal to the number of shares of Company Stock subject to the Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio and (iv) the per share exercise price under the Company Right shall be adjusted by dividing the per share exercise price under the Company Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Purchaser shall not be obligated to issue any fraction of a share of Purchaser Common Stock upon exercise of a Company Right, but in lieu thereof, Purchaser shall round-up fractional shares to the next highest whole number. The term, exercisability, vesting schedule, status as an "Incentive Stock Option" under Section 422 of the Code, if applicable, and all other terms and conditions of the options or warrants, to the extent permitted by law, and otherwise reasonably practical shall be unchanged. Each option, which is an Incentive Stock Option, shall be adjusted in accordance with the requirements of Section 424(a) of the Code so as not to constitute a modification, renewal or extension of the option within the meaning of Section 424(h) of the United States Internal Revenue Code.

(b) The Company agrees to take all necessary steps to effectuate the foregoing provisions of this SECTION 3.3, including using its reasonable efforts to obtain from each holder of a Company Right any consent or agreement that may be deemed necessary or advisable in order to effectuate the transactions contemplated by this Section 3.3. Anything in this Agreement to the contrary notwithstanding, Purchaser shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.3 to a former holder of a Company Right who has not delivered such consent or agreement.

3.4 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and the consideration provided for in this ARTICLE III. After the Effective Time there shall be no transfers on the stock transfer books of the Company of Company Stock outstanding prior to the Effective Time.

3.5 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Purchaser Common Stock and no certificates or scrip therefore, or other evidence of ownership therefore, will be issued as part of the Merger Consideration. Instead, Purchaser shall round-up fractional shares to the next whole number (after aggregating all Merger Consideration due such holder).

3.6 PAYMENT FOR SHARES.

(a) Promptly after the Effective Time, the Purchaser shall mail to each Company Stockholder a form of letter of transmittal (which shall be in such form and contain such provisions as the Purchaser and the Company may reasonably agree and specify) and instructions for use in effecting the surrender of all the certificates or Company Rights that, immediately prior to the Effective Time, represented any of such shares of Company Stock or Company Rights in exchange for payment of the Merger Consideration therefore or Convertible Securities of Purchaser (as the case may be). At and after the Effective Time, as received, the Surviving Corporation shall promptly deliver to the persons entitled thereto the pro-rata Merger Consideration or Convertible Securities to which such person is entitled, delivered in person or by mail to the address specified in the applicable letter of transmittal.

(b) Notwithstanding the foregoing, no party hereto shall be liable to any holder of certificates formerly representing shares of Company Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Unless otherwise provided for in this Agreement, the Purchaser shall pay all charges and expenses in connection with the exchange of public shares of Purchaser for shares of Surviving Company Stock.

                                    ARTICLE 4
                               REPRESENTATION AND
                            WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that, as of the date of this Agreement and as of the date of Closing:

4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in the State of California. SCHEDULE 4.1 lists (a) all Subsidiaries and correctly sets forth the capitalization of each Subsidiary and ownership interest of the Company or any other Person therein, and (b) the jurisdiction in which each Subsidiary is organized. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where the lack thereof would not have a Material Adverse Effect. The Company and each of its Subsidiaries has the necessary power to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business in each foreign jurisdiction where it conducts business or has assets, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. The Company has delivered to the Purchaser correct and complete copies of the charter and bylaws of each of its Subsidiaries and the names of the directors and officers of each of the Company and its Subsidiaries.

4.2 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by each of the Company and constitutes valid and binding obligations of the Company, enforceable against in accordance with its terms.

4.3 NO CONSENTS. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Body is required by or with respect to the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or the securities laws of the United States or of any foreign country; (b) those consents expressly listed in SCHEDULE 4.3; (c) such filings, if any, required with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") pursuant to the HSR Act; and (d) those consents, approvals, orders, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, would not have a Material Adverse Effect.

4.4 NO CONFLICTS. Except as set forth in SCHEDULE 4.4, the execution and delivery of this Agreement and the performance of its obligations hereunder (a) shall not be in violation or breach of, and shall not conflict with or constitute a default under, any of the terms of the Company's Certificate of Incorporation or Bylaws, of any contract, agreement or commitment binding upon the Company or its Subsidiaries or any of their respective assets or properties, except in each case as would not have a Material Adverse Effect, nor enable any third party to terminate any Company Material Agreement; and (b) shall not conflict with or violate, in any material respect, any applicable law, rule, regulation, judgment, order or decree of any Governmental Body having jurisdiction over the Subsidiaries or any of their assets or properties.

4.5 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 15,000,000 shares of capital stock, of which 10,000,000 shares are Common Stock, $0.001 par value (the "COMPANY COMMON STOCK"), and 5,000,000 shares are Preferred Stock, $0.001 par value (the "COMPANY PREFERRED STOCK"), of which 352,160 shares are designated Series A Preferred Stock. As of November 19, 2004 there were 7,355,593 shares issued and outstanding, of which 7,003,433 shares were Company Common Stock, and 352,160 shares were Company Preferred Stock. All shares of Company Stock are or will be at Closing, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's charter documents or any agreement to which the Company is a party or by which it is bound.

4.6 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. SCHEDULE 4.6 sets forth a true and complete list as of the date hereof of all holders of outstanding Convertible Securities of the Company, the exercise price per share, the term of each such Convertible Security, whether such Convertible Security is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such Convertible Securities or underlying shares. On the Closing Date, the Company shall deliver to Purchaser a complete and correct updated SCHEDULE 4.6 giving effect to any exercise of Convertible Securities on or prior to Closing. Except as set forth in SCHEDULE 4.6 there will be no outstanding: (a) securities convertible into or exchangeable for the capital stock of any class of the Company or its Subsidiaries; (b) options, warrants or other rights to subscribe for or purchase shares of Equity Securities of any class of the Company or its Subsidiaries; or (c) agreements of any kind relating to the issuance of any Equity Securities of any class of the Company or its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights to subscribe for or purchase shares of Equity Securities of the Company or its Subsidiaries. Except as set forth in SCHEDULE 4.6, and as contemplated by this Agreement, to the Knowledge of the Company there are no voting trusts or other agreements or understandings with respect to the Company Stock or any stock of its Subsidiaries.

4.7 SUBSIDIARIES. Except as described in SCHEDULE 4.7 the Company owns all of the Equity Securities of each of the Subsidiaries, beneficially and of record.
SCHEDULE 4.7 lists all Equity Securities of Persons other than the Subsidiaries owned beneficially and of record by the Company. All such Equity Securities of the Subsidiaries and those listed on SCHEDULE 4.7 are owned free and clear of any Encumbrance and are fully paid, validly issued and nonassessable.

4.8 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser true and complete copies of the Company Financial Statements. The audited portion of Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial position, assets and liabilities of the Company and its Subsidiaries at the dates indicated and the results of its operations and changes in financial position for the periods indicated. The unaudited portion of Company Financial Statements present fairly in all material respects the results of operations of the Company and its Subsidiaries in accordance with GAAP, except as otherwise stated therein (or in any related notes) and except for the lack of footnotes and subject to normal audit adjustment.

4.9 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.9, to the Company's Knowledge, the Company has no undisclosed liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including liabilities for taxes and interest and penalties thereon) of a material nature required by GAAP to be reflected on a consolidated balance sheet of the Company or described in the notes thereto that are not reflected in the Company Financial Statements, except for liabilities and obligations (a) incurred since December 31, 2003 in the Ordinary Course of Business; or (b) specifically disclosed in any Schedule to this Agreement.

4.10 BUSINESS CHANGES. Since December 31, 2003, except with respect to inter-company transactions or as otherwise contemplated by this Agreement or as set forth in SCHEDULE 4.10, (a) each of the Company and its Subsidiaries has conducted its business in the Ordinary Course of Business; none of the Company and its Subsidiaries has issued, declared, set aside or paid any dividend or other distribution of cash or property on any of its respective Equity Securities nor has it, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its respective Equity Securities or entered into any agreement or commitment to do any of the foregoing; (b) for each of the Company and its Subsidiaries there has not been any (i) general uniform increase in the compensation of the employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), other than increases in the Ordinary Course of Business,
(ii) increase in any such compensation payable to any individual officer, director, consultant or agent, other than increases in the Ordinary Course of Business, (iii) loans made to any officers, directors, shareholders, employees, consultants or agents; and (c) none of the Company and its Subsidiaries has incurred additional debt for borrowed money, nor has it incurred any obligation or liability (fixed, contingent or otherwise), nor made any acquisition of or contract for acquisition of any assets, nor paid any obligation or liability (except for current obligations or liabilities), in each case in excess of $500,000 or $2,000,000 in the aggregate, except in the Ordinary Course of Business;

4.11 PROPERTIES. SCHEDULE 4.11 lists all real property leased by the Company and its Subsidiaries. The Company and its Subsidiaries own no real property. Except as provided on SCHEDULE 4.11 hereto (i) the Company and its Subsidiaries have good and marketable title to all assets and properties listed on the Company Financial Statements or thereafter acquired, free and clear of any Encumbrances other than Permitted Liens, except where the lack of such good and marketable title would not have a Material Adverse Effect; and (ii) all of the material fixed assets and material properties listed in the Company Financial Statements or thereafter acquired are in satisfactory condition and repair in all material respects for the requirements of the business as presently conducted. All material agreements pursuant to which the Company and its Subsidiaries lease real or personal property are listed in SCHEDULE 4.11 hereto, are valid, effective and enforceable in accordance with their respective terms and there is not under any such leases any existing default or any event which, with notice or lapse of time or both, would have a Material Adverse Effect.

4.12 TAXES. Each of the Company and its Subsidiaries has duly filed with the appropriate Governmental Body all tax returns and reports required to be filed, and has paid or accrued in full all Taxes due to, or claimed to be due by, any taxing authority. To the Knowledge of the Company, such tax filings were correct and complete when filed.

4.13 COMPLIANCE WITH LAWS. To the Company's Knowledge, the business of each of the Company and its Subsidiaries has been conducted in compliance with all applicable laws, regulations, orders and other requirements of any Governmental Body, except where failure to comply will not have a Material Adverse Effect.

4.14 LITIGATION. Except as set forth in SCHEDULE 4.14, and except for claims, disputes, actions, proceedings, suits or appeals that would not have a Material Adverse Effect, there is no claim, dispute, action, proceeding, suit or appeal, at law or in equity, pending against any of the Company and its Subsidiaries, or involving any of the Company and its Subsidiaries assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the Company's Knowledge, none have been threatened.

4.15 CONTRACTS. SCHEDULE 4.15 lists each contract or agreement to which the Company is a party (and the Company has provided the Purchaser with a copy of each such written contract or agreement or a written description of each such verbal contract or agreement) that: (i) is a power of attorney or similar authorization granted by the Company and its Subsidiaries to third parties, or
(ii) currently involves payments or receipts of more than $500,000 to vendors and $200,000 to customers on an annual basis that cannot be terminated by the Company without penalty on less than 61 days notice (collectively, the "COMPANY MATERIAL AGREEMENTS"). The Company and its Subsidiaries are not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in material default) in respect of any Company Material Agreement to which they are parties. To the Company's Knowledge, no party to any Company Material Agreement is in material default thereunder or has materially breached any terms or provisions thereof which are material to the conduct of any of the respective business. To the Company's Knowledge, none of the Material Agreements will be terminated as a result of the transaction contemplated hereby.

4.16 INTELLECTUAL PROPRIETARY RIGHTS. The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of their businesses as presently conducted. SCHEDULE 4.16 constitutes a full and complete list of all material Intellectual Property that the Company and its Subsidiaries own or license (to or from a third party) in connection with their operations (the "COMPANY INTELLECTUAL PROPERTY ASSETS"), and specifies whether such Intellectual Property is owned or used under license and whether the Company and its Subsidiaries act as licensor or licensee. The Company and its Subsidiaries hold all right, title and interest in and to those Company Intellectual Property Assets which are specified as owned by them, except where the failure to hold all such right, title and interest would not have a Material Adverse Effect. All material license agreements and all other instruments relating to material licenses are in full force and effect and true and complete copies thereof have been provided to the Purchaser. None of the Company Intellectual Property Assets have been held or stipulated to be invalid in any litigation which has been concluded and the validity of the Company Intellectual Property Assets has not been questioned in any litigation that is currently pending or, to the Company's Knowledge, threatened, except where any such pending or threatened litigation would not have a Material Adverse Effect. To the Company's Knowledge, none of the Company and its Subsidiaries infringes on the Intellectual Property of any third party through its actions in the conduct of its business in any material respect.

4.17 INSURANCE. SCHEDULE 4.17 constitutes a full and complete list of all policies of insurance to which any of the Company and its Subsidiaries is a party or is a beneficiary or named insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, except where the failure of such policies or bonds to be in full force and effect would not have a Material Adverse Effect. None of the Company and its Subsidiaries has received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any of such insurance policies, except where any such cancellation or failure to renew would not have a Material Adverse Effect.

4.18 ENVIRONMENTAL COMPLIANCE. To the Company's Knowledge, each of the Company and its Subsidiaries has all permits, licenses and other authorizations, which are required under existing Environmental Laws and the failure of which would have a Material Adverse Effect. To the Company's Knowledge, each of the Company and its Subsidiaries is presently in compliance in all material respects with all Environmental Laws, and none has generated, manufactured, refined, transported, transferred, produced or processed any hazardous material or solid waste, except in compliance with all applicable Environmental Laws. There are no existing environmental conditions or circumstances with respect to any real property owned or leased by the Company and its Subsidiaries, whether or not discovered, which would be probable to result in a liability which would have a Material Adverse Effect, should any such conditions or circumstances become the basis for any claim which is asserted in the future by any aggrieved party (including, without limitation, any Governmental Body). There is no pending or, to the Company's Knowledge, threatened civil or criminal litigation, notice of violation or administrative proceeding to which any of the Company and its Subsidiaries is a party relating to Environmental Laws, except where any such litigation, violation or proceeding would not have a Material Adverse Effect.

4.19 EMPLOYMENT MATTERS. For any worldwide employee whose annual compensation exceeds $100,000 or foreign equivalent thereof, SCHEDULE 4.19 comprises a list of: (i) all employment contracts or agreements to which each of the Company and its Subsidiaries is a party or is subject as of the date of this Agreement, and
(ii) the names, current salary rates, and accrued vacation and sick leave for all the employees of the Company and its Subsidiaries. None of the Company and its Subsidiaries has any shop union contracts or enterprise collective bargaining agreements; (i) none of the Company and its Subsidiaries is currently engaged in any labor negotiations or employment dispute or grievance except for minor grievances with individual employees and not with any employee organization or group; and (ii) to the Company's knowledge, none of the Company and its Subsidiaries is the subject of any union organizing. Except as set forth in SCHEDULE 4.19, none of the Company and its Subsidiaries has sponsored, maintained or participated in, nor does it currently sponsor, maintain or participate in, any oral or written employee benefit plan (as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any trust related to any such plan.

4.20 BROKERS OR FINDERS. Except as set forth in SCHEDULE 4.20, the Company has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.21 BOOKS AND RECORDS. The minute books, stock record books and other records of the Company and its Subsidiaries, all of which have been made available to the Purchaser, are correct in all material respects. The minute books of the Company and its Subsidiaries are accurate in material respects records of all meetings and other corporate actions of their respective shareholders and board of directors and committees thereof.

4.22 REGULATORY COMPLIANCE. (i) (A) With respect to each of the Company's products and, to the extent applicable, products under development (collectively, "COMPANY PRODUCTS"), (1) SCHEDULE 4.22 sets forth a list of all approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies obtained by the Company and its Subsidiaries to permit the manufacturing, distribution, sales, marketing or human research activities of the Company (the "COMPANY ACTIVITIES TO DATE") with respect to each Product (collectively, "COMPANY LICENSES"); and

(2) the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of each Company License and with all requirements pertaining to the Activities to Date with respect to each Product which is not required to be the subject of a Company License; (B) all manufacturing operations performed by or on behalf of the Company have been and are being conducted in all material respects in compliance with current good manufacturing practices, and quality system regulations issued by the United States Food and Drug Administration ("FDA") and, to the extent applicable, counterpart regulations in the European Union; (C) the Company and its Subsidiaries are in compliance in all material respects with all applicable reporting requirements for all licenses or plant registrations described in clause (A) above; except, in the case of the preceding clauses (A) through (C), for any such failures to obtain or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect. (ii) To the Company's Knowledge, no filing or submission to the FDA or any other Governmental Body with regard to the Products that is the basis for any approval or clearance contains any material omission or material false information.

                                   ARTICLE 5
                               REPRESENTATION AND
                           WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that, as of the date of this Agreement and as of the date of Closing:

5.1 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in the State of Delaware. SCHEDULE 5.1 lists (a) all Subsidiaries and correctly sets forth the capitalization of each Subsidiary and ownership interest of the Purchaser or any other Person therein, and (b) the jurisdiction in which each Subsidiary is organized. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where the lack thereof would not have a Material Adverse Effect. The Purchaser and each of its Subsidiaries has the necessary power to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business in each foreign jurisdiction where it conducts business or has assets, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. The Purchaser has delivered to the Company correct and complete copies of the charter and bylaws of each of its Subsidiaries and the names of the directors and officers of each of the Purchaser and its Subsidiaries.

5.2 AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5.3 NO CONSENTS. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Body is required by or with respect to the Purchaser or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or the securities laws of the United States or of any foreign country; (b) those consents expressly listed in SCHEDULE 5.3; (c) such filings, if any, required with the FTC and DOJ pursuant to the HSR Act; and (d) those consents, approvals, orders, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, would not have a Material Adverse Effect.

5.4 NO CONFLICTS. Except as set forth in SCHEDULE 5.4 the execution and delivery of this Agreement and the performance of its obligations hereunder (a) shall not be in violation or breach of, and shall not conflict with or constitute a default under, any of the terms of the Purchaser's Certificate of Incorporation or Bylaws, of any contract, agreement or commitment binding upon the Purchaser or its Subsidiaries or any of their respective assets or properties, except in each case as would not have a Material Adverse Effect, nor enable any third party to terminate any Material Agreement; and (b) shall not conflict with or violate, in any material respect, any applicable law, rule, regulation, judgment, order or decree of any Governmental Body having jurisdiction over the Purchaser or its Subsidiaries or any of their assets or properties.

5.5 CAPITAL STRUCTURE. The authorized capital stock of the Purchaser consists of 102,000,000 shares of capital stock, of which 100,000,000 shares are Common Stock, $0.001 par value (the "PURCHASER COMMON STOCK"), and 2,000,000 shares are Preferred Stock, $0.001 par value (the "PURCHASER PREFERRED STOCK"), of which 1,000,000 shares are designated as Series A Convertible Preferred Stock. As of November 19, 2004 there were 79,200,000 shares of Purchaser Common Stock issued and outstanding, and 510,000 shares of Purchaser Series A Convertible Preferred Stock issued and outstanding. All of the shares of Purchaser Common Stock are or will be at Closing, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Purchase's charter documents or any agreement to which the Purchaser is a party or by which it is bound. The authorized capital of the Purchaser will consist immediately prior to the Closing of 300,000,000 shares of Purchaser Common Stock, of which 12,000,000 shares are issued and outstanding.

5.6 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. SCHEDULE 5.6 sets forth a true and complete list as of the date hereof of all holders of outstanding Convertible Securities of the Purchaser, the exercise price per share, the term of each such Convertible Security, whether such Convertible Security is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such Convertible Securities or underlying shares. On the Closing Date, the Purchaser shall deliver to Company a complete and correct updated SCHEDULE 5.6 giving effect to any exercise of Convertible Securities on or prior to Closing. Except as set forth in SCHEDULE 5.6, there are no outstanding: (a) securities convertible into or exchangeable for the capital stock of any class of the Purchaser or its Subsidiaries; (b) options, warrants or other rights to subscribe for or purchase shares of capital stock of any class of the Purchaser or its Subsidiaries; or (c) agreements of any kind relating to the issuance of any Equity Securities of any class of the Purchaser or its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights to subscribe for or purchase shares of Equity Securities of the Purchaser or its Subsidiaries. Except as set forth in SCHEDULE 5.6, and as contemplated by this Agreement, to the Knowledge of the Purchaser there are no voting trusts or other agreements or understandings with respect to the Purchaser Common Stock or any stock of its Subsidiaries including, without limitation, any agreement granting any form of registration rights to any person or entity. Immediately prior to the Closing, except as consented to in writing by the Company, (i) Purchaser shall have no outstanding Convertible Securities or any rights, agreements or understandings entitling any person to acquire any capital stock or Convertible Securities of the Purchaser and (ii) Purchaser shall not be a party to any agreement granting any form of registration rights to any person or entity.

5.7 SUBSIDIARIES. Except as described in SCHEDULE 5.7, the Purchaser owns all of the Equity Securities of each of the Subsidiaries, beneficially and of record.
SCHEDULE 5.7 lists all Equity Securities of Persons other than the Subsidiaries owned beneficially and of record by the Purchaser. All such Equity Securities of the Subsidiaries and those listed on SCHEDULE 5.7 are owned free and clear of any encumbrance and are fully paid, validly issued and non-assessable.

5.8 FINANCIAL STATEMENTS. The audited financial statements of Purchaser as filed pursuant to the Exchange Act have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial position, assets and liabilities of the Purchaser at the dates indicated and the results of its operations and changes in financial position for the periods indicated. The unaudited quarterly financial statements of Purchaser as filed pursuant to the Exchange Act present fairly in all material respects the results of operations of the Purchaser except as otherwise stated therein (or in any related notes) and except for the lack of footnotes and subject to normal audit adjustment.

5.9 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 5.9, to the Purchaser's Knowledge, Purchaser has no undisclosed liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including liabilities for taxes and interest and penalties thereon) of a material nature required by GAAP to be reflected on a consolidated balance sheet of the Purchaser or described in the notes thereto that are not reflected in the Financial Statements, except for liabilities and obligations (a) incurred since December 31, 2003 in the Ordinary Course of Business; or (b) specifically disclosed in any Schedule to this Agreement.

5.10 BUSINESS CHANGES. Since December 31, 2003, except with respect to inter-Purchaser transactions or as otherwise contemplated by this Agreement or as set forth in SCHEDULE 5.10, (a) the Purchaser and its Subsidiaries have conducted its business in the Ordinary Course of Business; the Purchaser and its Subsidiaries have not issued, declared, set aside or paid any dividend or other distribution of cash or property on any of its respective Equity Securities nor has it, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its respective, Equity Securities or entered into any agreement or commitment to do any of the foregoing (b) for the Purchaser and its Subsidiaries there has not been any (i) general uniform increase in the compensation of the employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), other than increases in the Ordinary Course of Business, (ii) increase in any such compensation payable to any individual officer, director, consultant or agent, other than increases in the Ordinary Course of Business, (iii) loans made to any officers, directors, shareholders, employees, consultants or agents, and
(c) the Purchaser and its Subsidiaries have not incurred additional debt for borrowed money, nor has it incurred any obligation or liability (fixed, contingent or otherwise), nor made any acquisition of or contract for acquisition of any assets, nor paid any obligation or liability (except for current obligations or liabilities), in each case in excess of $50,000 or $200,000 in the aggregate, except in the Ordinary Course of Business;

5.11 PROPERTIES. SCHEDULE 5.11 lists all real property leased by the Purchaser and its Subsidiaries, which is true in all material respects as of the date hereof. The Purchaser and its Subsidiaries own no real property except as provided on SCHEDULE 5.11 hereto: (i) the Purchaser and its Subsidiaries have good and marketable title to all assets and properties listed on the Financial Statements or thereafter acquired, free and clear of any Encumbrances other than Permitted Liens, except where the lack of such good and marketable title would not have a Material Adverse Effect; and (ii) all of the material fixed assets and material properties listed in the Financial Statements or thereafter acquired are in satisfactory condition and repair in all material respects for the requirements of the business as presently conducted. All material agreements pursuant to which the Purchaser and its Subsidiaries lease real or personal property are listed in SCHEDULE 5.11 hereto, are valid, effective and enforceable in accordance with their respective terms and there is not under any such leases any existing material default or any event which, with notice or lapse of time or both, would have a Material Adverse Effect.

5.12 TAXES. Except as set forth in SCHEDULE 5.12, the Purchaser and each of its Subsidiaries has duly filed with the appropriate Governmental Body all tax returns and reports required to be filed, and has paid or accrued in full all Taxes due to, or claimed to be due by, any taxing authority. To the Knowledge of the Purchaser, such tax filings were correct and complete when filed.

5.13 COMPLIANCE WITH LAWS. To the Purchaser's Knowledge, the business of the Purchaser and its Subsidiaries has been conducted in compliance with all applicable laws, regulations, orders and other requirements of any Governmental Body, except where failure to comply will not have a Material Adverse Effect.

5.14 LITIGATION. Except as set forth in SCHEDULE 5.14 and, except for claims, disputes, actions, proceedings, suits or appeals that would not have a Material Adverse Effect, there is no claim, dispute, action, proceeding, suit or appeal, at law or in equity, pending against the Purchaser and its Subsidiaries, or involving the Purchaser and its Subsidiaries assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the Purchaser's Knowledge, none have been threatened.

5.15 CONTRACTS. SCHEDULE 5.15 lists each contract or agreement to which the Purchaser is a party (and the Purchaser has provided the Company with a copy of each such written contract or agreement or a written description of each such verbal contract or agreement), (i) is a power of attorney or similar authorization granted by the Purchaser and its Subsidiaries to third parties, or
(ii) currently involves payments or receipts of more than $50,000 to vendors or $20,000 to customers on an annual basis that cannot be terminated by the Purchaser without penalty on less than 61 days notice (collectively, the "PURCHASER MATERIAL AGREEMENTS"). The Purchaser and its Subsidiaries are not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in material default) in respect of any Purchaser Material Agreement to which they are parties. To the Purchaser's Knowledge, no party to any Purchaser Material Agreement is in material default thereunder or has materially breached any terms or provisions thereof which are material to the conduct of any of the respective business. To the Purchaser's Knowledge, none of the Purchaser Material Agreements will be terminated as a result of the transaction contemplated hereby.

5.16 INTELLECTUAL PROPRIETARY RIGHTS. The Purchaser and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of their businesses as presently conducted. SCHEDULE 5.16 constitutes a full and complete list of all material Intellectual Property that the Purchaser and its Subsidiaries own or license (to or from a third party) in connection with their operations (the "PURCHASER INTELLECTUAL PROPERTY ASSETS"), and specifies whether such Intellectual Property is owned or used under license and whether the Purchaser and its Subsidiaries act as licensor or licensee. The Purchaser and its Subsidiaries hold all right, title and interest in and to those Purchaser Intellectual Property Assets which are specified as owned by them, except where the failure to hold all such right, title and interest would not have a Material Adverse Effect. All material license agreements and all other instruments relating to material licenses are in full force and effect and true and complete copies thereof have been provided to the Company. None of the Purchaser Intellectual Property Assets have been held or stipulated to be invalid in any litigation which has been concluded and the validity of the Purchaser Intellectual Property Assets has not been questioned in any litigation that is currently pending or, to the Purchaser's Knowledge, threatened, except where any such pending or threatened litigation would not have a Material Adverse Effect. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries do not infringe on the Intellectual Property of any third party through its actions in the conduct of its business in any material respect.

5.17 INSURANCE. SCHEDULE 5.17 constitutes a full and complete list of all policies of insurance to which the Purchaser and its Subsidiaries is a party or is a beneficiary or named insured. All of the insurance policies and bonds maintained by the Purchaser and its Subsidiaries are in full force and effect, except where the failure of such policies or bonds to be in full force and effect would not have a Material Adverse Effect. None of the Purchaser and its Subsidiaries has received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any of such insurance policies, except where any such cancellation or failure to renew would not have a Material Adverse Effect.

5.18 ENVIRONMENTAL COMPLIANCE. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries have all permits, licenses and other authorizations, which are required under existing Environmental Laws and the failure of which would have a Material Adverse Effect. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries is presently in compliance in all material respects with all Environmental Laws, and has not generated, manufactured, refined, transported, transferred, produced or processed any hazardous material or solid waste, except in compliance with all applicable Environmental Laws. There are no existing environmental conditions or circumstances with respect to any real property owned or leased by the Purchaser and its Subsidiaries, whether or not discovered, which would be probable to result in a liability which would have a Material Adverse Effect, should any such conditions or circumstances become the basis for any claim which is asserted in the future by any aggrieved party (including, without limitation, any Governmental Body). There is no pending or, to the Purchaser's Knowledge, threatened civil or criminal litigation, notice of violation or administrative proceeding to which the Purchaser and its Subsidiaries is a party relating to Environmental Laws, except where any such litigation, violation or proceeding would not have a Material Adverse Effect.

5.19 EMPLOYMENT MATTERS. For any worldwide employee whose annual compensation exceeds $100,000 or foreign equivalent thereof, SCHEDULE 5.19 comprises a list of: (i) all employment contracts or agreements to which each of the Purchaser and its Subsidiaries is a party or is subject as of the date of this Agreement, and (ii) the names, current salary rates, and accrued vacation and sick leave for all the employees of the Purchaser and its Subsidiaries. (i) the Purchaser and its Subsidiaries does not have any shop union contracts or enterprise collective bargaining agreements; (ii) the Purchaser and its Subsidiaries are not currently engaged in any labor negotiations or employment dispute or grievance except for minor grievances with individual employees and not with any employee organization or group; and (iii) to the Purchaser's Knowledge, the Purchaser and its Subsidiaries is the subject of any union organizing. Except as set forth in SCHEDULE 5.19, the Purchaser and its Subsidiaries has not sponsored, maintained or participated in, nor does it currently sponsor, maintain or participate in, any oral or written employee benefit plan (as such term is defined in Section 3(3) of ERISA), or any trust related to any such plan.

5.20 BROKERS OR FINDERS. Except as set forth in SCHEDULE 5.20, the Purchaser has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.21 BOOKS AND RECORDS. The minute books, stock record books and other records of the Purchaser and its Subsidiaries, all of which have been made available to the Company, are correct in all material respects. The minute books of the Purchaser and its Subsidiaries are accurate in material respects records of all meetings and other corporate actions of their respective shareholders and board of directors and committees thereof.

5.22 FINANCIAL REPORTS AND REGULATORY DOCUMENTS. Except as set forth on SCHEDULE 5.22, Purchaser has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with the SEC, and all other material reports and statement required to be filed by it with any Governmental Body since January 1, 2000, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of Delaware, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Body with which they are filed. The Purchaser SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act, as the case may be, (ii) did not at the time they were filed (or if amended or superseded b a filing prior to the date of this Agreement, then on the date of such filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements in such Purchaser SEC reports, in light of the circumstances under which they were made, not misleading. None of Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC. Except as set forth in this Agreement or the Schedules or Exhibits attached hereto, or as disclosed in the Purchaser SEC Reports, there is no fact that the Purchaser has not disclosed to the Company in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6
                           CONDUCT PENDING THE CLOSING

During the period from the date of this Agreement and continuing until the Closing Date or the termination of this Agreement, the Parties hereto agree as follows:

(a) ACCESS TO INFORMATION. The Parties shall afford to the each other and to each others attorneys, accountants, and other authorized representatives, access to, and upon request, copies of, all information available to the parties and their respective Subsidiaries with respect to the operations of the parties and their respective Subsidiaries including, all of the respective properties, books, contracts, commitments, records and personnel. Such investigation shall be conducted in such a manner so as not to interfere unreasonably with the operations of the Company and its Subsidiaries. Further, each party agrees that it will not, and will cause its representative not to, use any Confidential Information obtained pursuant to this Article 6 (as well as any other Confidential Information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the Requirements of Law, each party will keep confidential, and will cause its representative to keep confidential, all Confidential Information and documents obtained pursuant to this Article 6 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement). In the event that this Agreement is terminated or the transaction contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing Confidential Information and data as to the other party to be returned to the other party. No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

(b) DIRECTOR AND STOCKHOLDER APPROVAL. Each of the Parties shall take all action necessary (i) to obtain the written consent of its directors or to convene a meeting of its directors to approve the Merger, this Agreement and the transactions contemplated hereby and thereby, (ii) to obtain the written consent of the holders of the Company Stock or Purchaser Common Stock (as applicable) or to convene a meeting of their respective stockholders as soon as reasonably practicable and (iii) to solicit the approval of their respective stockholders of the Merger, this Agreement and the transactions contemplated hereby and thereby. Each of the Parties shall ensure that its director and stockholder approval is solicited in compliance with the procedural requirements of Delaware Law, the Certificate of Incorporation and the Bylaws of the Company or the Purchaser (as applicable), provided, however, that no director or officer shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

(c) UPDATE TO DISCLOSURE SCHEDULES. Without limiting any party's right to rely on the respective representations or warranties of the other parties contained in ARTICLES IV OR V, each party shall provide the other parties with updates to their respective Disclosure Schedules provided or made available pursuant hereto as to material facts which arise or are first discovered between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to be disclosed in order to make such party's respective representations and warranties true and correct in all material respects as of the date of this Agreement. Each party shall take all reasonable action within their respective capability necessary to render accurate as of the Closing Date its respective representations and warranties contained in this Agreement and shall refrain from taking any action which would render inaccurate as of the Closing Date any such representations or warranties. Each party shall notify the other of any material adverse development causing a breach of any of its own representations and warranties. Each party shall notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

(d) COMMUNICATIONS. Neither of the Parties shall furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld. Nothing contained herein shall prevent any party at any time from furnishing any information to any Governmental Body or from issuing any release where it reasonably believes it is legally required to do so.

(e) ORDINARY COURSE OF BUSINESS. Each of the Parties shall use, and cause each of its Subsidiaries to use, best efforts to: (i) preserve the services of its present officers and employees, its net asset value and its business, including its relationship with its customers and suppliers; (ii) operate and carry on its business operations only in the Ordinary Course of Business and substantially as presently operated; (iii) not sell, dispose of or encumber or enter into any agreement for the sale of any of its material assets other than in the Ordinary Course of Business; (iv) not change the method by which bonuses or other payments are made to its officers, directors and employees and (v) not enter into any material contract, arrangement or agreement.

(f) DIVIDENDS; CHANGES IN STOCK. Except in completing the transactions contemplated by this Agreement, none of the Purchaser and/or its Subsidiaries shall or shall propose to: (i) declare or pay any dividends on or make any other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock.

(g) LEGAL CONDITIONS. Each party shall take all reasonable actions necessary to comply promptly with any legal requirements which may be imposed on the consummation of the transaction contemplated herein and shall promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection herewith. Each party shall take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Body, or other third party, required to be obtained or made by such party (or by the other party) in connection with the taking of any action contemplated thereby or by this Agreement. Each of the parties shall file any Notification and Report Forms and related materials that it may be required to file with the FTC and the DOJ under the HSR Act and shall use its reasonable best efforts to obtain an early termination of the applicable waiting period and make any further filings pursuant thereto that may be necessary, proper or advisable.

(h) ISSUANCE OF SECURITIES. Neither the Company nor the Purchaser shall issue, deliver or sell, or authorize or propose or enter into any agreement for the issuance, delivery or sale of, or purchase or propose the purchase of, any Convertible Securities or Equity Securities, except (i) pursuant to the provision of Convertible Securities issued and outstanding as of the date hereof or (ii) pursuant to the agreements contemplated by ARTICLE 7.

(i) GOVERNING DOCUMENTS. None of the Purchaser and/or its Subsidiaries shall amend its charter documents except as contemplated by ARTICLE 7.

(j) SALARIES, BENEFIT PLANS, ETC. Except as disclosed on Schedule 6(j), none of the Purchaser and/or its Subsidiaries shall incur any salaries or other compensation payable to officers, directors, employees or consultants, and shall not hire any employees or consultants, nor adopt or amend in any material respect any collective bargaining agreement or benefit plan or any other agreement with employees.

(k) NOTICE OF CERTAIN DEFAULTS OR CLAIMS. The Purchaser shall give prompt notice to the Company of (i) any notice of default received by it under any material instrument or material agreement to which any of the Purchaser and/or its Subsidiaries is a party or by which it is bound; (ii) any transaction that is reasonably likely to have a Material Adverse Effect.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by all such parties affected thereby, as applicable:

(a) GOVERNMENT CONSENTS; AUTHORIZATIONS. All material consents, authorizations, orders or approvals of, and filings or registrations with or imposed by, any Governmental Body which are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained or made, including, without limitation, expiration or early termination of the waiting period under the HSR Act.

(b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated herein shall have been issued by any Government Body of competent jurisdiction and remain in effect. Each party agrees to use its reasonable best efforts to have any such injunction or order lifted.

(c) LEGISLATION. No Requirement of Law shall have been enacted and remain in effect which prohibits or makes illegal the consummation of this Agreement or any of the conditions to the consummation of this Agreement.

7.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to perform this Agreement at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the
Purchaser:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

(b) DIRECTOR AND STOCKHOLDER APPROVAL. The Company shall have obtained all requisite approval of its directors and stockholders for this Agreement, the Merger and the transactions contemplated hereby.

(c) PERFORMANCE OF OBLIGATIONS BY THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to perform this Agreement at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the
Company:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed by an officer of the Purchaser to such effect.

(b) DIRECTOR AND STOCKHOLDER APPROVAL. The Purchaser shall have obtained all requisite approval of its directors and shareholders for this Agreement, the Merger and the transactions contemplated hereby.

(c) PERFORMANCE OF OBLIGATIONS OF THE PURCHASER. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and the Company shall have received a certificate signed by an officer of the Purchaser to such effect.

(d) GOVERNMENTAL FILINGS; NO VIOLATIONS. Purchaser shall have made all filings required of it pursuant to the Exchange Act, including the filing of a Form 8-K upon execution of this Agreement describing the transaction, subject to the Company's prior review and reasonable approval.

(e) LIMIT ON DISSENTERS. Not more than five percent (5%) of the outstanding shares of either Purchaser Stock or Company Stock shall have exercised dissenter rights in connection with the proposed Merger.

(f) LIMITATION ON OUTSTANDING OBLIGATIONS. Except for trade payables incurred in the Ordinary Course of Business and not past due, the Purchaser shall have no more than $50,000 of outstanding debt or liabilities (including, without limitation, any and all outstanding amounts owed or payable to employees or independent contractors of Purchaser).

(g) TERMINATION OF CERTAIN AGREEMENTS. The employment agreements of Mr. Giansiracusa and Mr. Lahey with the Purchaser shall be terminated by mutual consent and the accrued salary, options and other benefits owed to Mr. Giansiracusa and Mr. Lahey shall be satisfied on or before the Closing Date.

(h) FINANCING TRANSACTION. Purchaser shall have entered into, and be a party to, definitive agreements contemplating the purchase by, and sale to, a third party or parties of at least $15.0 million of equity securities of the Purchaser, such purchase and sale to occur subsequent to the closing of the Merger and be in form and substance satisfactory to the Company in its sole and absolute discretion.

(i) WHITEBOX CONSENT. Whitebox Advisors and each of the Whitebox Parties shall have consented to this Agreement and the transactions contemplated hereby, and the Purchase Agreement dated September 17th, 2004 by and between the Company and the Whitebox Parties (the "WHITEBOX AGREEMENT") and each of the Notes and Warrants (as such terms are defined in Whitebox Agreement) shall be revised and amended to appropriately reflect the transactions contemplated by this Agreement in form and substance satisfactory to the Company in its sole and absolute discretion.

(j) REVERSE STOCK SPLIT. The Purchaser shall have consummated a reverse split of all of Purchaser's presently authorized common stock in such amount as approved in writing by the Company.

                                    ARTICLE 8
                                   TERMINATION

8.1 TERMINATION. Notwithstanding any other provisions of this Agreement, this Agreement may be terminated, and the Merger may be abandoned as follows:

(a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of Purchaser and Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) BREACH. At any time prior to the Effective Time, by Purchaser or Company if its Board of Directors so determines by vote of a majority of the members of its Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth herein), which breach cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach.

(c) DELAY. At any time prior to the Effective Time, by either Purchaser or Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 2004, except not by such Party to the extent that the failure of the Merger then to be consummated arises out of or results from knowing action or inaction of such party to the detriment of the other Party, except as permitted hereunder.

(d) NO APPROVAL. By Company or by the Purchaser, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Body required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Body or any Governmental Body issues a final nonappealable order blocking the Merger.

(e) ACQUISITIONS PROPOSAL. This Agreement may be terminated by Purchaser or Company by written notice to the other if such party (i) received an Acquisition Proposal, (ii) receives the advice of its outside counsel that to proceed with the Merger will violate the fiduciary duties of its Board of Directors to its stockholders in light of such Acquisition Proposal, and (iii) after receiving such advice, determines to accept such proposal; provided, however, that such party shall not be entitled to terminate this Agreement pursuant to this SECTION 8.1(e) unless it shall have provided the Company with written notice of such a possible determination (which written notice will inform the other of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination.

(f) DISCLOSURE SCHEDULES AMENDMENT OR SUPPLEMENT. At any time prior to the Effective Time by either Company or Purchaser, if its Board of Directors so determines by vote of a majority of the members of its entire Board that the other party has amended its Disclosure Schedules provided pursuant to ARTICLES IV OR V hereof (as applicable) and such amendment discloses events that would be reasonably likely to result in a Material Adverse Effect on the Surviving Company following the Closing.

(g) FAILURE TO APPROVE. This Agreement shall automatically terminate if the stockholders of either Purchaser or the Company fail to approve this Agreement and the transactions contemplated hereby pursuant to any vote taken (at any meeting or by written consent) seeking shareholder approval thereof.

8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to SECTIONS 8(a)-(e), no party to this Agreement shall have any liability or further obligation to any other party hereunder except that termination under SECTION 8.1(b) will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination; provided, however, in no event shall the breaching party pay to the non-breaching party for such a breach an amount greater than the actual out-of-pocket costs and expenses incurred by the non-breaching party in connection with this Agreement and the enforcement of its rights hereunder.

                                    ARTICLE 9
                               GENERAL PROVISIONS

9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Company and Purchaser set out herein shall survive the Closing.

9.2 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

9.3 WAIVER. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

9.4 BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

9.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service or when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient's local time ("Local Time") of a business day, or on the next business day if sent other than between the hours of 8:00 a.m. and 5:00 p.m. Local Time or on a business day, as follows:

If to the Company:

                  Anthony A. Nobles
                  Sutura, Inc.
                  17080 Newhope Street
                  Fountain Valley, CA 92708
                  Facsimile:  (717) 437-9806

With a copy to::

                  Richard J. Babcock, Esq.
                  Sheppard Mullin Richter & Hampton LLP
                  650 Town Center Drive, Ste. 400
                  Costa Mesa, CA  92626
                  Facsimile:  (714) 513-5130

If to the Purchaser:

                  James B. Lahey
                  Technology Visions Group, Inc.
                  910 W. San Marcos Blvd.
                  San Marcos, CA 92078
                  Facsimile:

With a copy to:
                    __________________
                    __________________
                    __________________
                    __________________

9.6 GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

9.7 ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns provided however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

9.8 COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

9.9 CLOSING DATE. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 45 days following execution of this agreement unless extended by mutual consent of the parties.

9.10 REVIEW OF THE AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

9.11 SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

9.12 EFFECTIVE DATE. The effective date of this agreement shall be upon its execution.

                         [Signatures on following page]

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER BETWEEN SUTURA, INC.
                       AND TECHNOLOGY VISIONS GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this agreement this 22nd day of November 2004.

TECHNOLOGY VISIONS GROUP, INC.               SUTURA, INC.


/s/ James B. Lahey                           /s/ Anthony A. Nobles
-----------------------------------          -----------------------------------
James B. Lahey, President                    Anthony A. Nobles, President

                                    EXHIBIT A

                                   DEFINITIONS

"ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a Merger, consolidation or other business combination involving Purchaser or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Purchaser, other than the transactions contemplated by this Agreement.

"AGREEMENT" shall have the meaning set forth in the introductory paragraph.

"CLOSING" and "CLOSING DATE" have the meanings set forth in Section 2.2 hereof.

"COMPANY" shall have the meaning set forth in the introductory paragraph.

"COMPANY ACTIVITIES TO DATE" shall have the meaning set forth in Section 4.22

"COMPANY COMMON STOCK" shall have the meaning set forth in Section 4.5.

"COMPANY DISSENTING SHARE" means any share of Company Stock, which is owned by a stockholder who or which has exercised his, her or its appraisal rights under Delaware Law.

"COMPANY FINANCIAL STATEMENTS" means: (i) the audited consolidated balance sheets of the Company at December 31, 1997, 1998, 1999 and 2000, and the related statements of income, cash flows and changes in shareholders' equity for the fiscal years then ended; and (ii) the unaudited consolidated balance sheets of the Company at December 31, 2001, 2002, 2003 and the related statements of income and cash flows for the periods then ended.

"COMPANY INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in
Section 4.16.

"COMPANY LICENSES" shall have the meaning set forth in Section 4.22.

"COMPANY MATERIAL AGREEMENT" shall have the meaning set forth in Section 4.15.

"COMPANY PREFERRED STOCK" shall have the meaning set forth in Section 4.5.

"COMPANY PRODUCTS" shall have the meaning set forth in Section 4.22.

"COMPANY RIGHTS" shall have the meaning set forth in Section 3.3.

"COMPANY STOCK" means all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately before Closing.

"COMPANY STOCKHOLDER" means any holder of shares of Company Stock.

"CONFIDENTIAL INFORMATION" means all information relating to the customers or markets of the party which originally disclosed such information ("DISCLOSING PARTY"), the composition, manufacture or development of the Disclosing Party's products, the corporate structure and organization of the Disclosing Party and other technical data, trade secrets or proprietary information, the Financial Statements and all earlier and subsequent financial statements, financial information, budgets, forecasts, marketing plans and strategies, business plans, business, assets or prospects of the Disclosing Party which such party protects against unrestricted disclosure to others and such other information as the Disclosing Party shall advise the other parties to this Agreement is considered by the Disclosing Party as confidential. Confidential Information shall not include information that: (i) was rightfully in the possession of the party which originally received such information from the Disclosing Party ("RECEIVING PARTY") or was rightfully known to the Receiving Party prior to receipt from the Disclosing Party and is not subject to a separate confidentiality obligation;
(ii) is independently developed by the Receiving Party; (iii) is or becomes publicly known without the fault of the Receiving Party; (iv) is or becomes rightfully available to the Receiving Party without confidentiality restriction from a source other than the Disclosing Party; or (v) which a party is required to disclose pursuant to a directive of a Governmental Body; provided that in each of the foregoing exceptions the burden of proof that any information does not constitute Confidential Information shall be on the Receiving Party.

"CONVERTIBLE SECURITIES" means options, warrants or other rights to acquire securities of the Company or Purchaser (as the context requires).

"DELAWARE LAW" shall have the meaning set forth in the Recitals.

"DISCLOSURE SCHEDULES" shall mean the Schedules of the Company provided pursuant to Article IV or of the Purchaser provided pursuant to Article V (as the context requires).

"DOJ" shall have the meaning set forth in Section 4.3.

"EFFECTIVE TIME" shall have the meaning set forth in Section 2.4

"ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other claim or interest in property.

"ENVIRONMENTAL LAWS" means any laws, rules, regulations, orders, treaties, statutes and codes of any Governmental Body presently in effect which prohibit, regulate or control or relate to emissions, discharges, releases or threatened releases of any pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes or the transportation, storage, transfer, use, manufacture, processing, distribution, treatment, disposal, handling or dealing with such materials or which relate to pollution or to protection of the environment.

"EQUITY SECURITIES" shall mean any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

"ERISA" shall have the meaning set forth in Section 4.19.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

"EXCHANGE RATIO" shall have the meaning set forth in the definition of Merger Consideration.

"FDA" shall have the meaning set forth in Section 4.22.

"FTC" shall have the meaning set forth in Section 4.3.

"GAAP" means generally accepted accounting principles in the United States, consistently applied.

"GOVERNMENTAL BODY" means any court or any governmental or regulatory authority of the United States of America or any other country, or any state, county, locality, district, or other political subdivision thereof, and includes without limitation any self-regulatory organizations such as stock exchanges or the National Association of Securities Dealers, which govern the issuance or trading in securities.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

"INTELLECTUAL PROPERTY" means all proprietary rights and information, including, without limitation, all patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights (whether or not registered), copyrighted or copyrightable works, trademarks, service marks, trade names, URLs and Internet domain names, databases, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, drawings, designs, mask works or registrations thereof, technology, trade secrets and other confidential information, know-how, proprietary processes, customer lists, inventions, methodologies and, with respect to all of the foregoing, related confidential documentation manufacturing and production processes and techniques, research and development information and other confidential technical information, as well as all rights in and to computer programs, data files and other software.

"KNOWLEDGE". Where any representation or warranty contained in this Agreement is expressly qualified by reference to Knowledge of or relating to the Company, such Knowledge shall mean the actual knowledge of the following officers and directors of the Company: Anthony Nobles and Egbert Ratering. Where any representation or warranty contained in this Agreement is expressly qualified by reference to Knowledge of or relating to the Purchaser, such Knowledge shall mean the actual knowledge of the following officers and directors of the
Purchaser: James A. Giansiracusa and James B. Lahey.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries or the Purchaser (as the context requires), in each case taken as a whole, other than any effect relating to the economy or securities markets in general, or the industries in which the relevant Party operates.

"MERGER" shall have the meaning set forth in the Recitals.

"MERGER CONSIDERATION" shall mean and be determined as follows:

Each share of Company Stock shall be converted into and exchanged for that number of shares of Purchaser Common Stock pursuant to the following ratio ("EXCHANGE RATIO"):

         A = (B/.05)/C

         A - means the number of shares of Purchaser Common Stock to be exchanged for each share of Company Stock.

         B - that number of issued and outstanding shares of Purchaser Common Stock determined immediately prior to the Closing, on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Purchaser Common Stock, as applicable.

         C - means that number of issued and outstanding shares of Company Stock immediately prior to the Closing, on a fully diluted as converted basis (but specifically excluding any assumption of conversion or exercise of any Whitebox Securities), assuming conversion, exercise and/or exchange of all Convertible Securities or other rights to acquire Company Stock.

"ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

"PARTIES" shall have the meaning set forth in the introductory paragraph.

"PERMITTED LIENS" means: (i) liens for Taxes, assessments and governmental charges not yet due and payable; (ii) zoning laws and ordinances which do not in any material respect, individually or in the aggregate, impair the value or merchantability or use of the property as it is currently being used; (iii) rights reserved to any Governmental Body to regulate the affected property; (iv) purchase-money liens arising out of the purchase or sale of products or services made in the Ordinary Course of Business; and (v) any Encumbrances that arise in the Ordinary Course of Business.

"PERSON" means any individual, corporation (including any non-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, foundation, labor union, or other entity or Governmental Body.

"PURCHASER" shall have the meaning set forth in the introductory paragraph.

"PURCHASER COMMON STOCK" shall have the meaning set forth in Section 5.5.

"PURCHASER INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in
Section 5.16.

"PURCHASER MATERIAL AGREEMENT" shall have the meaning set forth in Section 5.15.

"PURCHASER PREFERRED STOCK" shall have the meaning set forth in Section 5.5.

"PURCHASER SEC REPORTS" shall mean all the form, reports, and documents required to be filed by Purchaser with the SEC since January 1, 2000.

"RELATED PARTY" means a Person controlling, controlled by or under common control with a party to this Agreement or any Purchaser, offspring, spouse, brother or sister of such person or his or her spouse (collectively "FAMILY MEMBER") and any Person controlling, controlled by or under common control of such Family Member.

"REQUIREMENT OF LAW" means any U.S. federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"STOCK OPTION PLANS" means the Amended and Restated 1999 and 2001 Stock Option Plans of the Company and those of the Purchaser.

"SUBSIDIARIES" means any Person in which the Company or the Purchaser (as the context requires) has a direct or indirect equity ownership interest of 50% or more.

"SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1.

"TAX" or "TAXES" means any U.S. federal, state, local or foreign tax, including net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

"WHITEBOX SECURITIES" means those shares of Company Stock issuable upon exercise of the Warrants or those shares issuable upon conversion of the Convertible Promissory Notes issued to any of Pandora Select Partners L.P., Whitebox Hedged High Yield Partners L.P., Whitebox Convertible Arbitrage Partners L.P., Whitebox Intermarket Partners, L.P. Gary S. Kohler or Scot W. Malloy (collectively, the "WHITEBOX PARTIES").

                                  ATTACHMENT 3

                    TECHNOLOGY VISIONS GROUP, INC. FINANCIALS

                                        TECHNOLOGY VISIONS GROUP, INC.
                                        (A DEVELOPMENT-STAGE COMPANY)

                                        INDEX TO FINANCIAL STATEMENTS
                                        -----------------------------


Description                                                                                              Page
-----------                                                                                              ----

Report of Independent Registered Public Accounting Firm...................................................F-2

Balance Sheet as of December 31, 2004 (audited)...........................................................F-3

Statements of Operations for the Years Ended December 31, 2004 and 2003, and for the
   Period from Inception, January 1, 1995 through December 31, 2004 (audited).............................F-4

Statements of Stockholders' Deficit for the Period from Inception, January 1, 1995 through December 31, 2002, and for the Years Ended December 31, 2004 and 2003 (audited)................F-5

Statements of Cash Flows for the Years Ended December 31, 2004 and 2003,
   and for the Period from Inception, January 1, 1995 through December 31, 2004 (audited).................F-8

Notes to Audited Financial Statements.....................................................................F-10

Balance Sheet as of March 31, 2005 (unaudited)............................................................F-27

Statements of Operations for the Three Months Ended March 31, 2005 and 2004, and for the
   Period from Inception, January 1, 1995 through December 31, 2004 (unaudited)...........................F-28

Statements of Cash Flows for the Three Months Ended March 31, 2005 and 2004,
   and for the Period from Inception, January 1, 1995 through March 31, 2005..............................F-29

Notes to Unaudited Financial Statements...................................................................F-31


                                                     F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Technology Visions Group, Inc.
San Marcos, California

We have audited the accompanying balance sheet of Technology Visions Group, Inc., a development-stage company as of December 31, 2004, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003, and from the period from inception, January 1, 1995 through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Visions Group, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from inception, January 1, 1995, through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is a development-stage company with no revenues from its intended operations, has recurring losses, and has a working capital deficiency of $1,857,112 and stockholders' deficiency of $1,852,247 at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                              /s/ Kabani & Company
Fountain Valley, California
March 25, 2005

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2004


                                     ASSETS

Cash                                                               $     98,335
Prepaid expenses                                                         31,638
                                                                   -------------
      Total current assets                                              129,973

Property and equipment, net of accumulated depreciation
      of $56,717                                                          3,798
Other assets                                                              1,067
                                                                   -------------
      Total assets                                                 $    134,838
                                                                   =============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                   $    294,681
Accrued expenses                                                         40,385
Notes payable to related parties                                        606,689
Accrued interest to related parties                                     400,584
Accrued officers and directors compensation                             644,746
                                                                   -------------
      Total current liabilities                                       1,987,085
                                                                   -------------
      Total liabilities                                               1,987,085

Commitments                                                                  --

Stockholders' deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized;
      none issued and outstanding                                            --
Common stock, $.001 par value; 100,000,000 share authorized;
      99,999,999 issued and outstanding                                 100,000
Additional paid-in-capital                                           17,009,072
Accumulated deficit                                                 (18,829,426)
Stock offering costs                                                   (131,893)
                                                                   -------------
      Total stockholders' deficit                                    (1,852,247)
                                                                   -------------
      Total liabilities and stockholders' deficit                  $    134,838
                                                                   =============

              See accompanying notes to these financial statements.

                                   Technology Visions Group, Inc.
                                    (A Development Stage Company)
                                      Statements of Operations


                                                                                    For the period
                                                                                     of Inception,
                                                                                    from January 1,
                                                      For the Year Ended             1995 through
                                                         December 31,                December 31,
                                                    2004               2003              2004
                                                -------------     -------------     -------------
Revenues                                        $         --      $         --      $         --

Costs and expenses:
      Research and development                            --                --           685,507
      General and administrative expenses            624,721           625,901         7,702,034
      Compensatory element of stock options            5,290            21,556         2,285,506
      Loss from litigation settlement, net                --                --           476,350
      Impairment of patent                                --            14,937            55,477
      Impairment of property and equipment                --                --           223,064
                                                -------------     -------------     -------------
Operating loss                                      (630,011)         (662,394)      (11,427,938)

Other income and (expenses):
      Interest income                                     29                24             1,221
      Gain from reduction in debt                      1,858            56,058         1,356,188
      Interest expense                              (130,876)         (114,367)       (1,977,323)
      Other income                                       795               485           718,419
      Financing costs                                     --                --          (383,600)
      Debt conversion expense                             --                --          (155,343)
                                                -------------     -------------     -------------
Net loss                                        $   (758,205)     $   (720,194)      (11,868,376)
                                                =============     =============     =============


Basic and dilutive net loss per share           $      (0.01)     $      (0.01)
                                                =============     =============

Weighted average number
      of shares outstanding                       69,394,885        64,299,375
                                                =============     =============

                       See accompanying notes to these financial statements.


                                                F-4

                                                   Technology Visions Group, Inc.
                                                    (A Development Stage Company)
                                                 Statements of Stockholders' Deficit
                              For the Period from Inception, January 1, 1995 through December 31, 2002,
                                           For the Years Ended December 31, 2003 and 2004


                                                                                             Unearned       Notes
                                                                                           Compensation   Receivable
                                        Common Stock            Additional                     and       From Issuance
                                 --------------------------      Paid-in     Accumulated     Finance      of Common
                                     Shares        Amount        Capital       Deficit       Charges        Stock          Total
                                 ---------------------------------------------------------------------------------------------------
Balances at December 31, 1994    17,176,867   $    171,769   $  5,903,191   $ (6,961,050)  $        --   $        --   $   (886,090)
Amortization of unearned
  compensation                           --             --             --             --       720,000            --        720,000
Compensatory element of stock
  options                                --             --      2,119,476             --      (720,000)           --      1,399,476
Amortization of unearned
  financing fees                         --             --             --             --       301,000            --        301,000
Cancellation of shares per
  litigation agreement           (6,066,830)       (60,668)        60,668             --            --            --             --
Cancellation of stock for
  non-payment of note
  receivable                       (260,000)        (2,600)            --             --            --         2,600             --
Debt conversion expense                  --             --        227,441             --            --            --        227,441
Exercised stock options             740,000            740          6,660             --            --        (3,400)         4,000
Issuance of stock for cash        9,258,265         18,257        763,353             --            --            --        781,610
Issuance of stock and options
  in exchange for notes
  payable, related accrued
  interest, and cancelled
  stock                           1,110,291          1,110        442,080             --            --            --        443,190
Issuance of stock as
  additional consideration
  for loan                          300,000          3,000         39,750             --       (42,750)           --             --
Issuance of stock for
  accounts payable                  115,623            116         58,422             --            --            --         58,538
Issuance of stock for
  accrued expenses                   19,318             19          3,481             --            --            --          3,500
Issuance of stock for
  accrued interest                    2,500              3            497             --            --            --            500
Issuance of stock for
  consulting services               644,551            644        112,076             --            --            --        112,720
Issuance of stock for
  conversion of  notes
  payable and accrued
  interest                       20,808,001        139,948      2,501,932             --            --            --      2,641,880
Issuance of stock for
  financing fees                    575,000          5,750        252,500             --      (258,250)           --             --
Issuance of stock for
  payment of debt                   200,000          2,000         48,000             --            --            --         50,000
Issuance of stock for
  settlement of
  convertible promissory
  notes                           1,335,543         13,356        (13,356)            --            --            --             --
Issuance of stock in
  connection with
  compensatory obligations          835,000          8,350        161,050             --            --            --        169,400
Issuance of stock in
  settlement of litigation        3,021,176         30,212        246,138             --            --            --        276,350
                                 ---------------------------------------------------------------------------------------------------
      Balance forward            49,815,305   $    332,006   $ 12,933,359   $ (6,961,050)  $        --   $      (800)  $  6,303,515

                                        See accompanying notes to these financial statements.


                                                                F-5

                                                   Technology Visions Group, Inc.
                                                    (A Development Stage Company)
                                           Statements of Stockholders' Deficit (continued)
                              For the Period from Inception, January 1, 1995 through December 31, 2002,
                                           For the Years Ended December 31, 2003 and 2004


                                                                                             Unearned       Notes
                                                                                           Compensation   Receivable
                                        Common Stock            Additional                     and       From Issuance
                                 --------------------------      Paid-in     Accumulated     Finance      of Common
                                     Shares        Amount        Capital       Deficit       Charges        Stock          Total
                                 ---------------------------------------------------------------------------------------------------
      Balance forward            49,815,305   $    332,006   $ 12,933,359   $ (6,961,050)  $        --   $      (800)  $  6,303,515
Payments received on notes
  receivable from
  stockholders                           --             --             --             --            --         6,360          6,360
Satisfaction of notes
  receivable in exchange
  for servicess                          --             --             --             --            --         8,334          8,334
Shares issued under
  non-statutory plan              1,117,727         11,177             --             --            --       (11,044)           133
Shares issued under stock
  incentive option plan              12,500            125          6,125             --            --        (6,250)            --
Stock awarded to directors
  and officers                    3,700,000          3,700        626,300             --            --            --        630,000
Stock awarded to employee           125,000            125         19,875             --            --            --         20,000
Stock option issued in
  connection with consulting
  agreement                              --             --         20,000             --            --            --         20,000
Value assigned to beneficial
  conversion features
  of convertible debt                    --             --        294,250             --            --            --        294,250
Value assigned to stock
  options issued for services
  and employment agreements              --             --         51,850             --            --            --         51,850
Value assigned to warrants
  issued under December 28,
  2000 debt offering                     --             --         93,750             --            --            --         93,750
Adjust par value to $.001
  from $.01                              --       (292,363)       292,363             --            --            --             --
Cancellation of shares
  outstanding                      (284,680)          (285)           285             --            --            --             --
Issuance of stock for
  licensing agreement             1,000,000          1,000         29,000             --            --            --         30,000
Issuance of stock for legal
  services                          500,000            500         19,000             --            --            --         19,500
Issuance of stock for accrued
  compensation                    5,000,000          5,000        145,000             --            --            --        150,000
Write off Note Receivable
  - Stock                                --             --             --             --            --         3,400             --
Net loss from Inception
  January 1, 1995                        --
  to December 31, 2002                   --             --             --    (10,389,977)           --            --    (10,389,977)

                                 ---------------------------------------------------------------------------------------------------
      Balances at
        December 31, 2002        60,985,852   $     60,985   $ 14,531,157   $(17,351,027)  $        --   $        --   $ (2,762,285)

                                        See accompanying notes to these financial statements.


                                                                F-6

                                                   Technology Visions Group, Inc.
                                                    (A Development Stage Company)
                                           Statements of Stockholders' Deficit (continued)
                              For the Period from Inception, January 1, 1995 through December 31, 2002,
                                           For the Years Ended December 31, 2003 and 2004


                                                                                             Notes
                                                                                           Receivable
                                      Common Stock             Additional                 From Issuance     Stock
                                 -------------------------      Paid-in     Accumulated    of Common      Offering
                                  Shares         Amount         Capital        Deficit       Stock          Costs          Total
                                 ---------------------------------------------------------------------------------------------------
      Balances at
        December 31, 2002        60,985,852   $     60,985   $ 14,531,157   $(17,351,027)  $        --   $        --   $ (2,758,885)

Issuance of stock for cash          603,846            604         34,396             --            --            --         35,000
Issuance of stock for
  consulting services               775,000            775         67,475             --            --            --         68,250
Issuance of stock for
  accounts payable                   20,000             20          1,823             --            --            --          1,843
Stock issued for stock
  offering fee                    1,678,022          1,678        149,344             --            --      (151,022)            --
Stock issued for equity
  line of credit                    371,438            372         19,628             --            --            --         20,000
Amortization of stock
  offering costs                         --             --         (1,007)            --            --         1,007             --
Value assigned to stock
  options issued for
  employment agreements                  --             --         21,556             --            --            --         21,556
Net loss for the year                    --             --             --       (720,194)           --            --       (720,194)
                                 ---------------------------------------------------------------------------------------------------
      Balances at
        December 31, 2003        64,434,158         64,434     14,824,372    (18,071,221)           --      (150,015)    (3,332,430)

Issuance of stock for cash        1,000,000          1,000         44,000             --            --            --         45,000
Stock issued for equity line
  of credit                       6,712,094          6,712        353,288             --            --            --        360,000
Issuance of stock for
  accounts payable                  607,133            607         35,243             --            --            --         35,850
Issuance of stock for
  services                        1,000,000          1,000         60,250             --            --            --         61,250
Issuance of stock for accrued
  compensation                   25,246,614         25,247      1,592,876             --            --            --      1,618,123
Issuance of stock for payment
  of notes                        1,000,000          1,000         60,250             --            --            --         61,250
Amortization of stock
  offering costs                         --             --        (18,122)            --            --        18,122             --
Forgiveness of related party
  notes payable                          --             --         51,625             --            --            --         51,625
Value assigned to stock
  options issued for
  employment agreements                  --             --          5,290             --            --            --          5,290
Net loss for the year                    --             --             --       (758,205)           --            --       (758,205)
                                 ---------------------------------------------------------------------------------------------------
      Balances at
        December 31, 2004        99,999,999   $    100,000   $ 17,009,072   $(18,829,426)  $        --   $  (131,893)  $ (1,852,247)
                                 ===================================================================================================

                                        See accompanying notes to these financial statements.


                                                                F-7

                                                   Technology Visions Group, Inc.
                                                    (A Development Stage Company)
                                                      Statements of Cash Flows


                                                                                              For the period
                                                                                              of Inception,
                                                                                              from January 1,
                                                                   For the Years               1995 through
                                                                 Ended December 31,            December 31,
                                                               2004              2003              2004
                                                           -------------     -------------     -------------
Cash flows from operating activities:
      Net loss                                             $   (758,205)     $   (720,194)     $(11,868,376)
      Adjustments to reconcile net loss to net cash
          used in operating activities:
      Depreciation and amortization                               2,628             4,735           159,627
      Amortization of deferred finance costs                         --                --           851,350
      Gain from reduction of debt                                (1,858)          (56,058)       (1,356,188)
      Common stock issued for services rendered                  61,250            68,250           332,120
      Common stock issued for licensing agreement                    --                --            30,000
      Compensatory element of common stock and options            5,290            21,556         2,285,506
      Impairment of patent                                           --            14,937            55,477
      Impairment of fixed assets                                     --                --           223,064
      Write-off shareholder loans                                    --                --          (200,466)
      Loss on litigation settlement                                  --                --           536,350
      Loss on disposal of fixed assets                               --                --             4,377
      Notes issued in settlement of consulting fees                  --                --           274,250
      Debt conversion expense                                        --                --           155,343
      Changes in operating assets and liabilities:
          Decrease (increase) in accounts receivable                 --                --                --
          Decrease (increase) in prepaid expenses               (31,638)            2,256            (7,167)
          (Increase) in deposits                                  3,733                --               321
          Increase (decrease) in accounts payable and
              accrued expenses                                  447,706           406,724         4,652,690
          (Decrease) in due to shareholders                          --                --           (16,234)
                                                           -------------     -------------     -------------
      NET CASH USED IN OPERATING ACTIVITIES                    (271,094)         (257,794)       (3,887,956)
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                  (3,160)           (2,030)         (251,035)
      Costs of licenses and patents                                  --                --           (54,550)
                                                           -------------     -------------     -------------
      NET CASH USED IN INVESTING ACTIVITIES                      (3,160)           (2,030)         (305,585)
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of common stock                         45,000            35,000           861,743
      Proceeds from issuance of convertible debenture                --                --           375,000
      Proceeds from stock purchase agreement                     90,000            20,000           110,000
      Payments on debenture notes                                    --                --          (110,000)
      Notes payable, net                                        235,000           179,099         3,207,259
      Deferred finance charges                                       --          (175,350)
      Proceeds from exercise of stock options                        --                --             3,000
      Repayment of notes receivable from stockholders                --                --             6,360
                                                           -------------     -------------     -------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                 370,000           234,099         4,278,012
NET INCREASE (DECREASE) IN CASH                                  95,746           (25,725)           84,471
Cash at beginning of period                                       2,589            28,314            13,864
                                                           -------------     -------------     -------------
Cash at end of period                                      $     98,335      $      2,589      $     98,335
                                                           =============     =============     =============

                            See accompanying notes to these financial statements.


                                                     F-8

                                        Technology Visions Group, Inc.
                                        (A Development Stage Company)
                                     Statements of Cash Flows (continued)


                                                                                           Inception,
                                                                                         from January 1,
                                                                  For the Years           1995 through
                                                                 Ended December 31,       December 31,
                                                                2004            2003          2004
                                                             ------------    ----------    -----------
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
--------------------------------
      Interest                                               $       387     $     549     $  119,945
                                                             ============    ==========    ===========
      Taxes                                                  $       800     $     857     $    6,676
                                                             ============    ==========    ===========

Non-cash Financing Activities:
------------------------------
     Value of shares issued in connection
         with compensatory obligations                       $ 1,618,122     $      --     $2,537,522
                                                             ============    ==========    ===========
     Value of stock issued for
         conversion of notes payable                         $    61,250     $      --     $2,115,903
                                                             ============    ==========    ===========
     Accrued interest converted to common stock              $        --     $      --     $   53,473
                                                             ============    ==========    ===========
     Value of shares paid to satisfy accounts payable        $    35,850     $   1,842     $  115,730
                                                             ============    ==========    ===========
     Assets acquired through a capital lease                 $        --     $      --     $    7,126
                                                             ============    ==========    ===========
     Value of shares issued for consulting services          $    61,250     $  68,250     $  685,410
                                                             ============    ==========    ===========
     Value assigned to stock options issued for services     $     5,290     $  21,556     $   98,696
                                                             ============    ==========    ===========
     Value of stock issued for licensing agreement           $        --     $      --     $   30,000
                                                             ============    ==========    ===========
     Value of shares issued for settlement
         of convertible promissory  notes                    $        --     $      --     $  534,235
                                                             ============    ==========    ===========
     Value of shares issued for settlement of litigation     $        --     $      --     $   51,250
                                                             ============    ==========    ===========
     Value of stock issued in exchange for
         note receivable                                     $        --     $      --     $   17,294
                                                             ============    ==========    ===========
     Value of shares issued to satisfy accrued expenses      $        --     $      --     $   53,500
                                                             ============    ==========    ===========
     Value of shares issued as additional
         consideration for loan                              $        --     $      --     $   42,750
                                                             ============    ==========    ===========
     Reduction of notes payable and accrued
         interest due to litigation                          $        --     $      --     $   60,000
                                                             ============    ==========    ===========
     Satisfaction of notes receivable in
         exchange for services                               $        --     $      --     $    8,334
                                                             ============    ==========    ===========
     Value of stock issued for stock offering costs          $   151,022     $ 151,022     $  151,022
                                                             ============    ==========    ===========

                          See accompanying notes to these financial statements.


                                                  F-9

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Technology Visions Group, Inc. (the "Company") was incorporated in the State of Delaware on April 29, 1985. In March 1995, the management resigned and new management commenced a new direction of the Company. For financial reporting purposes, inception is defined as January 1, 1995. Prior to December 22, 2000, the Company's name was Orbit Technologies, Inc. The Company's business plan focuses on applied research and development of new and innovative technologies, engineering ideas, methods, and processes that hold the potential to become commercially viable products or processes. Once a product or process receives commercial validation through an outside or third party, it is the Company's intention to either spin it off as a separate business entity, or license or sell to an affiliated or unaffiliated entity that, at that time, becomes responsible for the production, marketing and sales of such products or services. The Company's technologies are undergoing certain feasibility studies and/or actual field tests and evaluations in the area of the treatment and stabilization of buried low-level mixed radioactive waste. To date, the Company has not commercialized any of its technologies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern
-------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. Prior to inception, the Company had losses accumulating to $6,961,050. The Company, since inception has suffered losses accumulating to $11,868,376 through December 31, 2004. As of December 31, 2004, the Company had a stockholders' deficit and a working capital deficit of approximately $1,852,247 and $1,857,112, respectively. The Company is in arrears with certain payables and accrued liabilities. During the fiscal year ended December 31, 2004, the Company raised $45,000 from the sale of restricted common stock and $360,000 from a stock purchase agreement. The Company requires additional funds to move into the marketing and commercialization of its technologies. No assurances can be given that the Company can manufacture its technologies on a large-scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. The Company's ability to continue as a going concern is dependent upon obtaining the additional financing, restructuring and/or curing the defaults on its debt, and the successful marketing of its technologies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans to explore additional sources of working capital including borrowings, sales of securities, joint ventures and licensing of technologies. In April 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital") in an effort to raise working capital (see Note 9). Management intends to use any funds raised to pay down its debt and to pursue the marketing and commercialization of its technologies. Management believes that the Company can raise adequate capital to keep the Company functioning at a minimum level of operation in the next fiscal year. Management is exploring ways to reduce its existing liabilities, including exchanging certain of its liabilities for shares of its common stock. There can be no assurance that management will be successful in its efforts to raise capital sufficient to fund its working capital requirements or to convert debts into common stock during the next twelve months.

These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Development-Stage Company
-------------------------

The Company is considered a development-stage company, with no operating revenues from the license of commercially viable technologies during the periods presented, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management's intended operations, among other things. Management has defined inception as January 1, 1995, near the date management control was obtained. Since inception, the Company has incurred operating losses totaling $11 million, much of which relates to stock-based compensation to officers, directors and consultants as a means to preserve working capital. The Company's working capital has been generated through the sales of common stock and debt. In addition, significant research and development costs to develop technologies have been expended since inception. Management has provided financial data since January 1, 1995 "Inception" in the financial statements, as a means to provide readers of the Company's financial information to make informed investment decisions.

The Company completed all of the initial and intermediate testing and evaluation of its GMENT technology at the Idaho Falls site with the receipt of Volume II of the "Final Results Report, In Situ Grout Technology for Application in Buried Transuranic Waste Sites," published in April 2003 by INEEL. Confirmation of the test results using surrogate waste is now being confirmed using actual radioactive waste. Therefore, there have been no expenditures during the years ended December 31, 2004 and 2003 for research and development. The Company is moving into position to begin the marketing and commercialization phase of its development.

Use of Estimates
----------------

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Primary areas where financial information of the Company is subject to the use of estimates, assumptions and the application of judgment include the evaluation of impairments of intangible assets, and the recoverability of deferred tax assets, which must be assessed as to whether these assets are likely to be recovered by the Company through future operations.

Risks and Uncertainties
-----------------------

Technologies

The Company's operations are subject to new innovations in product design and function. Significant technological changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve profitability in this industry segment.

Shareholder Dilution

The Company's management has relied on the issuance of its common stock to provide working capital and provide compensation to officers, directors and consultants. If the Company continues to rely on the issuance of common stock to retain key management and consultants, based on current per-share prices, the existing shareholders may be significantly diluted in the future.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments," requires companies to report information, which pertains to the Company's financial instruments.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Receivables and Payables: The carrying amounts approximate fair value because of the short maturity of those instruments.

Notes Payable: The carrying amounts of notes payable may approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company. However, management believes that the fair value may change substantially because of changes in the Company's liquidity.

Management believes related party payables cannot be assessed since there is no readily attainable fair value.

Concentration of Credit Risk
----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily trade accounts receivable. Ongoing credit evaluations of customers' financial condition will be performed and generally no collateral will be required.

Cash and cash equivalents
-------------------------

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The company has not experienced any losses in such accounts.

Equipment and Fixtures
----------------------

Equipment and fixtures are recorded at cost. Depreciation is provided using the accelerated and straight-line methods over the estimated useful lives of the related assets as follows:

                       Description                          Years
                       -----------                          -----

                Furniture and fixtures                         7
                Computer hardware and software               3-5

Expenditures for maintenance and repairs are charged to expense as incurred.

 Income Taxes
 ------------

The Company provides for deferred tax liabilities and assets based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that the Company's deferred tax assets will not be realized through future operations.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Revenue Recognition
-------------------

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. The Company recognizes revenue from product sales and professional services rendered once all of the following criteria for revenue recognition have been met:

1) Pervasive evidence that an agreement exists; 2) the services have been rendered; 3) the fee is fixed and determinable and not subject to refund or adjustment; and 4) collection of the amounts due is reasonably assured. The Company derives its revenue primarily from transaction and service fees associated with consulting services that the Company provides to its clients. Signed contracts are obtained from clients prior to recognition of these revenues. The Company adopted these provisions of SAB No. 101 with no material effect on the Company's financial position or results of operations.

Research and Development Costs
------------------------------

Research and development costs are charged to expense as incurred, unless they are reimbursed under specific contracts. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives.

Customer-Sponsored Test and Evaluation
--------------------------------------

Under two contracts with prime contractors, the Company received proceeds of $-0- and $22,969 during 2003 and 2002, respectively, to finance costs related to testing and evaluation of its products. The amounts received under these contracts have been reflected as other income in the accompanying financial statements.

Stock-Based Compensation
------------------------

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation involving employee arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with the provisions of SFAS No. 123, the Company discloses the pro forma effects of accounting for these arrangements using the Black-Scholes valuation model to determine fair value as supplemental disclosure. Stock options and warrants issued to non-employees are accounted for under the fair value method as required by SFAS No. 123 and EITF 00-27. Interpretation No. 44 of APB No. 25 clarifies certain transactions affecting employees.

Under APB 25, when the exercise price of the Company's stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recorded.

During the fiscal year ended December 31, 2004, the Company issued two of the officer's options for a total of 200,000 shares of the Company's common stock as part of their employment agreements. The Company recorded an expense of $4,940 for these options.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Loss Per Share
--------------

Basic earnings per share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") gives effect to all dilutive potential common shares outstanding during a period. In computing Diluted EPS, the treasury stock method is used in determining the number of shares assumed to be purchased from the conversion of common stock equivalents. Securities that could potentially dilute Basic EPS in the future, that were not included in the computation of Diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of options, warrants, convertible notes and debentures.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

                                                           2004              2003
                                                       -------------     -------------
         Basic and diluted net loss per share:
         Numerator:
               Net loss                                $   (758,205)     $   (720,194)

         Denominator:
               Basic and diluted weighted average
               number of common shares outstanding       69,394,885        63,150,981

                                                       -------------     -------------
         Basic and diluted net loss per share          $      (0.01)     $      (0.01)
                                                       =============     =============

Incremental Shares
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future, which were not included in the computation of diluted per share information because to do so would have been anti-dilutive as of December 31, 2004, consist of the following:

                                                            Number of Potential
                                                             Additional Common
                                                                   Shares
                                                            --------------------

Notes payable to related parties                                      5,140,761
Options to purchase common stock                                        600,000
Accrued officers' and directors' compensation                         5,750,932
                                                            --------------------
       Total incremental shares at December 31, 2004                 11,491,693
                                                            ====================

Impairment of Long-Lived Assets
-------------------------------

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003, there were no significant impairments of its long-lived assets.

Intangible Assets
-----------------

Patent costs, which include legal costs and filing fees to acquire the patent, are being amortized on the straight-line method over the shorter of the estimated economic life of the patents or seventeen years. The Company evaluates its intangible assets in accordance with SFAS 144 and records any impairment in the year it determines the impairment of such intangible assets. The Company recorded impairment of its intangible asset in the year 2003 (Note 4).

Recent Accounting Pronouncements
--------------------------------

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In April of 2004, the EITF reached consensus on the guidance provided in EITF Issue No. 03-6, "Participating Securities and the Two-Class Method under SFAS No. 128 Earnings Per Share" ("EITF 03-6"). EITF 03-6 clarifies whether a security should be considered a "participating security" for purposes of computing earnings per share ("EPS") and how earnings should be allocated to a "participating security" when using the two-class method for computing basic EPS. The adoption of EITF 03-6 does not have a significant impact on the Company's financial position or results of operations.

 In May of 2004, the FASB revised FASB Staff Position ("FSP") No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" and issued FSP No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP No. 106-2"). FSP 106-2

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


provides accounting guidance to the employers who sponsor post retirement health care plans that provide prescription drug benefits; and the prescription drug benefit provided by the employer is "actuarially equivalent" to Medicare Part D and hence qualifies for the subsidy under the Medicare amendment act. The adoption of FSP 106-2 does not have a significant impact on the Company's financial position or results of operations.

SEC Staff Accounting Bulletin (SAB) No. 105, "APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS," summarizes the views of the staff of the SEC regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. SAB No.105 provides that the fair value of recorded loan commitments that are accounted for as derivatives under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," should not incorporate the expected future cash flows related to the associated servicing of the future loan. In addition, SAB No. 105 requires registrants to disclose their accounting policy for loan commitments. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this accounting standard does not have a material impact on the Company's financial statements.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company is evaluating the effects adoption of SFAS 153 will have on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following at December 31, 2004:

         Computer equipment                                   $ 13,910
         Office furniture and fixtures                          46,605

                                                              ---------
              Subtotal                                          60,515
         Accumulated depreciation                              (56,717)
                                                              ---------
                                                              $  3,798
                                                              =========

For the years ended December 31, 2004 and 2003, depreciation expense totaled $2,628 and $2,935, respectively.

NOTE 4 - INTANGIBLE ASSETS

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Intangible assets consisted of patent costs and accumulated amortization. At the end of the 2003 fiscal year, in accordance with FAS 144, management evaluated the current market value of the patent. Based on the market value of similar patents, management determined that the value of the patent at December 31, 2003 was zero. Therefore the Company recorded an impairment of the net book value of $14,937 in the year 2003.

For the year ended December 31, 2003 the patent amortization expense totaled $1,800.

NOTE 5 - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consist of the following at December 31, 2004:

                  Notes                    Interest Rate    Principal Balance    Accrued Interest
------------------------------------------------------------------------------------------------
Current Portion:
     Shareholders                            10% - 12%      $       279,250     $       272,200
     Officers                                 8% - 10%              327,439             128,384

                                                            ----------------    ----------------
Total Notes Payable to related parties                      $       606,689     $       400,584
                                                            ================    ================

Shareholders:
-------------

During the fiscal year ended December 31, 2004, the Company wrote-off notes payable - shareholders, of $35,000 and the related accrued interest of $16,625 and recorded the adjustment as an additional contribution by the shareholders increasing the "Additional Paid-in Capital" account the total amount of $51,625.

At December 31, 2003, the Company had outstanding loans from a shareholder in the amount of $340,500 and accrued interest of $237,865. During the year ended December 31, 2004, $61,250 in principle was converted into a total of 1,000,000 shares of common stock. At December 31, 2004, the balance outstanding to the shareholder was $279,250 in loans and $272,200 in accrued interest. The loans to the shareholder consist of the following:

At December 31, 2003, the Company had an outstanding loan from a shareholder in the amount of $25,000. The note bears an interest rate of 10% per annum and was due on November 5, 1999. The noteholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. During the fiscal year ended December 31, 2004, the principal of this note was converted into 408,163 shares of the Company's common stock. Accrued interest outstanding at December 31, 2004 was $14,062.

On May 27, 1997, the Company entered into an installment loan agreement with an individual shareholder to borrow $300,000. As of December 31, 1998, the shareholder had advanced the Company $299,500 against the $300,000 loan agreement. The installment loan bears interest at 12% per annum and was due on May 27, 1999. The loan agreement provides for semi- annual interest payments of $17,920. The installment note is collateralized by the Company's rights, titles and patents, of the Company's technology known as "Polymer Encapsulation Technology." During the fiscal year ended December 31, 2004, $20,250 of the principal of this note was converted into 330,612 shares of the Company's common stock. The balance at December 31, 2004 was $279,250. Accrued interest at December 31, 2004 was $256,637. As the Company is in default on the note, it has been classified as a current note payable.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


At December 31, 2003, the Company had a loan outstanding from one individual in the amount of $6,000 received in 1999. During the fiscal year ended December 31, 2004, this note was converted into 97,959 shares of the Company's common stock.

In March 2003, the Company entered into a new agreement with a shareholder whereby the shareholder loaned the Company $10,000. The shareholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. This note matured on July 21, 2003. During the fiscal year ended December 31, 2004, the principle of this note was converted into 163,265 shares of the Company's common stock. Accrued interest at December 31, 2004 was $1,500.

Officers:
---------

At December 31, 2001, the two officers had loans outstanding totaling $112,341 to the Company. Each note bears interest of 10% per annum and is due one year from the issuance date. The notes principal and accrued interest are convertible into common stock at prices ranging from $0.13 to $0.32 per share. During the fiscal year ended December 31, 2004, $5,000 was paid on one of these notes. At December 31, 2004, the total balance owing on all notes to officers was $327,440 and the accrued interest was $128,383. As the Company is in default on the note, it has been classified as a current note payable.

During the year ended December 31, 2002, the officers loaned an additional $65,000 in cash to the Company at 8% per annum. The officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes mature on August 27, 2003. In addition, on June 10, 2002 one of the officers transferred 200,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.08 per share or $16,000. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $2,256 to a net loan value of $13,744.

During the year ended December 31, 2003, the Company entered into seven new agreements with the officers, whereby the officers loaned a total of $88,000 to the Company at 8% per annum. In addition, the officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes mature between March 11, 2004 and June 23, 2004. As the Company is in default on the note, it has been classified as a current note payable.

On February 21, 2003, two of the officers transferred a total of 135,667 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.11 per share or $14,923. On May 15, 2003, one of the officers transferred 300,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.145 per share or $43,500. These amounts were recorded as an additional loan made by the officers and applied to prepaid expenses. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $33,812 to a net loan value of $24,611. On June 2, 2003, an officer transferred 100,000 shares of the Company's common stock privately owned by him to pay consulting fees to a non-related third-party. At the date of the transfer the shares had a market value of $0.15 per share or $15,000. On July 29, 2003, one of the

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


officers transferred 300,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.11 per share or $33,000. These amounts were recorded as an additional loan made by the officers and applied to prepaid expenses. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $20,157 to a net loan value of $12,843. On December 16, 2003, an officer transferred 10,000 shares of the Company's common stock privately owned by him to pay consulting fees to a non-related third-party. At the date of the transfer the shares had a market value of $0.09 per share or $900. The officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes matured between February 21, 2004 and December 16, 2004.

During 2000, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts for a period of one year. During the current year, the agreements with the officers were extended to January 1, 2005.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Lease Obligation
----------------

The Company leases a portion of its capital equipment and certain of its facilities under operating leases that expire at various dates through 2006. Rental and equipment lease expense was $27,779 and $35,692 during the years ended December 31, 2004 and 2003, respectively.

Future annual minimum lease payments as of December 31, 2004:

                                              Capital              Operating
                                              Leases                Leases
                                          --------------        ---------------
                             2005         $       1,255         $       12,804
                             2006                     -                 12,804
                             2007                     -                 12,804
                                          --------------        ---------------
                                                  1,255         $       38,412
                                                                ===============
Less amount representing interest                   (41)

Present value of net minimum lease
                                          --------------
  payments under capital lease            $       1,214
                                          ==============

Assets recorded under capital leases as of December 31, 2004, consist of computer equipment totaling $7,126 less accumulated amortization of $7,126.

Employment and Consulting Agreements
------------------------------------

On January 1, 2002, the Company entered into two employment agreements with its current officers. The two agreements provide for annual salaries of $150,000 each, expire January 1, 2004, and provide for automatic annual renewals. In addition to the salaries, the agreement grants each officer 50,000 shares of Series A Convertible Preferred stock and 100,000 non-qualified stock options per year. The stock options are to purchase shares of the Company's common stock at an exercise price of $0.05 per share, vest immediately, and expire January 1, 2007. A total of 200,000 option shares were granted to the officers during the

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


years ended December 31, 2004 and 2003. Additional compensation based on the difference between the market price and the exercise price at the date of grant of $4,940 and $15,200 was recorded for the years ended December 31, 2004 and 2003. In October 2004, 55,000 shares of the Series A Convertible Preferred stock were issued to each officer. In December 2004, the Preferred stock was cancelled and rescinded. For the fiscal year ended December 31, 2004 and 2003, the aggregate expense recorded under the agreements amounted to $304,940 and $315,200, respectively.

In April 2002, the Board of Directors approved accruing interest on all unpaid salary beginning with salaries accrued in the year ending December 31, 2001, at 8% per annum and going forward. During the quarter ended December 31, 2004, $1,618,123 of accrued officer compensation was converted into 25,246,614 shares of the Company's common stock. Accrued officer's compensation unpaid at December 31, 2004 totaled $492,601, and accrued interest totaled $152,142. The accrued compensation is convertible into common stock discounted 10% at $0.32 per share for compensation earned through 2000, at $0.05 and $0.14 per share in 2001 and 2002, respectively. During 2002, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of this debt through January 1, 2005.

Consulting Agreement
--------------------

On September 30, 2003, the Company engaged The Janis Group ("Janis") to provide consulting and advisory services to assist with the implementation of the Company's business plan, specifically, to work with the Company to further its efforts in the commercialization of its proprietary waste management products. The initial fee for these services is $7,500. As of December 31, 2003, $3,750 of this amount had been billed and paid and the remaining balance was paid during the quarter ended March 31, 2004. No new fees were incurred during the current fiscal year.

In August 2004, the Company engaged Longenecker & Associates, Inc. ("L&A") to provide consulting services and advice to the Company on the introduction of its products to DOE and other government and commercial markets. The agreement calls for the Company to pay L&A $5,000 per quarter plus a 2% commission on the gross amount of any sales made by or as a result of contacts made by L&A. During the quarter ended September 30, 2004 the fee was prorated and the Company paid $3,300 to L&A for their services.

Settlement Agreement
--------------------

In December 2004, the Company entered into a settlement agreement with a shareholder whom the Company owes $279,250 in loans and $272,200 in accrued interest (See Note 5) whereby the parties agreed to satisfy the debt in full with the issuance of an additional 7,710,770 shares of the Company's common stock valued at $570,597. The settlement and the issuance of the stock are contingent upon the successful completion of the merger with Sutura, Inc. (See
Note 11). If the merger is consummated and shares are issued, the Company will record a loss on the settlement of $19,146.

NOTE 7 - STOCKHOLDERS' DEFICIT

Authorized Shares
-----------------

Effective December 22, 2000, the articles of incorporation were amended to increase the authorized shares of common stock from 50,000,000 shares, par value of $.01 to 100,000,000 shares, par value of $.001. Effective December 22, 2000, the articles of incorporation were amended to increase the authorized preferred shares from 1,000,000 shares, par value of $.01 to 2,000,000 shares, par value of $.001.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Common Stock Transactions - December 31, 2003
---------------------------------------------

During the year, the Company issued 603,846 shares of common stock for proceeds of $35,000. The shares were sold at prices ranging between $0.04 and $0.075 per share per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on an average prior to the sale.

In January 2003, the Company granted both officers an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.05 per share, as part of their employment agreement. These options were valued at $15,200, and were charged to officer's compensation during the three months ended March 31, 2003.

The Company issued a total of 775,000 shares of its common stock for consulting services with a total value of $68,250 with a range of $0.075 and $0.09 per share. These transactions consist of the following:

         a) The Company entered into an agreement with an unrelated third party to provide investment funding for the Company (see Note 9). As part of the agreement, the Company issued 300,000 shares of its common stock for expense reimbursements of the investor. At the time of the grant, the shares were valued at $27,000 or $.09 per share, and were charged to operations during the three months ended March 31, 2003.

         b) In April 2003, the Company issued 100,000 shares of its common stock to a consultant for marketing and public relations support. At the time of the grant, the shares were valued at $7,500 and were charged to operations during the three months ended June 30, 2003.

         c) In February 2003, the Company entered into Business and Financial Services Agreement with Ascendiant Capital Group, LLC ("Ascendiant") for financial and business advice and consultation, and specifically, to arrange and assist in the negotiations for a $5 million line of credit. In connection with this agreement, Ascendiant was paid 375,000 shares of the Company's common stock under Rule 144 in April 2003 valued at $33,750.

In March 2003, the Company began negotiations with Fusion Capital for the common stock purchase agreement described in Note 9. As part of this agreement, the Company agreed to pay Fusion $10,000 cash and issue 300,000 shares of its common stock valued at $27,000 as reimbursement of Fusion Capital's expenses in connection with the transaction. The value of the common stock was charged to operations. In addition, the Company issued 1,678,022 shares of its common stock in April 2003 upon signing the agreement as a commitment fee. The market value at the date grant was $0.09 per share or $151,022, and was capitalized as a stock offering fee and reported as a reduction of the stockholders' deficit on the accompanying financial statements.

In September 2003, the Company issued 20,000 shares of its common stock to a consultant for payment of accrued expenses. At the time of the grant, the shares were valued at $1,842 and were charged against accounts payable.

In September and October 2003, the Company issued a total of 371,438 shares of its common stock to Fusion Capital under the Stock Purchase Agreement (see Note
9) for proceeds of $20,000. The price ranged between $0.050 and $0.058 per share. The shares were issued under the Company's SB-2 registration that became effective on July 16, 2003.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Common Stock Transactions - December 31, 2004
---------------------------------------------

During the fiscal year ended December 31, 2004, the Company granted both officers an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.05 per share, as part of their employment agreement. These options were valued at $4,940 and were charged to officer's compensation during the three months ended March 31, 2004.

During the fiscal year ended December 31, 2004, the Company issued 6,712,094 shares of its common stock to Fusion Capital under the Stock Purchase Agreement (see Note 9) for proceeds of $360,000 ranging from $0.050 to $0.093 per share. The shares were issued under the Company's SB-2 registration that became effective on July 16, 2003.

During the fiscal year ended December 31, 2004, the Company issued 1,000,000 shares of the Company's common stock for $45,000 or $0.045 per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on an average prior to the sale.

During the fiscal year ended December 31, 2004, the Company issued 29,114 shares of its common stock to a consultant for payment of accrued expenses. At the time of the grant, the shares were valued at $1,830 and were charged against accounts payable.

During the fiscal year ended December 31, 2004, the Company issued 600,000 shares of its common stock valued at $34,020 or $.057 per share for payment of accrued legal fees of $35,878. The Company recognized the difference of $1,858 as a gain from the reduction of debt. In addition, in December 2004, the Company issued 1,000,000 shares of its common stock for legal services valued at $61,250 and cancelled any outstanding options under the consulting agreement.

During the fiscal year ended December 31, 2004, the Company issued 1,000,000 shares of its common stock valued at $61,250 or $0.061 per share as payment of loans (See Note 5).

During the fiscal year ended December 31, 2004, the Company issued a total of 25,246,614 shares of its common stock to two officers as payment of $1,618,123 of accrued salaries.

Stock Issuance Costs
--------------------

The Company capitalizes direct and incremental costs associated with raising cash from the issuance of equity capital, and such costs will be reported as a reduction to the proceeds received in the event the offering is successful. In the event the stock offering is unsuccessful, such costs will be expensed at the time known to management. Stock issuance costs are reported as a reduction of stockholders' deficit in the accompanying financial statements at December 31, 2004. During the years ended December 31, 2004 and 2003, $18,123 and $1,006 was amortized due to the purchase of stock under the stock purchase agreement (See
Note 9). The balance at December 31, 2004 was $131,892.

2002 Non-Qualified Stock Compensation Plan
------------------------------------------

In 2002, the Board of Directors adopted the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan") as a method for Technology Visions to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved five million (5,000,000) shares of its $.001 par value common stock for issuance under the Stock Plan. Options to purchase a total of 600,000 shares at an exercise price of $.05 have been granted under the Plan to two officers.

Non-Qualified Stock Option Plan
-------------------------------

From time to time, the Company issues non-qualified stock options. These options are generally granted to consultants for past services and are granted to noteholders in connection with financing agreements.

In 2000, the Company entered into a consulting agreement with an attorney. Under the terms of the agreement, the Company is to grant the attorney an option to purchase 50,000 common shares every six months in July and January. The options have an exercise price of 125% of the market price on the day of the grant and expire three years from the date of the grant. During the years ended December 31, 2004 and 2003, the Company granted the attorney the options due to them under this agreement totaling 100,000 and 150,000 option shares, respectively, with an exercise price ranging from $0.07 to $0.17 per share. In November 2004, the agreement with the attorney was terminated and all outstanding options were cancelled. The Company valued these options using the fair value method and recorded legal expense of $350 and $4,400 based on the Black-Scholes option pricing model with the following assumptions:

                                     Jan 2003   July 2003   Jan 2004   July 2004
                                    --------------------------------------------
         Risk-free interest rate       4.00%       4.00%      3.25%       3.25%
         Expected life               3 years     3 years    3 years     3 years
         Expected volatility             44%         38%        15%          6%
         Dividend yield                   0%          0%         0%          0%


In February 2003, Ascendiant received an option for 62,500 of the Company's restricted common stock at an exercise price of $0.10 per share, with a one-year term, and a cashless exercise provision. The Company valued the options using the fair value method and recorded as a consulting fee in April 2003 of $1,956, based on the Black-Scholes option pricing model using the following assumptions:

         Risk-free interest rate                     3.25%
         Expected life                               1 year
         Expected volatility                         38%
         Dividend yield                              0%

Common stock purchase options and warrants consisted of the following as of December 31, 2004:

                                                                               Exercise
                                                                Options           Price
                                                              -----------  --------------
         Outstanding and exercisable, December 31, 2003        1,012,500   $0.05 to $0.45
              Granted                                            300,000   $0.05 to $0.16
              Exercised                                               --               --
              Expired or cancelled                              (712,500)  $0.07 to $0.16
                                                              -----------
         Outstanding and exercisable, December 31, 2004          600,000
                                                              ===========

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8 - GAIN FROM REDUCTION OF DEBT

During the quarter ended December 31, 2003, the Company evaluated its old trade debt in which the statute of limitations for collection had either run out or the services had not been performed by the vendor and therefore the debt was not owed by the Company. The Company wrote-off a total of $56,058 of trade debt from this evaluation and recorded the amount as a gain from the reduction of debt.

During the quarter ended December 31, 2004, the Company issued 600,000 shares of its common stock valued at $34,020 to pay legal fees of $35,878. Therefore, the Company recognized the difference of $1,858 as a gain from the reduction of debt.

NOTE 9 - FUSION CAPITAL TRANSACTION

On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement $10,000 of the Company's common stock up to an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30-month period, subject to a six-month extension or earlier termination at the Company's discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of the Company's common stock in the event that the price of its common stock is less than $0.05 per share.

The Company has authorized the sale and issuance of 20,000,000 shares of its common stock to Fusion Capital under the common stock purchase agreement. The Company filed a registration statement on Form SB-2 to register the underlying securities on May 15, 2003. The registration statement became effective on July 16, 2003.

Under the terms of the common stock purchase agreement, Fusion Capital received 1,678,022 shares of the Company's common stock as a commitment fee, valued at $151,022. The value of these shares has been recorded as stock offering fees. In addition, at such time as Fusion Capital has purchased $3,000,000 of the Company's common stock under the common stock purchase agreement, the Company will issue to Fusion Capital an additional 1,978,022 shares of common stock as an additional commitment fee. This commitment fee will be recorded when the contingencies are removed and the fee is earned. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated. Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of the Company's common stock. Subject to the Company's right to suspend these purchases at any time, and its right to terminate the agreement with Fusion Capital at any time Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of the Company's common stock. The Company may decrease this daily purchase amount at any time. The Company also has the right to increase the daily purchase amount at any time; provided however, it may not increase the daily purchase amount above $10,000 unless its stock price is above $.30 per share for five consecutive trading days.

In September and October 2003, Fusion Capital purchased 371,438 shares of the Company's common stock for $20,000 as part of this agreement (see Note 7). In addition, Fusion loaned the Company $30,000 during the year ended December 31, 2003 against future purchases of shares under the Stock Purchase Agreement.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


During the year ended December 31, 2004, Fusion Capital purchased 5,312,094 shares of the Company's common stock for $290,000 as part of this agreement. In addition, Fusion loaned the Company $40,000 during the year ended December 31, 2004 against future purchases of shares under the Stock Purchase Agreement for a total amount loaned of $70,000. In November 2004, Fusion was issued 1,400,000 shares of the Company's common stock against the amounts loaned. As of December 31, 2004, there were no loans outstanding against future purchases of shares under this agreement.

As of December 31, 2004, a total of 7,083,532 shares have been purchased for a total of $380,000 under this agreement.

NOTE 10 - INCOME TAXES
The Company was not required to provide for a provision for income taxes for the years ended December 31, 2004 and 2003 as a result of net operating losses incurred during those years.

The components of deferred tax assets and liabilities at December 31, 2004 and 2003 consist of the following:

         Deferred income tax assets:               2004             2003
                                               ------------     ------------

         Net operating loss carry forwards     $ 4,898,000      $ 4,083,000
         Deferred compensation/options           1,590,000        2,101,000

         Valuation allowance                    (6,488,000)      (6,184,000)
                                               ------------     ------------
         Total                                 $        --      $        --
                                               ============     ============

The valuation allowance for net deferred tax assets increased by approximately $304,000 during the year due to the correction of prior year NOL's for Federal and California tax purposes.

At December 31, 2004, the Company had net operating loss ("NOL") carry forwards for Federal and California income tax purposes of approximately $13.0 million and $5.5 million, respectively. Federal NOLs begin to expire in 2003 and will fully expire in 2024. The usage of California NOLs is currently suspended. California NOLs begin to expire in 2004 and will fully expire in 2013.

NOTE 11 - PROPOSED MERGER WITH SUTURA, INC.

On December 29, 2004, the majority of the stockholders of the Company ("TVGR") approved the proposed merger of the Company with Sutura, Inc., ("Sutura") a Delaware corporation. In connection with the merger:

         o A twelve-for-1 reverse stock split will occur;

         o Substantially all of the debt held by the officers of the Company will either be discharged or converted into no more than approximately 39,000,000 shares of the Company's common stock immediately prior to the merger becoming effective (before taking into account the reverse stock split)assuming the merger is consummated on or before May 31, 2005;

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


         o Each outstanding share of common stock of Sutura will be cancelled and converted into the right to receive approximately 20.0863 shares of common stock of TVGR, which will result in substantial dilution to the stockholders of TVGR so that they will own only approximately 5% of the outstanding common stock of TVGR in the aggregate;

         o Each outstanding option, warrant or right to purchase a share of common stock of Sutura will automatically be converted into an option, warrant or right to purchase approximately 20.0863 shares of common stock of TVGR;

         o All of the outstanding preferred stock of TVGR will be converted into shares of common stock of TVGR immediately prior to the merger;

         o The business conducted by TVGR prior to the merger will continue to be conducted as a separate line of business and the business of Sutura will be conducted as the primary business of TVGR following the merger;

         o TVGR's name will be changed to "Sutura, Inc." upon consummation of the merger;

         o Members of the management of Sutura will become directors and officers of TVGR, together with two of the company's existing officers and one director; and

         o Current TVGR management will receive no cash or equity consideration as a result of the merger; however TVGR's Chief Executive Officer and TVGR's Chief Operating Officer will enter into new employment agreements after the merger and certain indebtedness owing to them will be converted into common stock.

The merger will result in a change of control of TVGR and the existing shareholders of TVGR will own 5% of the outstanding shares of common stock of TVGR immediately following the merger. As a result of the change of control, the current employment agreement between Mr. James B. Lahey, TVGR's Chief Executive Officer, and TVGR will terminate; the current employment agreement between Mr. James A. Giansiracusa, TVGR's Chief Operating Officer, and TVGR will terminate; TVGR's financing agreement with Fusion Capital Partners LLC will terminate; and TVGR's facility lease will terminate, unless assumed by Sutura as part of the merger.

In addition, the notes payable to a shareholder will be converted into 7,710,770 as part of the settlement agreement which is contingent upon the successful completion of the merger (see Note 6).

The closing date of the merger is anticipated to by the end of the second quarter 2005; however there are no assurances that the merger will be completed as scheduled.

                         TECHNOLOGY VISIONS GROUP, INC.
                         (A DEVELOPMENT-STAGE COMPANY)
                                 BALANCE SHEET
                                  (UNAUDITED)
                              AS OF MARCH 31,2005


                                     ASSETS

Cash                                                               $     16,185
                                                                   ------------
      Total current assets                                               16,185

Property and equipment, net of accumulated depreciation
      of $57,641                                                         11,122
Other assets                                                              1,067
                                                                   ------------
      Total assets                                                 $     28,374
                                                                   ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                   $    272,300
Accrued expenses                                                         40,062
Notes payable to related parties                                        606,689
Accrued interest to related parties                                     407,669
Accrued officers and directors compensation                             713,699
                                                                   ------------
      Total current liabilities                                       2,040,419

Commitments & contingencies                                                  --

Stockholders' deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized;
      none issued and outstanding                                            --
Common stock, $.001 par value; 100,000,000 share authorized;
      99,999,999 issued and outstanding                                 100,000
Additional paid-in-capital                                           17,014,732
Accumulated deficit                                                 (18,994,884)
Stock offering costs                                                   (131,893)
                                                                   ------------
      Total stockholders' deficit                                    (2,012,045)
                                                                   ------------
      Total liabilities and stockholders' deficit                  $     28,374
                                                                   ============


             See accompanying notes to these financial statements.


                                  TECHNOLOGY VISIONS GROUP, INC.
                                  (A DEVELOPMENT-STAGE COMPANY)
                                     STATEMENTS OF OPERATIONS
                                           (UNAUDITED)

                                                                                   For the period
                                                                                    of Inception,
                                                                                   from January 1,
                                                For the Three Month Periods Ended   1995 through
                                                           March 31,                  March 31,
                                                   2005               2004              2005
                                                ------------      ------------      ------------
Revenues                                        $         --      $         --      $         --

Costs and expenses:
      Research and development                            --                --           685,507
      General and administrative expenses            156,818           122,938         7,858,852
      Compensatory element of stock options            5,660             5,290         2,291,166
      Loss from litigation settlement, net                --                --           476,350
      Impairment of patent                            55,477
      Impairment of property and equipment                --                --           223,064
                                                ------------      ------------      ------------
Operating loss                                      (162,478)         (128,228)      (11,590,416)

Other income and (expenses):
      Interest income                                     95                10             1,316
      Gain from reduction in debt                     13,196                --         1,369,384
      Interest expense                               (16,271)          (29,812)       (1,993,594)
      Other income                                        --                --           718,419
      Financing costs                                     --                --          (383,600)
      Debt conversion expense                             --                --          (155,343)
                                                ------------      ------------      ------------
Net loss                                        $   (165,458)     $   (158,030)     $(12,033,834)
                                                ============      ============      ============


Basic and dilutive net loss per share           $      (0.00)     $      (0.00)
                                                ============      ============

Weighted average number
      of shares outstanding                       99,999,999        65,032,862
                                                ============      ============



                      See accompanying notes to these financial statements.


                                              F-28



                                         TECHNOLOGY VISIONS GROUP, INC.
                                         (A DEVELOPMENT-STAGE COMPANY)
                                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                 For the period
                                                                                                  of Inception,
                                                                                                 from January 1,
                                                                   For the Three Months           1995 through
                                                                      Ended March 31,              March 31,
                                                                  2005              2004              2005
                                                              ------------      ------------      ------------
Cash flows from operating activities:
      Net loss                                                $   (165,458)     $   (158,030)     $(12,033,834)
      Adjustments to reconcile net loss to net cash
          Used in operating activities:
      Depreciation and amortization                                    924               785           160,551
      Amortization of deferred finance costs                            --                --           851,350
      Gain from reduction of debt                                  (13,196)               --        (1,369,384)
      Common stock issued for services rendered                         --                --           332,120
      Common stock issued for licensing agreement                       --                --            30,000
      Compensatory element of common stock and options               5,660             5,290         2,291,166
      Impairment of patent                                              --                --            55,477
      Impairment of fixed assets                                        --                --           223,064
      Write-off shareholder loans                                       --                --          (200,466)
      Loss on litigation settlement                                     --                --           476,350
      Loss on disposal of fixed assets                                  --                --             4,377
      Notes issued in settlement of consulting fees                     --                --           274,250
      Debt conversion expense                                           --                --           155,343
      Changes in operating assets and liabilities:
          Decrease (increase) in accounts receivable                    --                --                --
          Decrease (increase) in prepaid expenses                   31,638                --            24,471
          (Increase) in deposits                                        --                --               321
          Increase (decrease) in accounts payable and
              accrued expenses                                      66,529            88,620         4,779,220
          (Decrease) in due to shareholders                             --                --           (16,234)
                                                              ------------      ------------      ------------
      Net cash used in operating activities                        (73,903)          (63,335)       (3,961,858)
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                     (8,248)             (644)         (259,283)
      Costs of licenses and patents                                     --                --           (54,550)
                                                              ------------      ------------      ------------
      Net cash used in investing activities                         (8,248)             (644)         (313,833)
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of common stock                                --            30,000           861,743
      Proceeds from issuance of convertible debenture                   --                --           375,000
      Proceeds from stock purchase agreement                            --            80,000           110,000
      Payments on debenture notes                                       --                --          (110,000)
      Notes payable, net                                                --            (5,000)        3,207,259
      Deferred finance charges                                          --                --          (175,350)
      Proceeds from exercise of stock options                           --                --             3,000
      Repayment of notes receivable from stockholders                   --                --             6,360
                                                              ------------      ------------      ------------
      Net cash provided by (used in) financing activities               --           105,000         4,278,012
NET INCREASE (DECREASE) IN CASH                                    (82,151)           41,021             2,321
CASH AT BEGINNING OF PERIOD                                         98,336             2,589            13,864
                                                              ------------      ------------      ------------
CASH AT END OF PERIOD                                         $     16,185      $     43,610      $     16,185
                                                              ============      ============      ============


                             See accompanying notes to these financial statements.


                                                     F-29



                                       TECHNOLOGY VISIONS GROUP, INC.
                                       (A DEVELOPMENT-STAGE COMPANY)
                                    STATEMENTS OF CASH FLOWS - Continued
                                                (UNAUDITED)

                                                                                                 Inception,
                                                                                              from January 1,
                                                               For the Three Month Periods     1995 through
                                                                     Ended March 31,             March 31,
                                                                 2005              2004            2005
                                                              ------------     ------------     ----------
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
       Interest                                               $        232     $        163     $  120,564
                                                              ============     ============     ==========
       Taxes                                                  $        800     $         --     $    8,276
                                                              ============     ============     ==========

Non-cash Financing Activities:
      Value of shares issued in connection
          with compensatory obligations                       $         --     $         --     $2,537,522
                                                              ============     ============     ==========
      Value of stock issued for
          conversion of notes payable                         $         --     $         --     $2,115,903
                                                              ============     ============     ==========
      Accrued interest converted to common stock              $         --     $         --     $   53,473
                                                              ============     ============     ==========
      Value of shares paid to satisfy accounts payable        $         --     $         --     $  115,730
                                                              ============     ============     ==========
      Assets acquired through a capital lease                 $         --     $         --     $    7,126
                                                              ============     ============     ==========
      Value of shares issued for consulting services          $         --     $         --     $  685,410
                                                              ============     ============     ==========
      Value assigned to stock options issued for services     $      5,660     $      5,290     $  104,356
                                                              ============     ============     ==========
      Value of stock issued for licensing agreement           $         --     $         --     $   30,000
                                                              ============     ============     ==========
      Value of shares issued for settlement
          of convertible promissory  notes                    $         --     $         --     $  534,235
                                                              ============     ============     ==========
      Value of shares issued for settlement of litigation     $         --     $         --     $   51,250
                                                              ============     ============     ==========
      Value of stock issued in exchange for                   $         --     $         --     $   17,294
                                                              ============     ============     ==========
          note receivable
      Value of shares issued to satisfy accrued expenses      $         --     $         --     $   53,500
                                                              ============     ============     ==========
      Value of shares issued as additional
          consideration for loan                              $         --     $         --     $   42,750
                                                              ============     ============     ==========
      Reduction of notes payable and accrued
          interest due to litigation                          $         --     $         --     $   60,000
                                                              ============     ============     ==========
      Satisfaction of notes receivable in
          exchange for services                               $         --     $         --     $    8,334
                                                              ============     ============     ==========
      Value of stock issued for stock offering costs          $         --     $         --     $  151,022
                                                              ============     ============     ==========


                             See accompanying notes to these financial statements.


                                                     F-30

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)


NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Technology Visions Group, Inc. (the "Company") was incorporated in the State of Delaware on April 29, 1985. In March 1995, the management resigned and new management commenced a new direction of the Company. For financial reporting purposes, inception is defined as January 1, 1995. Prior to December 22, 2000, the Company's name was Orbit Technologies, Inc. The Company's business plan focuses on applied research and development of new and innovative technologies, engineering ideas, methods, and processes that hold the potential to become commercially viable products or processes. Once a product or process receives commercial validation through an outside or third party, it is the Company's intention to either spin it off as a separate business entity, or license or sell to an affiliated or unaffiliated entity that, at that time, becomes responsible for the production, marketing and sales of such products or services. The Company's technologies are undergoing certain feasibility studies and/or actual field tests and evaluations in the area of the treatment and stabilization of buried low-level mixed radioactive waste. To date, the Company has not commercialized any of its technologies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements
--------------------------------------

The interim financial data as of March 31, 2005, and for the three months ended March 31, 2005 and 2004 are unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2004, and the results of its operations for the three months and cash flows for the three months ended March 31, 2005 and 2004. These results are not necessarily indicative of the results expected for the year ending December 31, 2005. These financial statements and notes thereto do not reflect all disclosures necessary for preparation under accounting principles generally accepted in the United States. Refer to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

Going Concern
-------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. Prior to inception, the Company had losses accumulating to $6,961,050. The Company, since inception, has suffered losses accumulating to $12,033,834 through March 31, 2005. For the year ended December 31, 2004 and for the three months ended March 31, 2005, the Company incurred net losses of approximately $758,205 and $165,458, respectively, and as of March 31, 2005, had a stockholders' deficit and a working capital deficit of approximately $2,012,045 and $2,024,234, respectively. The Company is in arrears with certain of its payables and accrued liabilities. The Company requires additional funds to move into the marketing and commercialization of its technologies. No assurances can be given that the Company can manufacture its technologies on a large-scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. The Company's ability to continue as a going concern is dependent upon obtaining the additional financing, restructuring and/or curing the defaults on its debt, and the successful marketing of its technologies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans to explore additional sources of working capital including borrowings, sales of securities, joint ventures, mergers, and the licensing of technologies. In April 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital") in an effort to raise working capital (see Note 6). Management intends to use any funds raised to pursue the marketing and commercialization of its technologies. Management believes that the Company can raise adequate capital to keep the Company functioning at a minimum level of operation in the next fiscal year. Management is exploring ways to reduce its existing liabilities, including exchanging certain of its liabilities for shares of its common stock. There can be no assurance that management will be successful in its efforts to raise capital sufficient to fund its working capital requirements or to convert debts into common stock during the next twelve months.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

Development-Stage Company
-------------------------

The Company is considered a development-stage company, with no operating revenues from the license and/or sale of commercially viable technologies during the periods presented, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management's intended operations, among other things. Management has defined inception as January 1, 1995, near the date management control was obtained. Since inception, the Company has incurred operating losses totaling approximately $12 million, much of which relates to stock-based compensation to officers, directors and consultants as a means to preserve working capital. The Company's working capital has been generated through the sales of common stock and debt. In addition, significant research and development costs to develop technologies have been expended since inception. Management has provided financial data since January 1, 1995 "Inception" in the financial statements, as a means to provide readers of the Company's financial information to make informed investment decisions.

The Company completed the initial and intermediate testing and evaluation of its GMENT technology at the Department of Energy ("DOE") Idaho Falls site with the receipt of Volume II of the "Final Results Report, In Situ Grout Technology for Application in Buried Transuranic Waste Sites," published in April 2003 by the Idaho National Engineering and Environmental ("INEEL"). Confirmation of the test results has been completed using actual radioactive waste. Therefore, there have been no expenditures during the three months ended March 31, 2005 and 2004 for research and development. Bechtel recently issued an Engineering Design File
(EDF) entitled, Grout Selection Criteria and Recommendation for the Operable Unit 7-13/14 In Situ Grouting Project dated December 2004. The EDF indicates that this project would not be going forward as planned until additional studies were completed requiring a Risk Assessment based on revised inventory and containment mobility data at the site. The time to complete thia additional modeling is not known at this time. The Company is moving into position to begin the marketing and commercialization phase of its development at other DOE sites including Hanford, Washington.

Use of Estimates
----------------

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties - Technologies
--------------------------------------

The Company's operations are subject to new innovations in product design and function. Significant technological changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve profitability in this industry segment.

Loss Per Share
--------------

Basic earnings per share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") give effect to all dilutive potential common shares outstanding during a period. In computing Diluted EPS, the treasury stock method is used in determining the number of shares assumed to be purchased from the conversion of common stock equivalents. Securities that could potentially dilute Basic EPS in the future, that were not included in the computation of Diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of options, warrants, convertible notes and debentures.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three months ended March 31, 2005 and 2004:

                                                      2005             2004
                                                  -------------    -------------
 Basic and diluted net loss per share:
 Numerator:
       Net loss                                   $   (165,458)    $   (158,030)

 Denominator:
       Basic and diluted weighted average
       number of common shares outstanding          99,999,999       65,032,862
                                                  -------------    -------------
 Basic and diluted net loss per share             $      (0.00)    $      (0.00)
                                                  =============    =============

Shareholder Dilution
--------------------

The Company's management has relied on the issuance of its common stock to provide working capital and provide compensation to officers, directors and consultants. The trading price of the Company's common stock has declined over time. If the Company continues to rely on the issuance of common stock to retain key management and consultants, based on current per-share prices, the existing shareholders may be significantly diluted in the future.

Incremental Shares
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive as of March 31, 2005 consist of the following:


                                                             Number of Potential
                                                              Additional Common
                                                                    Shares
                                                             -------------------

Notes payable to related parties                                    20,319,663
Options to purchase common stock                                       800,000
Accrued officers' and directors' compensation                       12,527,583
                                                             -------------------
       Total incremental shares at March 31, 2005                   33,647,246
                                                             ===================

Equipment and Fixtures
----------------------

Equipment and fixtures are recorded at cost. Depreciation is provided using accelerated and straight-line methods over the estimated useful lives of the related assets as follows:

                  Description                                 Years
                  -----------                                 -----

                  Furniture and fixtures                         7
                  Computer hardware and software               3-5

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

Recent Accounting Pronouncements
--------------------------------

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

Stock Based Compensation
------------------------

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. As permitted, the Company adopted the disclosure alternative of SFAS 123 and SFAS 148, which require pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied. Since the Company has no significant stock options outstanding, the pro forma financial data is not meaningful.

Under APB 25, when the exercise price of the Company's stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recorded.

During the quarters ended March 31, 2005 and 2004, the Company awarded two of the officer's options for a total of 400,000 shares of the Company's common stock as part of their employment agreements. The Company recorded an expense of $5,660 and $4,940 respectively for these options.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for three months ended March 31, 2005 and 2004 as follows:

                                                         2005          2004
                                                     ------------   ------------
Net loss - as reported                               $  (165,458)   $  (158,030)
Stock-based employee compensation expense,
     included in reported net loss, net of tax             5,660          4,940

Total stock-based employee compensation
     expense determined under fair-value-based
     method for all rewards, net of tax                   (8,800)        (8,200)

                                                     ------------   ------------
Pro forma net loss                                   $  (168,598)   $  (161,290)
                                                     ============   ============

Earnings per share:
     Basic and diluted, as reported                        (0.00)         (0.00)
     Basic and diluted, pro forma                          (0.00)         (0.00)


NOTE 3 - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consist of the following at March 31, 2005:


 Notes                   Interest Rate    Principal Balance    Accrued Interest
--------------------------------------------------------------------------------

Current Portion:
     Shareholders         10% - 12%           $ 279,250            $ 272,200
     Officers              8% - 10%             327,439              135,469

                                           ----------------    -----------------
Total Notes Payable to related parties        $ 606,689            $ 407,669
                                           ================    =================

Shareholders:
-------------

On May 27, 1997, the Company entered into an installment loan agreement with an individual shareholder to borrow $300,000. As of December 31, 1998, the shareholder had advanced the Company $299,500 against the $300,000 loan agreement. The installment loan bears interest at 12% per annum and was due on May 27, 1999. The loan agreement provides for semi- annual interest payments of $17,920. The installment note is collateralized by the Company's rights, titles and patents, of the Company's technology known as "Polymer Encapsulation Technology." In November 2004, $20,250 of the principle of this note was converted into 330,612 shares of the Company's common stock. The balance at March 31, 2005 was $279,250. Accrued interest at March 31, 2005 was $256,637. As the Company is in default on the note, it has been classified as a current note payable.

In March 2003, the Company entered into a new agreement with a shareholder whereby the shareholder loaned the Company $10,000. The shareholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price during the five day period prior to the date of conversion. This note matured on July 21, 2003. In November 2004, the principle of this note was converted into 163,265 shares of the Company's common stock. Accrued interest at March 31, 2005 was $1,500.

At March 31, 2004, the Company had an outstanding loan from a shareholder in the amount of $25,000. The note bears an interest rate of 10% per annum and was due on November 5, 1999. The noteholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. In November 2004, the principle of this note was converted into 408,163 shares of the Company's common stock. Accrued interest at March 31, 2005 was $14,062.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

Long-term - Officers:
---------------------

At December 31, 2001, the two officers had loans outstanding totaling $112,341 to the Company. Each note bears interest of 10% per annum and is due one year from the issuance date. The notes principal and accrued interest are convertible into common stock at prices ranging from $0.13 to $0.32 per share. During the fiscal year ended December 31, 2004, $5,000 was paid on one of these notes. During the year ended December 31, 2002, the officers loaned an additional $65,000 in cash to the Company at 8% per annum. The officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes matured on August 27, 2003. In addition, on June 10, 2002 one of the officers transferred 200,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.08 per share or $16,000. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $2,256 to a net loan value of $13,744.

During the year ended December 31, 2003, the Company entered into seven new agreements with the officers, whereby the officers loaned a total of $88,000 to the Company at 8% per annum. In addition, the officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price during the five day period prior to the date of conversion. These notes matured between March 11, 2004 and June 23, 2004.

On February 21, 2003, two of the officers transferred a total of 135,667 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.11 per share or $14,923. On May 15, 2003, one of the officers transferred 300,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.145 per share or $43,500. These amounts were recorded as an additional loan made by the officers and applied to prepaid expenses. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $33,812 to a net loan value of $24,611. On June 2, 2003, an officer transferred 100,000 shares of the Company's common stock privately owned by him to pay consulting fees to a non-related third-party. At the date of the transfer the shares had a market value of $0.15 per share or $15,000. On July 29, 2003, one of the officers transferred 300,000 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.11 per share or $33,000. These amounts were recorded as an additional loan made by the officers and applied to prepaid expenses. When the attorney sold the shares and reduced his bill, the shares were sold at less than the value previously recorded. The officer's loans were reduced accordingly by $20,157 to a net loan value of $12,843. On December 16, 2003, an officer transferred 10,000 shares of the Company's common stock privately owned by him to pay consulting fees to a non-related third-party. At the date of the transfer the shares had a market value of $0.09 per share or $900. The officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes matured between February 21, 2004 and December 16, 2004.

At March 31, 2005, the total balance owing was $327,439 and the accrued interest was $135,469. During 2000, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts for a period of one year. The agreements with the officers have been extended to January 1, 2005.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Employment and Consulting Agreements
------------------------------------

On January 1, 2002, the Company entered into two employment agreements with its current officers. The agreements provide for annual salaries aggregating to $300,000, expire January 1, 2004, and provide for automatic annual renewals. On January 1, 2005, the agreements were renewed for another year. In addition to the salaries, the agreements grant each officer 100,000 non-qualified stock options per year. The stock options are to purchase shares of the Company's common stock at an exercise price of $0.05 per share, vest immediately, and expire in five years. A total of 400,000 option shares were granted to the officers during the quarter ended March 31, 2005 and 2004 respectively and $5,660 and $4,940 was recorded as additional compensation based on the difference between the market price and the exercise price at the date of grant.

For the three months ended March 31, 2005 and 2004, the expense recorded under the agreements amounted to $75,000 each. In April 2002, the Board of Directors approved accruing interest on all unpaid salary beginning with salaries accrued in the year ending December 31, 2001, at 8% per annum and going forward. During the fiscal year ended December 31, 2004, $1,618,123 of accrued compensation was converted into 25,246,614 shares of the Company's common stock. Accrued officer's compensation unpaid at March 31, 2005 totaled $552,601, and accrued interest totaled $161,095. For the three months ended March 31, 2005 and 2004, interest expense was $8,953 and $12,752 respectively.

Consulting Agreement
--------------------

In August 2004, the Company engaged Longenecker and Associates to provide consulting services and advice to the Company on the introduction of its products to DOE and other government and commercial markets. The agreement calls for the Company to pay consultants $5,000 per quarter plus a 2% commission on the gross amount of any sales made by or as a result of contacts made by L&A. During the quarter ended March 31, 2005 the Company paid $5,000 to L&A for their services.

Settlement Agreement subject to contingency
-------------------------------------------

In December 2004, the Company entered into a settlement agreement with a shareholder whom the Company owes $279,250 in loans and $272,200 in accrued interest (See Note 3) whereby the parties agreed to satisfy the debt in full with the issuance of an additional 7,710,770 shares of the Company's common stock valued at $570,597. The settlement and the issuance of the stock is contingent upon the successful completion of the merger with Sutura, Inc. (See
Note 8). If the shares are issued, the Company will record a loss on the settlement of $19,146.

NOTE 5 - STOCKHOLDERS' DEFICIT

Common Stock Transactions During the Three Months Ended March 31, 2004
----------------------------------------------------------------------

In January 2004, the Company granted both officers options to purchase 100,000 shares each of the Company's common stock at an exercise price of $0.05 per share, as part of their employment agreement. These options were valued at $4,940 and were charged to officer's compensation during the three months ended March 31, 2004.

During the quarter ended March 31, 2004, the Company issued 1,116,016 shares of its common stock to Fusion Capital under the Stock Purchase Agreement (see Note
6) for proceeds of $80,000 ranging from $0.064 to $0.093 per share. The shares were issued under the Company's SB-2 registration that became effective on July 16, 2003.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

In January 2004, the Company entered into a "Stock Subscription Agreement" with a private investor whereby the investor agreed to purchase 1,000,000 shares of the Company's common stock for $45,000 or $0.045 per share. As of March 31, 2004, the investor had paid the Company $30,000 and the balance of $15,000 is reflected as "Stock Subscription Receivable" in the accompanying financial statements. The stock was not issued until the balance was received from the investor. The Company received the balance in April 2004.

Common Stock Transactions During the Three Months Ended March 31, 2005
----------------------------------------------------------------------

In January 2005, the Company granted both officers an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.05 per share, as part of their employment agreement. These options were valued at $5,660 and were charged to officer's compensation during the three months ended March 31, 2005.

Stock Issuance Costs
--------------------

The Company capitalizes direct and incremental costs associated with raising cash from the issuance of equity capital, and such costs will be reported as a reduction to the proceeds received in the event the offering is successful. In the event the stock offering is unsuccessful, such costs will be expensed at the time known to management. Stock issuance costs are reported as a reduction of stockholders' deficit in the accompanying financial statements at March 31, 20045. During the quarters ended March 31, 2005 and 2004, $0 and $4,037 were amortized due to the purchase of stock under the stock purchase agreement (See
Note 6). The balance at March 31, 2005 was $131,892.

Non-Qualified Stock Option Plan
-------------------------------

From time to time, the Company issues non-qualified stock options. These options are generally granted to consultants for past services and are granted to noteholders in connection with financing agreements.

In 2000, the Company entered into a consulting agreement with an attorney. Under the terms of the agreement, the Company is to grant the attorney an option to purchase 50,000 common shares every six months in July and January. The options have an exercise price of 125% of the market price on the day of the grant and expire three years from the date of the grant. During the three months ended March 31, 2004, the Company granted the attorney the option to purchase 50,000 shares of the Company's common stock. The Company valued these options using the fair value method and recorded legal expense of $350 based on the Black-Scholes option pricing model with the following assumptions:

             Risk-free interest rate                              3.25%
             Expected life                                      3 years
             Expected volatility                                    15%
             Dividend yield                                          0%

In November 2004, the agreement with the attorney was terminated and all outstanding options were cancelled.

NOTE 6 - FUSION CAPITAL TRANSACTION

On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement $10,000 of the Company's common stock up to an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30-month period, subject to a six-month extension or earlier termination at the Company's discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of the Company's common stock in the event that the price of its common stock is less than $0.05 per share.

The Company has authorized the sale and issuance of 20,000,000 shares of its common stock to Fusion Capital under the common stock purchase agreement. The Company filed a registration statement on Form SB-2 to register the underlying securities on May 15, 2003. The registration statement became effective on July 16, 2003.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

Under the terms of the common stock purchase agreement, Fusion Capital received 1,678,022 shares of the Company's common stock as a commitment fee, valued at $151,022. The value of these shares has been recorded as stock offering fees. In addition, at such time as Fusion Capital has purchased $3,000,000 of the Company's common stock under the common stock purchase agreement, the Company will issue to Fusion Capital an additional 1,978,022 shares of common stock as an additional commitment fee. This commitment fee will be recorded when the contingencies are removed and the fee is earned. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated. Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of the Company's common stock. Subject to the Company's right to suspend these purchases at any time, and its right to terminate the agreement with Fusion Capital at any time Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of the Company's common stock. The Company may decrease this daily purchase amount at any time. The Company also has the right to increase the daily purchase amount at any time; provided however, it may not increase the daily purchase amount above $10,000 unless its stock price is above $.30 per share for five consecutive trading days.

In September and October 2003, Fusion Capital purchased 371,438 shares of the Company's common stock for $20,000 as part of this agreement. In addition, Fusion loaned the Company $30,000 during the year ended December 31, 2003 against future purchases of shares under the Stock Purchase Agreement.

During the year ended December 31, 2004, Fusion Capital purchased 5,312,094 shares of the Company's common stock for $290,000 as part of this agreement. In addition, Fusion loaned the Company $40,000 during the year ended December 31, 2004 against future purchases of shares under the Stock Purchase Agreement for a total amount loaned of $70,000. In November 2004, Fusion was issued 1,400,000 shares of the Company's common stock against the amounts loaned. As of March 31, 2005, there was no loans outstanding against future purchases of shares under this agreement.

As of March 31, 2005, a total of 7,083,532 shares have been purchased for a total of $380,000 under this agreement.

NOTE 7 - GAIN FROM SETTLEMENT OF DEBT

In January 2005, the Company entered into a settlement agreement with a vendor whereby the vendor agreed to accept $5,000 as full payment on the invoices outstanding, amounting $18,196. As a result, the Company recorded a gain on settlement of debt of $13,196.

NOTE 8 - PROPOSED MERGER WITH SUTURA, INC.

On December 29, 2004, the majority of the stockholders of the Company ("TVGR") approved the proposed merger of the Company with Sutura, Inc., ("Sutara") a Delaware corporation. In connection with the merger:

         o    A twelve-for-1 reverse stock split will occur;

         o There will be an increase in the authorized captial stock of TVGR to provide for the merger consideration and future issuances of common stock.

         o Substantially all of the debt held by the officers of the Company will either be discharged or converted into no more than approximately 26,000,000 shares of the Company's common stock immediately prior to the merger becoming effective (before taking into account the reverse stock split) assuming the merger is consummated on or before June 30, 2005;

         o Each outstanding share of common stock of Sutura will be cancelled and converted into the right to receive approximately 20.952 shares of common stock of TVGR, which will result in substantial dilution to the stockholders of TVGR so that they will own only approximately 5% of the outstanding common stock of TVGR in the aggregate;

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2005 (Unaudited)

         o Each outstanding option, warrant or right to purchase a share of common stock of Sutura will automatically be converted into an option, warrant or right to purchase approximately 20.952 shares of common stock of TVGR;

         o The business conducted by TVGR prior to the merger will continue to be conducted as a separate line of business in a wholly owned subsidiary of the surviving company and the business of Sutura will be conducted as the primary business of TVGR following the merger;

         o TVGR's name will be changed to "Sutura, Inc." upon consummation of the merger;

         o Members of the management of Sutura will become directors and officers of TVGR together with two of the company's existing officers and one director; and

         o Current TVGR management will receive no cash or equity consideration as a result of the merger; however TVGR's Chief Executive Officer and TVGR's Chief Operating Officer will enter into new employment agreements in connection with the merger, and certain indebtedness owing to them will be converted into common stock.

The merger will result in a change of control of TVGR and the existing shareholders of TVGR will own 5% of the outstanding shares of common stock of TVGR immediately following the merger. As a result of the change of control, the current employment agreement between Mr. James B. Lahey, TVGR's Chief Executive Officer, and TVGR will terminate; the current employment agreement between Mr.James A. Giansiracusa, TVGR's Chief Operating Officer, and TVGR will terminate, and TVGR's financing agreement with Fusion Capital Partners LLC will terminate. TVGR will move it operations and offices to Sutura's facility in Fountain Valley, California.

In addition, the notes payable to a shareholder will be converted into 7,710,770 shares of common stock as part of the settlement agreement which is contingent upon the successful completion of the merger (see Note 4).

The closing date of the merger is anticipated to by the end of the second quarter 2005; however there are no assurances that the merger will be completed as scheduled.

                                  ATTACHMENT 4


                      FINANCIAL STATEMENTS OF SUTURA, INC.

                          SUTURA FINANCIAL INFORMATION

The following financial information for Sutura for the periods indicated is included as part of this Information Statement:

o        Unaudited Consolidated Balance Sheet on March 31 2005.

o Unaudited Consolidated Statement of Operations for the three month periods ended March 31, 2005 and 2004.

o Unaudited Consolidated Statement of Cash Flows for the three month periods ended March 31, 2005 and 2004

o        Notes to Unaudited Consolidated Financial Statements

o        Audited Consolidated Balance Sheet for the year ended December 31,
         2004.

o Audited Consolidated Statements of Operations, Stockholders Deficit and Cash Flows for the years ended December 31, 2004 and 2003.

o        Sutura and Subsidiaries Notes to Audited Consolidated Financial
         Statements.



                                       4-1

                                   SUTURA, INC. AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEET
                                      AS OF MARCH 31, 2005
                                           (Unaudited)


                                              ASSETS                               2005

                                                                               -------------
CURRENT ASSETS:
     Cash & cash equivalents                                                   $   1,053,851
     Accounts Receivable, Net                                                          9,515
     Inventory                                                                        85,173
                                                                               -------------
                  Total current assets                                             1,148,539

PROPERTY AND EQUIPMENT, NET                                                          639,599

DEPOSITS                                                                              41,024
                                                                               -------------
                Total Assets                                                   $   1,829,162
                                                                               =============

                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                     $   5,083,831
     Loan payable - officers                                                         193,653
     Customer deposits                                                             1,173,225
     Notes payable - officers                                                        836,618
     Notes payable                                                                   281,620
     Convertible notes payable-officers                                            1,500,000
     Convertible notes payable-net of beneficial conversion feature                1,878,456
                                                                                ------------
                 Total current liabilities                                        10,947,403

COMMITMENTS AND CONTINGENCIES                                                             --

STOCKHOLDERS' DEFICIT
     Series A convertible preferred stock, $0.00025 par value;
       352,160 shares authorized, issued and outstanding                                  88
     Common stock, $0.00025 par value; 10,000,000 shares authorized;
       7,013,757 shares issued and outstanding                                         1,752
     Additional paid in capital                                                   38,240,688
     Accumulated deficit                                                         (46,536,424)
     Other comprehensive loss                                                       (824,345)
                                                                               -------------
                Total stockholders' deficit                                       (9,118,241)

                                                                               -------------
                                                                               $   1,829,162
                                                                               =============

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                               4-2


                           SUTURA, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE MONTHS PERIODS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

                                                            2005           2004
                                                        -----------    -----------

NET SALES                                               $    28,395    $     4,823

COST OF GOODS SOLD                                          361,091        104,456

                                                        -----------    -----------
GROSS LOSS                                                 (332,696)       (99,633)
                                                        -----------    -----------

OPERATING EXPENSES:
Depreciation and amortization                                88,485        117,813
Research and development                                     86,016         45,488
General and administrative                                  495,272        331,887
Sales and marketing                                         195,957         61,343
                                                        -----------    -----------
       TOTAL OPERATING EXPENSES                             865,730        556,531

                                                        -----------    -----------
OPERATING LOSS                                           (1,198,426)      (656,165)

OTHER INCOME (EXPENSE)
       Interest Income                                          274             --
       Interest Expense                                    (301,766)      (113,308)
       Beneficial conversion feature                       (696,718)            --
       Other Income (Expense)                              (106,460)       (56,896)
                                                        -----------    -----------
       Total other expense, net                          (1,104,670)      (170,204)
                                                        -----------    -----------
NET LOSS                                                 (2,303,096)      (826,369)

OTHER COMPREHENSIVE GAIN
       Translation adjustment                               130,689         67,856
                                                        -----------    -----------

COMPREHENSIVE LOSS                                      $(2,172,407)   $  (758,513)
                                                        ===========    ===========




BASIC AND DILUTED NET LOSS PER SHARE                    $     (0.33)   $     (0.12)
                                                        ===========    ===========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     7,011,420      6,994,564
                                                        ===========    ===========

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

         The accompanying notes are an integral part of these unaudited consolidated financial statements.


                                      4-3

                                     SUTURA, INC. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE THREE MONTHS PERIODS ENDED MARCH 31, 2005 AND 2004
                                             (Unaudited)

                                                                        2005           2004
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                    $(2,303,096)   $  (758,513)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Depreciation and amortization                               88,485        117,813
             Beneficial conversion feature                              696,718             --
             Common shares issued for services                               --         60,900
             (Increase) decrease in current assets:
                         Accounts receivables                            (9,515)         8,937
                         Inventory                                      (85,173)            --
                         Prepaid expenses                                 4,105         (3,311)
             Increase (decrease) in current liabilities:
                         Accounts payable and accrued liabilities       480,063        164,213
                         Accrued payroll                                 47,856        215,882
                                                                    -----------    -----------
        Total Adjustments                                             1,222,539        564,434
                                                                    -----------    -----------
             Net cash used for operating activities                  (1,080,557)      (194,079)
                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
             Acquisition of property & equipment                        (89,336)        (2,688)
                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

                         Proceeds from exercise of warrants                  --            500
                         Proceeds from private placements               100,015        142,000
                         Proceeds from notes payable                  1,500,000         77,868
                                                                    -----------    -----------
             Net cash provided by financing activities                1,600,015        220,368
                                                                    -----------    -----------

NET INCREASE IN CASH & CASH EQUIVALENTS                                 430,122         23,601

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                              623,729             --

                                                                    -----------    -----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                             $ 1,053,851    $    23,601
                                                                    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

        Interest paid                                               $        --    $        --
                                                                    ===========    ===========
        Income taxes                                                $        --    $        --
                                                                    ===========    ===========


         The accompanying notes are an integral part of these unaudited consolidated financial statements.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

1.      Summary of significant accounting policies:

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. The results of operations and cash flows for the three month period presented are not necessarily indicative of the results of operations for a full year. These financial statements should be read in conjunction with the Company's December 31, 2004 audited financial statements and notes thereto included in the Company's Annual Report on Form 14-C.

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiaries - Sutura BV, Sutura SARL and Sutura GMBH. All significant intercompany accounts and transactions have been eliminated.


                                       4-4

2.      Recent pronouncements:

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements. In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial statements.


STOCK BASED COMPENSATION.

The company accounts for the plan under the recognition and measurement principles of Accounting Principle Board (APB) Opinion No 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly compensation expense would be recorded on the date of grant of an option to an employee or member of the Board of Directors only if the market price of the underlying stock on the date of grant exceeds the exercise price.

The following table illustrates the effect on net income (loss) and net income(loss) per share if the compensation cost for the Company's stock option grants had been determined based on the fair value at the grant dates for awards consistent with the fair value method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation. ("SFAS 123"):

                                                             PERIOD ENDING
                                                         MARCH          MARCH
                                                          2005           2004
                                                      --------------------------
Net loss, as reported                                 ($2,303,096)   ($ 826,369)

Deduct: Total stock-based employee compensation         ($ 37,096)    ($ 65,673)
expense determined under fair-value based method for all awards

Pro forma net loss                                    ($2,349,192)   ($ 892,042)

Basic and diluted weighted average shares outstanding   7,011,420     6,994,564

Basic and diluted as reported                              ($0.33)       ($0,12)

Basic and diluted pro forma                                ($0.34)       ($0,13)


NOTE 1    ACCOUNTS RECEIVABLE

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. The company has provided allowance for bad debts in amounts of $ 51,000 for the period ended March 31, 2005.


                                       4-5

NOTE 2    INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value. With the start up of manufacturing of the new design SuperStitch the Company added back to inventory and valorized at original cost all usable components for its current manufacturing plans. At the same time it established a reserve of $ 100,000 for potential obsolescence as further improvements to the design are planned. Inventories are comprised of the following:

                                                                        MARCH
                                                                         2005
                                                                     -----------
                                    Raw Materials/WIP                $  185,173
                                    Finished goods                   $        0
                                                                     -----------
                                    Total inventory                  $  185,173
                                    Reserve for obsolescence         $ (100,000)
                                                                     -----------
                                    Net inventory                    $   85,173
                                                                     ===========



NOTE 3  PROPERTY AND EQUIPMENT

          Property & equipment consisted of the following:
                                                                      MARCH
                                                                       2005
                                                                   ------------
               Computers                                           $   327,285
               Office furniture and fixtures                           571,724
               Machinery & equipment                                 2,368,638
                                                                   ------------
                                                                     3,267,647
               Less: Accumulated depreciation                       (2,628,048)
                                                                   ------------
                                                                   $   639,599
                                                                   ============




NOTE 4  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at
                                                                       MARCH
                                                                        2005
                                                                   ------------
           Accounts payable - trade creditors                      $   450,547
           Accounts payable - legal and professional                   846,624
           Accrued expenses                                            137,205
           Accrued compensation                                      2,779,784
           Accrued interest payable                                    869,671
                                                                   ------------
                                                                   $ 5,083,831
                                                                   ============

NOTE 5 LOAN PAYABLE - OFFICERS

The Company has borrowed monies from two of its officers. The loans are payable on demand, interest free and are unsecured. The Company owes the officers the following amounts at:

                                                                      MARCH
                                                                       2005
                                                                   ------------
                                                                   $   128,160
                                                                        65,493
                                                                   ------------
                                                                   $   193,653
                                                                   ============

NOTE 6 CUSTOMER DEPOSITS

In 2002, the Company entered into an option and distribution agreement with a distributor. Under the agreement, the Company received $1,250,000 as an advance payment which will be applied against distributor's future purchases of products. No products were supplied for the period ended March 31, 2005.
There is balance of $1,173,225 as of March 31, 2005.

                                       4-6

NOTE 7 NOTES PAYABLE

The Company has notes payable on March 31, 2005 as per follows:
                                                                        MARCH
                                                                        2005
                                                                    -----------
     Note payable with interest at 8% per annum, due and
     demandable on October 31, 2005.                                $  175,000

     Note payable with interest at 8% per annum, due and
     demandable on December 31, 2005.                                  106,620

                                                                    -----------
           Total notes payable                                      $  281,620
                                                                    ===========

Interest expense for the three month periods ended March 31, 2005 and March 31, 2004 amounted to $5,632 and $ 8,977 respectively.


NOTE 8 NOTES PAYABLE - OFFICERS

Notes payable to officers consisted of the following:
                                                                      MARCH
                                                                       2005
                                                                    -----------
Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                              $  686,618

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                              $  150,000
                                                                    -----------
                  Total notes payable - officer                     $  836,618
                                                                    ===========

Interest expense for the three month periods ended March 31, 2005 and March 31, 2004 amounted to $16,732 and $ 15,062 respectively.

NOTE 9 CONVERTIBLE NOTES PAYABLE - OFFICERS

In September 2001, the company raised capital through issuance of $1,000,000 unsecured 8% convertible notes payable to the officer. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to another officer increasing the total to $1,500,000. The notes shall be converted into that number of shares of common stock of the company obtained by dividing the outstanding principal amount of these notes , included compound interest of $ 465,793, by the amount derived by dividing the Company's valuation on the date of issuance of note by the number of shares of common stock and common stock equivalents outstanding on the effective date of conversion, determined on a fully diluted basis and without regard to whether the securities representing such common stock equivalents may then be exercised for or converted into shares of common stock. The notes have conversion rights based on a company valuation of $35 million and if all converted will increase the number of outstanding shares by approximately 681,670. Interest expense for the three month periods ended March 31, 2005 and March 31, 2004 amounted to $38,797 and $ 30,000 respectively.


NOTE 10 COVERTIBLE NOTES PAYABLE

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,426,895. Interest expense for the quarter ended March 31, 2005 amounted to $ 196,500

On March 4, 2005, the Company and Fusion Capital Fund II, LLC entered into an agreement pursuant to which the company borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of common stock. The note bears interest at 8 % per annum and all outstanding amounts of principal and interest due there under are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Company's common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125 million valuation for the Company or (ii) in the event that Company's common stock is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125 million valuation for the Company, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the

                                      4-7
average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of the Company by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion pursuant to any stock purchase agreement between Fusion and such successor company.

As part of the issuance of the note to Fusion, the company also issued to Fusion a warrant to purchase that same number of shares that are determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion may exercise its right to purchase the warrant shares until March 4, 2010.

If all of the Fusion notes are converted and all of the Fusion warrants exercised as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 121,000.
Interest expense for the quarter ended March 31, 2005 amounted to $2,889

On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8 %. The Company is required to make aggregate quarterly interest payments on these notes on the last day of each of June, September and December 2005 and each of March, June and September 2006. Unless converted on September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest. Each note holder may elect to convert its respective note into shares of common stock of the company at any time while any portion of the principal or interest is outstanding by providing written notice to the company. Pursuant to the agreement, an initial $1,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, were being held in an escrow account and were released upon a performance by the company of certain milestone objectives on May 16 2005. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $750,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. If all of the Whitebox 2 notes were converted and all of the Whitebox 2 warrants exercised, then as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 300,000
Interest expense for the quarter ended March 31, 2005 amounted to $ 8,000

Beneficial conversion feature.
The beneficial conversion feature of these notes and warrants, assuming a worst case scenario, amount to $6,550,000, $500,000 and $ 447,950 respectively which the company will have to amortize over term of the loans. In the quarter ended March 2005 $ 696,718 was expensed.

Summary of convertible notes payable at:
                                                                       MARCH
                                                                        2005
                                                                   -------------
Whitebox 1                                                         $  6,550,000
Fusion Capital                                                          500,000
Whitebox 2                                                            1,000,000
                                                                   -------------
                                                                      8,050,000
Beneficial conversion feature                                        (6,171,546)
                                                                   -------------
                                                                   $  1,878,454
                                                                   =============
NOTE 11 FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

SFAS 130 requires unrealized gains and losses on the Company's available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income

During the three months period ended March 31, 2005 and 2004, comprehensive income included net translation gain of $130,689 and $ 67,856, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders' equity section amounted to $ 824,345 as of March 31, 2005.

                                       4-8

NOTE 12 SHAREHOLDERS EQUITY

On February 10 the Company sold 5129 shares in a private placement at $19.50 per share for net proceeds of $100,016.

NOTE 13 GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through March 31, 2005, the Company had incurred cumulative losses of $47,360,764 (including comprehensive loss of $ 824,345) and net losses of $2,172,408 (including $ 130,689 of comprehensive gain) for the three months period ended March 31, 2005.

In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended March 31, 2005, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses and management of accounts payable.

NOTE 14 LEGAL PROCEEDINGS

On February 16, 2005, Milleniun Holding Group, Inc. filed a complaint against Sutura alleging, among other things, that Sutura conspired with Fusion Capital, to breach the implied covenant of good faith and fair dealing in connection with the compnay's termination of the merger agreement with Millenium. The company believes the claims referenced by Millenium in its complaint are without merit and intends to vigorously defend itself against all such allegations.

In January, the company and its CEO, Mr. Nobles, were named as defendants in a third party complaint by Camden Holding, Inc. In its complaint, Camden alleged that the company and Mr. Nobles conspired to interfere and intentionally interfered with Camden's contractual relationship with Millenium. These allegations arise out of a current dispute between Camden and Millenium concerning Millenium's termination of its relationship with Camden. Millenium and it s CEO, Mr. Richard Ham, are also named as defendants. Sutura believes that the claims made against it and Mr. Nobles are without merit and intends to vigorously defend itself and Mr. Nobles against such allegations.

NOTE 15 SUBSEQUENT EVENTS

Pursuant to the March 24, 2005 agreements with the Whitebox parties, an initial $1,000,000 of the $3,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, were being held in an escrow account and were released upon a performance by the company of certain milestone objectives on May 16 2005.

In April, in exchange for a reduction in hourly rates, the company entered into a fee retainer agreement with Babcock & Associates, its outside corporate legal counsel. Pursuant to the retainer agreement, the company receives up to 75 hours of professional legal services each month in exchange for a nonrefundable monthly retainer in the amount of $19,000. If the hours of legal services provided in any month exceed 75, then the hourly rate for such additional services is $300. The retainer agreement may be terminated at any time by either party.

In June, the Board of Directors of Sutura received a correspondence from an attorney on behalf of certain minority shareholders of Sutura demanding that the board commence litigation proceedings against Messrs. Nobles and Ratering based upon various alleged improper actions. The correspondence indicated that if the board failed to take the demanded action, then the minority shareholders would proceed with a derivative action against Messrs. Nobels and Ratering on behalf of Sutura, as well as seek to enjoin the Merger and seek for an accounting and dissolution of Sutura. A Special Committee of the board was appointed to review the allegations made by the minority shareholders. After review and investigation of the various allegations, the Special Committee has determined that the allegations are not substantiated by the facts and are without merit. Accordingly, the Special Committee has recommended to the board that the demand by the minority shareholders be rejected.


                                       4-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sutura Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Sutura Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sutura Inc.and subsidiaries as of December 31, 2004, and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Through December 31, 2004, the Company had incurred cumulative losses of $45,138,362 (including comprehensive loss of $955,034) and net losses of $5,672,405 (including $211,040 of comprehensive loss) and $6,070,406 (including $ 445,636 of comprehensive loss) for the fiscal years 2004 and 2003, respectively. These factors as discussed in Note 16 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California
March 25, 2005


                                      4-10


                          SUTURA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
                                     ------
CURRENT ASSETS:
     Cash and cash equivalents                                              623,729
     Prepaid expenses                                                         9,840
                                                                       -------------
          Total current assets                                              633,569

PROPERTY AND EQUIPMENT, net                                                 638,766

DEPOSITS                                                                     35,290
                                                                       -------------
                                                                       $  1,307,624
                                                                       =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                             $  4,670,991
     Loan payable - officer                                                 204,727
     Customer deposits                                                    1,173,225
     Notes payable - officer                                                836,618
     Notes payable                                                          286,172
     Convertible notes payable - officer                                  1,500,000
     Convertible notes payable - net of beneficial conversion feature       545,388
                                                                       -------------
          Total current liabilities                                       9,217,121

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Series A convertible preferred stock, $0.00025 par value;
        352,160 shares authorized, issued and outstanding                        88
     Common stock, $0.00025 par value; 10,000,000 shares authorized;
        7,008,628 shares issued and outstanding                               1,752
     Additional paid in capital                                          37,277,025
     Accumulated deficit                                                (44,233,328)
     Other comprehensive loss                                              (955,034)
                                                                       -------------
          Total stockholders' deficit                                    (7,909,497)
                                                                       -------------
                                                                       $  1,307,624
                                                                       =============

The accompanying notes are an integral part of these consolidated financial statements.


                                      4-11


                           SUTURA, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                            2004           2003
                                                        ------------   ------------
NET SALES                                               $    28,581    $   197,941

COST OF GOODS SOLD                                          549,128        649,063
                                                        ------------   ------------
GROSS LOSS                                                 (520,547)      (451,122)
                                                        ------------   ------------

OPERATING EXPENSES:
Depreciation and amortization                               336,179      1,025,135
Research and development                                    195,867        463,890
General and administrative                                3,342,071      3,086,202
Sales and marketing                                         672,370        424,510
                                                        ------------   ------------
       Total operating expenses                           4,496,488      4,999,737

                                                        ------------   ------------
OPERATING LOSS                                           (5,017,035)    (5,450,859)

OTHER INCOME (EXPENSE)
       Interest Income                                        1,827             --
       Interest Expense                                    (656,085)      (504,444)
       Beneficial conversion feature                       (545,388)       (98,277)
       Gain on settlement of debt                           638,013             --
       Other Expense                                        167,303        428,810
                                                        ------------   ------------
       Total other income (expense), net                   (394,330)      (173,911)
                                                        ------------   ------------
NET LOSS                                                 (5,461,366)    (5,624,770)

OTHER COMPREHENSIVE LOSS
       Translation adjustment                              (211,040)      (445,636)

                                                        ------------   ------------
COMPREHENSIVE LOSS                                      $(5,672,405)    (6,070,406)
                                                        ============   ============

BASIC AND DILUTED NET LOSS PER SHARE                    $     (0,78)         (0,81)
                                                        ============   ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     6,976,330      6,952,874
                                                        ============   ============

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

                                      4-12


                                                    SUTURA, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                           FOR THE YEARS ENDED DECEMBER 31,2003 AND 2004


                                                              SERIES A
                                                            CONVERTIBLE                                            ADDITIONAL
                                                           PREFERRED STOCK                COMMON STOCK              PAID-IN
                                                        SHARES        AMOUNT         SHARES          AMOUNT         CAPITAL
                                                    -------------  -------------  -------------   -------------   -------------

BALANCE, JANUARY 1, 2003                                 352,160   $         88      6,893,449    $      1,724    $ 26,876,463
Stock options exercised:                                      --             --             --              --              --
Warrants issued during the year                               --             --             --              --    $    554,388
Shares repurchased Namco                                      --             --        (15,000)   $         (4)   $   (121,796)
Shares issued to Merlin Capital Venture                       --             --        100,000    $         25    $    811,975
Shares issued for consulting                                  --             --          7,500    $          2    $     60,898
Compensation expenses stock-options non employees             --             --             --              --    $    307,257
Compensation expenses stock-options employees                 --             --             --              --    $          0
Foreign translation adjustment                                --             --             --              --              --
Net loss                                                      --             --             --              --              --
BALANCE, DECEMBER 31, 2003                               352,160   $         88      6,985,949    $      1,747    $ 28,489,185
BALANCE, JANUARY 1ST, 2004
Warrants exercised                                            --             --         50,000    $         13    $        487
Private placement of common stock                             --             --         56,631    $         13    $  1,285,181
Shares issued for consulting                                  --             --          7,500    $          2    $     60,898
Compensation expenses warrants non employees                  --             --             --              --    $    622,811
Compensation expenses options employees                       --             --             --              --    $    793,440
Buy back of stock                                             --             --        (91,452)   $         23    $   (524,977)
Beneficial conversion feature                                 --             --             --              --    $  6,550,000

Foreign translation adjustment                                --             --             --              --              --
Net loss                                                      --             --             --              --              --

BALANCE, DEC 31, 2004                                    352,160   $         88      7,008,628    $      1,752    $ 37,277,025

                                                                                                                    (CONTINUED)

                                                                       OTHER           DEFICIT          TOTAL
                                                                    COMPREHENSIVE    ACCUMULATED    STOCKHOLDERS
                                                      DEFERRED         INCOME          DURING          EQUITY
                                                    COMPENSATION       (LOSS)        DEVELOPMENT      (DEFICIT)
                                                    -------------   -------------   -------------   -------------

BALANCE, JANUARY 1, 2003                            $ (1,073,658)   $   (298,358)   $(33,147,191)   $ (7,640,932)
Stock options exercised:                                      --              --              --    $          0
Warrants issued during the year                     $          0              --              --    $    554,388
Shares repurchased Namco                                      --              --              --    $   (121,800)
Shares issued to Merlin Capital Venture                       --              --              --    $    812,000
Shares issued for consulting                                  --              --              --    $     60,900
Compensation expenses stock-options non employees   $    505,218              --              --    $    812,475
Compensation expenses stock-options employees       $    568,440              --              --    $    568,440
Foreign translation adjustment                                --        (445,636)             --        (445,636)
Net loss                                                      --              --    $ (5,624,770)   $ (5,624,770)
BALANCE, DECEMBER 31, 2003                          $          0    $   (743,994)   $(38,771,962)   $(11,024,936)
BALANCE, JANUARY 1ST, 2004
Warrants exercised                                            --              --              --    $        500
Private placement of common stock                             --              --              --    $  1,285,194
Shares issued for consulting                                  --              --              --    $     60,900
Compensation expenses warrants non employees                  --              --              --    $    622,811
Compensation expenses options employees                       --              --              --    $    793,440
Buy back of stock                                             --              --              --    $   (525,000)
Beneficial conversion feature                                 --              --              --    $  6,550,000

Foreign translation adjustment                                --        (211,040)             --        (211,040)
Net loss                                                      --              --    $ (5,461,366)   $ (5,461,366)

BALANCE, DEC 31, 2004                               $          0    $   (955,034)   $(44,233,328)   $ (7,909,497)

                      The accompanying notes are an integral part of these consolidated financial statements.

                                                          4-13


                                   SUTURA, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                              2004           2,003
                                                                          ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                          $(5,461,366)    (5,624,770)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Depreciation and amortization                                    284,636      1,025,135
             Beneficial conversion feature                                    545,388         98,277
             Common shares issued for services                                 60,900        690,200
             Stock based compensation expenses- employees                     793,440        596,640
             Stock based compensation expenses-  non employees                622,811        873,375
             Bad debt expense                                                  51,000          6,894
             (Increase) decrease in current assets:
                         Accounts receivables                                 (33,969)       116,646
                         Employee Advances                                         --         (4,800)
                         Inventory                                                 --             --
                         Prepaid expenses                                     (10,876)         1,402
             Increase (decrease) in current liabilities:
                         Accounts payable and accrued liabilities            (810,681)       605,383
                         Accrued payroll                                      330,050      1,240,193
                         Customer deposits                                          0        (35,875)
                                                                          ------------   ------------
        Total Adjustments                                                   1,832,700      5,213,470
                                                                          ------------   ------------
             Net cash used for operating activities                        (3,628,665)      (411,300)
                                                                          ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
             Disposition of property & equipment                               32,171         25,488
                                                                          ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

                         Proceeds from exercise of warrants                       500             --
                         Proceeds from private placements and warrants      1,285,206             --
                         Proceeds from notes payable                        6,459,517        382,268
                         Buy back of stock                                   (525,000)            --
                         Pay off notes payables                            (3,000,000)            --
                                                                          ------------   ------------
             Net cash provided by financing activities                      4,220,223        382,268
                                                                          ------------   ------------

NET INCREASE(DECREASE) IN CASH & CASH EQUIVALENTS                             623,729         (3,544)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                          0          3.544

                                                                          ------------   ------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                   $   623,729    $        --
                                                                          ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

        Interest paid                                                     $   255,637    $        --
                                                                          ============   ============
        Income taxes                                                      $        --    $        --
                                                                          ============   ============


      The accompanying notes are an integral part of these consolidated financial statements.

                                                4-14

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sutura Inc. was incorporated in Delaware in 1996 under the name NR Medical, Inc., and changed its name to Sutura, Inc. in July 1998, Sutura's headquarters are located at 17080 Newhope Street, Fountain Valley, California 92708.

Sutura meets the definition of a "Small Business Issuer" as such term is defined in Item 10(a) of Regulation S-B under the Securities Exchange Act of 1934, as amended. Sutura currently has 28 employees and maintains its headquarters in Fountain Valley, California, in a 20,000 square foot facility. This facility is a QSR (Food and Drug Administration - Quality Systems Regulations) and ISO (International Standards Organization) certified freestanding facility with 2,000 square feet of cleanroom space and an additional 3,200 square feet convertible to cleanroom, if required. Sales offices (with warehouse space) of approximately 1,000 square feet each are leased in Eindhoven, the Netherlands and La Gaude, France to support sales and marketing efforts in Europe.

Sutura(R), Inc. is a medical device company that has developed a line of innovative, minimally invasive vessel closure devices to suture the puncture created in the femoral artery during catheter-based procedures performed primarily in the fields of cardiology and radiology, such as angioplasty, stenting, artherectomy and diagnostic angiography. Sutura's objective is to become the leader in medical devices for arterial vessel closure.

BASIS OF PRESENTATION

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiaries - Sutura BV, Sutura SARL and Sutura GMBH. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The company has not experienced any losses in such accounts.

PROPERTY & EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using various methods over the estimated useful lives of the assets, ranging from three to seven years.

                                      4-15

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

Depreciation is computed using accelerated methods based on the estimated useful lives of the assets, generally as follows:

             Computer software                                    3 years
             Office furniture and fixtures                      5-7 years
             Equipment                                            5 years

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

SFAS 130 requires unrealized gains and losses on the Company's available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income

During the year ended December 31,2004 and 2003, comprehensive income included net translation loss of $211,040 and $445,636, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders' equity section amounted to $955,034 as of December 31, 2004.

REVENUE RECOGNITION

Revenue from sales of our products is recognized under the provisions of SAB 104, which is generally when products are shipped, title has transferred and risk of loss has passed to the buyer and collectibility is assured. In the United States, Germany and France, Sutura sells its products directly to hospitals and clinics. Revenue is recognized upon shipment of products to customers, net of returns. In all other international markets, Sutura sells it products to international distributors, who subsequently resell the products to hospitals and clinics. Sutura has agreements with each of its distributors which provide that title and risk of loss pass to the distributor upon shipment of the products to the distributor.

ACCOUNTS RECEIVABLE

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates.

The company has provided allowance for bad debts in amounts of $51,000 and $6,894 for the years ended December 31, 2004 and 2003 respectively.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF:

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

                                      4-16

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RESEARCH AND DEVELOPMENT COSTS

All research and development costs are charged to operations as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value.

EARNINGS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

                                      4-17

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

ACCOUNTS PAYABLE & ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at December 31, 2004:

           Accounts payable - trade creditors          $   380,751
           Accounts payable - legal and professional   $   644,241
           Accrued expenses                                345,170
           Accrued compensation                          2,731,927
           Accrued interest payable                        568,902
                                                      -------------
                                                      $  4,670,991
                                                      =============

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

CURRENT ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

                                      4-18

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended December 31, 2004 and 2003, as follows ($ in thousands, except per share amounts). :

                                                        Year ended December 31

                                                           2004           2003
                                                       -----------   -----------
     Net loss - as reported                            $   (5,461)   $   (5,625)
     Total stock-based employee
       compensation expense determined
       under fair-value-based method for all
       rewards, net of tax                                   (177)         (253)
                                                       -----------   -----------
     Pro forma net loss                                $   (5,638)   $   (5,878)
                                                       ===========   ===========

     Earnings (loss) per share:

     Basic and diluted, as reported                    $    (0.78)   $    (0.81)
     Basic and diluted, as pro-forma                   $    (0.81)   $    (0.85)


                                           4-19

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 EQUIPMENT

          Equipment consisted of the following as of December 31, 2004:

                                                      December 31,
                                                          2004
                                                      ------------
               Computers                              $   325,197
               Office furniture and fixtures              570,978
               Machinery & equipment                    2,282,136
                                                      ------------
                                                        3,178,311
               Less: Accumulated depreciation          (2,539,545)
                                                      ------------
                                                      $   638,766
                                                      ============

NOTE 3 CUSTOMER DEPOSITS

In 2002, the Company entered into option and distribution agreement with a distributor. Under the agreement, the Company received $1,250,000 as an advance payment which will be applied against distributor's future purchases of products. No products were supplied for the period ended December 31, 2004. There is balance of $1,173,225 as of December 31, 2004.

NOTE 4 LOAN PAYABLE - OFFICERS

The Company has loaned monies from two of its officers. The loans are payable on demand, interest free and are unsecured. The Company owes the officers an amount of $204,727 as of December 31, 2004.

NOTE 5 NOTES PAYABLE - OFFICERS

Notes payable to officers consisted of the following :

                                                          Dec 31, 2004

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                    $    686,618

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                    $    150,000
                                                          -------------
                  Total notes payable - officer           $    836,618
                                                          =============

Interest expense for the year ended December 31, 2004 and 2003 amounted to $64,742 and $48,061 respectively.

                                      4-20

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 NOTES PAYABLE

The Company has notes payable on December 31, 2004 as per follows:

     Notes payable with interest at 8% per annum, due and
     demandable on October 31, 2005.                               $    175,000

     Note payable with interest at 8% per annum, due and
     demandable on December 31, 2005.                                   111,172

                                                                   -------------
           Total notes payable                                     $    286,172
                                                                   =============

Interest expense for the year ended December 31, 2004 and 2003 amounted to $29,517 and $22,994 respectively.

NOTE 7 CONVERTIBLE NOTES PAYABLE - OFFICERS

In September 2001, the company raised capital through issuance of $1,000,000 unsecured 8% convertible notes payable to the officer. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to another officer increasing the total to $1,500,000. The note shall be converted into that number of shares of common stock of the company obtained by dividing the outstanding principal amount of this note by the amount derived by dividing the Company's valuation on the date of issuance of note by the number of shares of common stock and common stock equivalents outstanding on the effective date of conversion, determined on a fully diluted basis and without regard to whether the securities representing such common stock equivalents may then be exercised for or converted into shares of common stock. The notes have conversion rights based on a company valuation of $35 million and if all converted will increase the number of outstanding shares by approximately 643,000.


The beneficial conversion feature of these notes based on the fair value at the time was $521,563. Using the effective interest method these amounts have been amortized over the term of the notes with the remainder, $98,276,expensed in 2003.

NOTE 8 CONVERTIBLE NOTES PAYABLE

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,386,200.

The beneficial conversion feature of these notes is $6,550,000 based on the fair value of the stock and the warrants. Using the effective interest method these amounts will be amortized over the 18 months term of the notes and charged to interest. In the year ending December 31, 2004, $545,388 was expensed.

The convertible notes payable at December 31, 2004 have been reflected in the accompanying balance at the net of beneficial conversion feature and amounts to $545,388.

                                      4-21

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The majority of the Sales in the year ended December, 2004 and 2003 was made to a few customers. At December 31, 2004 the total sales to two major customers was $28,581 and the receivable balance from these major customers was $0. In fiscal year 2003, the two major customers comprised approximately $133,613 of the Company's total sale and the receivable balance from these major customers was $16,571. Management believes that customer acceptance, billing, and collection policies are adequate to minimize potential risk on trade receivables.

NOTE 10  TAXES ON INCOME

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of December 31, 2004, the Company had operating loss carry forwards expiring in various years through 2024. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

               A summary at December 31, 2004 is as follows:

                                                Federal         Foreign           Total
                                            --------------   --------------   --------------
 Operating loss carry forward               $  42,150,586    $   3,037,772       45,188,358
 Stock based compensation                       6,633,166                         6,633,166
 Beneficial feature amortization                2,583,985                         2,583,985
 Net operating loss carry forward              32,883,435        3,037,772       32,883,435
 Effective tax rate                                    32%              35%              32%
                                            --------------   --------------   --------------
 Deferred tax asset                            10,572,699        1,063,220       11,635,919
 Valuation allowance                          (10,572,699)      (1,063,220)     (11,635,919)
                                            --------------   --------------  ---------------
 Net deferred tax asset                     $           0    $           0   $            0
                                            ==============   ==============  ===============

                                      4-22

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                       December 31   December 31
                                                          2004          2003
                                                       -----------   -----------
Tax expense (credit) at statutory rate-federal            (32)%         (32)%
State tax expense net of federal tax                       (8)           (8)
Permanent differences                                       1             1
Valuation allowance                                        39            39
                                                       -----------   -----------
Tax expense at actual rate                                  -             -
                                                       ===========   ===========

NOTE 11 GAIN ON SETTLEMENT OF DEBT

In September and October 2004, Sutura negotiated a settlement with two convertible note holders to pay the outstanding notes of $3,000,000,issued in 2001, at par value, without accrued interest, which resulted in a gain of $638,013 recorded as other income from debt restructuring.

NOTE 12 COMMITMENTS

The company previously leased its facilities in Fountain Valley, California (Newhope Street Property), from its president. During fiscal years 2004 and 2003, the Company was charged rental payments amounting $300,000 and $300,000, respectively.

On August 2, 2004, the President of the Company sold the Newhope Street Property to NVProperties LLC, a Nevada limited liability company. At the same time, NV Properties entered into a new lease with the Company on substantially the same economic terms as the prior lease between the the Company and the President of the Company. The term is for a period of ten years, commencing on August 1, 2004. The base rent is $25,000 per month.

The future minimum monthly lease payments under the facility operating lease, whose terms are in excess of one year follows:

                   Year Ending
                  December 31,
                  ------------
                      2006              $   300,000
                      2007                  300,000
                      2008                  300,000
                      2009                  300,000
                      2010                  300,000
                                        ------------
                      Total             $ 1,500,000

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,386,200.

NOTE 13 RELATED PARTY TRANSACTIONS

The company leased its facilities in Fountain Valley, California ( Newhope Street Property) from the officer of the Company. During fiscal years 2004 and 2003, the officer charged rental payments to the Company of $175,000 and $300,000 respectively. The Company did not actually pay any of the rent amounts due in 2003 and 2002 until April of 2004 when $300,000 was paid. The company accrued penalties for late payment incurred by the officer in 2003 and 2004 for failure to timely pay interest in the amounts of $97,388 and $46,272 respectively.

In connection with the proposed merger with Milennium one of company's officers advanced, in exchange for a note at 8% interest, $45,000 to Millenium to for merger related expenses.


                                      4-23

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

With the merger cancelled the Company has agreed to take over this note per the end of December 2004.The same officer advanced $55,000 in March of 2004 with the result that notes payable to officers has been increased by $100,000 in 2004.

At the height of its liquidity crises in January 2004 and again in August of 2004 the company borrowed at short notice money from Cine sales, a company which is owned by a brother of Mr. Nobles. The totals borrowed were $22,868 for 11 months at 8% per year, $25,875 at 20% per year for 3 months and $205,000 at 12% for one month.

The total interest expense incurred on these loans for 2004 was $32,177.
The company further contracted Cinesales for the production of two professional videos documenting all aspects of the companies operations and which are and have been used in the fund raising efforts of the company. For these services the Company issued 25,000 warrants at a strike price of $13.58.

The fair value of the warrants using the Black-Scholes model and a stock price of $11.00, volatility of 89% and a discount rate of 3.52% is $185,480 which was expensed as consulting expenses in 2004.

NOTE 14 LEGAL PROCEEDINGS

A lawsuit was filed on September 26, 2003 against the Company titled Rochelle v. Sutura, Inc. The plaintiff was seeking repayment of amounts due under a prior convertible note that had been converted into capital stock of the Company. The lawsuit was dismissed on October 20, 2004 based upon the monetary settlement paid by the company to the plaintiff in the amount of $150,000.

A lawsuit was filed on June 10, 2003 titled Velocity Precision Molds & Prototype Inc. v. Sutura Inc. The plaintiff sought monetary damages alleging that the Company had entered into series of oral and written contracts with plaintiff for service and materials to manufacture prototype molds. It was further alleged that the Company failed to pay for contracted services and materials in amount of $56,480, together with interest. The case went to trial and settled. The settlement provided that no money would be paid to the plaintiff and in return the company agreed to dismiss its cross-complaint against the plaintiff.

A lawsuit was filed against the Company on January 30, 2003 titled Precision Wire Components v. Sutura Inc. The lawsuit sought monetary damages alleging that the plaintiff had delivered the materials and provided services and was owed $25,642, together with interest and cost of litigation. The lawsuit was dismissed on July 26, 2004 based upon the monetary settlement paid by company to the plaintiff. The company has accrued $25,642 on the accompanying financials.

NOTE 15 STOCKHOLDER'S DEFICIT

COMMON STOCK

IN the year ended December 31, 2004 the Company issued 56,631 shares and 106,986 warrants for $1,285,191 in private placements of its stock. The warrants had a fair value is $695,126. The average share value for these transactions, discounted for the value of the warrants, amounted to $11.00 per share.

In March 2004 the Company issued 50,000 shares towards the exercise of warrants and received $500 in cash.

In March 2004 the company issued 7,500 shares for services rendered in connection with financing deals. The fair value of the shares of $60,900 was charged to stock based consulting expenses.

In September 2004, as part of a settlement with a convertible note holder, the Company agreed to buy back 61,902 shares for the original price of $375,000. In October 2004, as part of a settlement with another convertible note holder, the Company agreed to buy back 29,550 shares for $150,000.

                                      4-24

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

STOCK OPTIONS

In February 1999, the Company adopted the 1999 Stock Option Plan (1999 Plan) andin 2001 the 2001 Stock Option Plan (2001 Plan). Under the terms of these plans,incentive stock and non-statutory stock Options to purchase 2,250,000 shares of the Company's common stock are available for grant to directors, employees,consultants and advisors. Vesting of the options in both plans commences on the grant date and options generally vest at a rate of 25% per year and expire within 10 years of date of grant. Under the 2001 plan 507,750 options were issued at $5.00 per share with vesting commencing in 1999 and 2000. In May and August of 2003, 50,000 options were granted at $5.00 each in connection with consulting services. These options had immediate vesting and a legal live of 5 years. The fair value of these options using the Black Scholes option-pricing model with a stock-price at date of grant of $8.12 , volatility of 89% and risk free interest of 3.52%, was calculated at $215,080 and has been recorded as consulting expense in 2003.In 2004 no options were issued and 36,000 options were canceled.

A summary of the status of the plan is presented below:

                                      1999 Plan      2001 Plan    Weighted Price
                                      ---------      ---------    --------------

OUTSTANDING, DECEMBER 2001            1,720,750        507,750         $2.64

Granted                                       0              0

Cancelled                              (103,980)      (151,500)

Exercised                                (4,020)             -             -
                                   -------------   ------------    -----------
OUTSTANDING, DECEMBER 2002            1,612,750        356,250         $2.34

Granted in 2003                          50,000                        $5.00

Cancelled in 2003                        (3,250)       (25,750)            -
                                   -------------   ------------    -----------
OUTSTANDING, DECEMBER 2003            1,659,500        330,500         $2.36

Granted in 2004                               0              0

Cancelled in 2004                        12,500         23,500

OUTSTANDING, DECEMBER  2004           1,647,000        307,000         $2.34
                                   =============   ============    ===========

                                      4-25

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

                    OPTIONS OUTSTANDING END OF DECEMBER 2004
                    -----------------------------------------

     EXERCISE               ISSUE                  NUMBER               NUMBER
      PRICES                 DATE               OUTSTANDING          EXERCISABLE
--------------------------------------------------------------------------------
      $0.50                Feb-99                   84,000              84,000

      $0.55               Feb - 99                 850,000             850,000

      $2.50               Nov - 99                 250,000             250,000

      $2.50               Jan - 00                 140,000             140,000

      $4.00               Apr - 99                  60,000              60,000

      $5.00               Nov - 99                 187,000             187,000

      $5.00               May - 00                   5.500               5.500

      $5.00               Aug - 00                  20,500              20,500

      $5.00               Oct - 01                 307,000             307,000

      $5.00               May - 03                  50,000              50,000

TOTAL:                                           1,954,000           1,954,000

WARRANTS

During the year ended December 31, 2004, the Company issued warrants for the following:

As part of private placements of its stock the company issued a 106,986 warrants at $13,58 each to various investors in 2004 The fair value of these warrants using the Black Scholes option-pricing model with a stock-price at date of grant of $11,00, volatility of 89% and risk free interest of 3.52% is $695,126 and has been accounted for as part of the private placement. In April of 2004 83,946 warrants were granted at $13,58 each in connection with consulting services. These warrants had immediate vesting and a legal live of 5 years.

The fair value of these warrants was calculated at $622,811 and charged to consulting expenses.

In April of 2004 the board issued an aggregate of 80,000 warrants to certain key employees and management as an incentive and compensation for their contributions to Sutura. These warrants also have an exercise price of $13.58, have a 5-year exercise period and will vest in 4 years.

WARRANTS OUTSTANDING                             Total         Price            Life
                                             ---------        ---------     --------------
OUTSTANDING, DECEMBER 2001                           0
Granted                                         60,000          $4,00           10 Years
Cancelled                                            0
Exercised                                            0
OUTSTANDING, DECEMBER 2002                      60,000
Granted                                              0              0
Cancelled                                            0
Exercised                                            0
OUTSTANDING, DECEMBER 2002                      60,000
Granted in 2003                                 50,000         $ 0,01           5 Years
Granted in 2003                                 20,000         $13,58           5 Years
Cancelled in 2003                                    0
Exercised in 2003                                    0
OUTSTANDING, DECEMBER 2003                     130.000
Granted in 2004                                270,932         $13,58           5 Years
Exercised in 2004                               50.000
Cancelled in 2004                               60,000
OUTSTANDING, DECEMBER 2004                     290,932         $13,58           4,5 Years

                                      4-26

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

CONVERSION RIGHTS NOTES OUTSTANDING:

NOTES TO OFFICERS:

In September 2001, the company issued $4,000,000 unsecured 8% convertible notes payable to current members of the board of directors in order to provide the company with bridge financing. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to Anthony Nobles increasing the total to $4,500,000.Total notes outstanding per the end of December 2004 was $1,500,000 with conversion rights based on a company valuation of $35 million and if all converted including interest per the end of December would have increased the number of outstanding shares by approximately 643,000.

On September 17, 2004, the Company entered into an agreement with Pandora Select Partners L.P., a British Virgin Islands limited partnership, Whitebox Hedged High Yield L.P., a British Virgin Islands limited partnership, Whitebox Convertible Arbitrage Partners L.P., a British Virgin Islands limited partnership, Whitebox Intermarket Partners L.P., a British Virgin Islands limited partnership, Gary S. Kohler and Scot W. Malloy pursuant to which the Company borrowed an aggregate amount of $6,550,000 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock.

The convertible promissory notes bear interest at the annual rate of 12%. The Company is required to make aggregate quarterly interest payments on the notes of $196,500 on December 17, 2004 and on each of March 17, June 17, September 17 and December 17, 2005. Additional interest will accrue in the event that, following consummation of an anticipated Merger transaction, the Company fails to timely file a registration statement under the Securities Act of 1933, as amended, registering the resale of the shares issuable upon conversion of the secured convertible promissory notes and upon exercise of the warrants. Unless converted into common stock of the Company pursuant to the terms provided therein, the outstanding principal balance on each note is due and payable as of March 17, 2006 in a lump sum. The notes are secured by a security interest in all of the Company's assets pursuant to a security agreement.

Each noteholder may elect to convert its respective note into shares of Company's common stock at any time while any portion of the principal or interest is outstanding by providing written notice to the Company.

The conversion rate for the notes is determined by dividing the total number of outstanding shares of common stock of the Company(on a fully diluted, as converted basis, but not assuming exercise of the warrants issued to the noteholders) into $100,000,000.

The total number of warrant shares issuable to the noteholders in the aggregate is determined by dividing $6,550,000 by the conversion rate determined using the same conversion rate formula used for the notes as discussed above.

The per share exercise price for the warrant shares will be equal to the conversion rate; provided, however, that the exercise price of one-half of the warrant shares is subject to a downward adjustment, if any, one-year after the Merger to a price equal the average closing bid price of the post-Merger common stock of the surviving company for the 60-day trading period preceding the one-year anniversary of the Merger. If all of the Whitebox 1 notes are converted and all of the Whitebox warrants exercised, then as of March 31,2005, the outstanding number of shares of the Company would have increased by approximately 1,386,200


                                      4-27

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS


NOTE 16 GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2004, the Company had incurred cumulative losses of $45,138,362 (including comprehensive loss of $955,034) and net losses of $5,672,405 (including $211,040 of comprehensive loss) and $6,070,406 (including $445,636 of comprehensive loss) for the fiscal years 2004 and 2003, respectively.

In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended December 31, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses and management of accounts payable.

NOTE 17 SUBSEQUENT EVENTS

On March 4, 2005, the Company and Fusion Capital Fund II, LLC entered into an agreement pursuant to which the company borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of common stock. The note bears interest at 8% per annum and all outstanding amounts of principal and interest due thereunder are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Company's common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company or (ii) in the event that Company's common stock is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of the Company by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion pursuant to any stock purchase agreement between Fusion and such successor company.

As part of the issuance of the note to Fusion, the company also issued to Fusion a warrant to purchase that same number of shares that are determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion may exercise its right to purchase the warrant shares until March 4, 2010.

If all of the Fusion notes are converted and all of the Fusion warrants exercised as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 121,000.

                                      4-28

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8 %. The Company is required to make aggregate quarterly interest payments on these notes on the last day of each of June, September and December 2005 and each of March, June and September 2006. On September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest.

Each note holder may elect to convert its respective note into shares of common stock of the company at any time while any portion of the principal or interest is outstanding by providing written notice to the company.

Pursuant to the agreement, an initial $1,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, are being held in an escrow account and will be released upon a performance by the company of certain milestone objectives. The Company has 60 days after the closing to meet the milestone requirements set forth in the purchase agreement in order to obtain the additional $2,000,000 of debt financing from the Whitebox parties. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $375,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. If all of the Whitebox 2 notes were converted and all of the Whitebox 2 warrants exercised, then as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 304,000

                                      4-29

                                  ATTACHMENT 5

                      DISSENTERS RIGHTS UNDER DELAWARE LAW

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         SECTION 262. APPRAISAL RIGHTS.

         Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

         Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         Appraisal rights shall be perfected as follows:

         If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  ATTACHMENT 6

                         TECHNOLOGY VISIONS GROUP, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

The following unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Technology Visions Group, Inc., a Delaware Corporation for the period ended December 31, 2003 and the audited financial statements of Sutura, Inc., a Delaware Corporation for the period ended December 31, 2003. The Pro Forma Statements of Operations reflects the acquisition of Sutura Inc by Technology Visions Group (a reporting company) on or before March 15, 2005 in an acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2003.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of Technology Visions Group, the Financial Statements of Sutura, Inc. and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition o accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.


                                         TVGR              Sutura         Pro Forma        Pro Forma
                                     (Historical)       (Historical)      Adjustment        Combined
                                    -------------      -------------      -----------     -------------
Net Revenue                         $           0      $     197,941      $        --     $     197,941

Cost of revenue                                 0            649,063               --           649,063
                                                       -------------      -----------     -------------

Gross profit                                    0           (451,122)              --          (451,122)

Operating expenses                        662,394          4,999,737               --         5,662,131
                                    -------------      -------------      -----------     -------------

Loss from operations                     (662,394)        (5,450,859)                        (6,113,253)

Non-operating income (Expenses)           (57,800)          (619,547)                          (677,347)
                                    -------------      -------------      -----------     -------------

NET LOSS                            $    (720,194)     $  (6,070,406)     $        --     $  (6,790,600)
                                    =============      =============      ===========     =============

EARNINGS PER SHARE

   Weighted average number of
   shares outstanding                  11,494,282        218,391,358                        229,885,640
                                    =============      =============                      -------------

   Loss per share                   $       (0.06)     $       (0.03)                     $       (0.03)
                                    =============      =============                      =============

NOTES:

(1) Loss per share data shown above are fully diluted shares including all options and warrants except 36,127,000 shares issuable to the Whitebox group upon conversion of their notes and exercise of their warrants after the merger.

(2) All shares are post reverse split of twelve to one before the merger.

(3) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2003.

(4) Weighted average number of shares outstanding for combined entity includes 218,391,358 shares of TVGR outstanding shares issued to the shareholders of Sutura pursuant to the merger agreement

                                      6-1

                         TECHNOLOGY VISIONS GROUP, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

The following unaudited Pro Forma Statement of financial conditions has been derived from the audited financial statements of Technology Visions Group. as of December 31, 2003 and the audited financial statements of Sutura, Inc. as of December 31, 2003


                                                     TVGR           Sutura                           Pro Forma          Pro Forma
                                                 (Historical)    (Historical)     Investment         Adjustment          Combined
                                                 ------------    ------------    ------------       ------------       ------------
                     ASSETS

Current Assets                                   $      2,589    $     51,285    $         --       $         --       $     53,874

Property & equipment, net                               8,065         955,572              --                 --            963,637

Investment - acquisition of subsidiary                     --              --       9,696,576         (9,696,576)(4)             --

                                                 ------------    ------------    ------------       ------------       ------------
TOTAL ASSETS                                     $     10,654    $  1,006,857    $  9,696,576       $ (9,696,576)      $ 1,017,511
                                                 ============    ============    ============       ============       ============

LIABILITIES & STOCKHOLDERS'
  EQUITY (DEFICIT)

Current liabilities                              $  2,099,121(5)   10,149,904(6) $         --       $         --       $12,249,025

Stockholders' equity;

  Common stock                                         11,494           1,835         218,391(2)          (1,835)(1)        229,886

  Additional paid in capital                       16,121,275      30,371,074       9,478,185        (27,915,977)(4)     28,054,557

  Retained earnings (deficit)                     (18,221,236)    (39,515,956)             --         18,221,236        (39,515,956)

                                                 ------------    ------------    ------------       ------------       ------------

   Total stockholders' equity (deficit)            (2,088,467)     (9,143,047)      9,696,576         (9,696,576)       (11,231,514)
                                                 ------------    ------------    ------------       ------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                               $     10,654    $  1,006,857    $  9,696,576       $ (9,696,576)      $  1,017,511
                                                 ============    ============    ============       ============       ============

NOTES:

(1) Elimination of Common stock of Sutura Inc before the acquisition

(2) Issuance of shares of common stock to shareholders of Sutura valued at 95% of diluted shares of TVGR before split and merger at $0.074 with total value $9,696,576

(3) Elimination of pre-acquisition retained earnings of TVGR

(4) Elimination of investment in subsidiary on consolidation

(5) Current liabilities TVGR after conversion of $ 1,243,963 debt pursuant to the merger agreement

(6) Current liabilities Sutura after conversion of $ 1,881,889 debt pursuant to the merger agreement

                                      6-2

                         TECHNOLOGY VISIONS GROUP, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

The following Unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Technology Visions Group, Inc., a Delaware Corporation for the period ended December 31, 2004 and the audited financial statements of Sutura, Inc., a Delaware Corporation for the period ended December 31, 2004. The Pro Forma Statements of Operations reflects the acquisition of Sutura Inc by Technology Visions Group (a reporting company) on or before March 15, 2005 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2004.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of Technology Visions Group, the Financial Statements of Sutura, Inc. and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.


                                       TVGR            Sutura         Pro Forma         Pro Forma
                                   (Historical)     (Historical)      Adjustment         Combined
                                  -------------    -------------    ---------------    -------------
Net Revenue                       $           0    $      28,581    $            --    $      28,581

Cost of revenue                               0          549,128                 --          549,128
                                                   -------------    ---------------    -------------

Gross profit                                  0         (520,547)                --         (520,547)

Operating expenses                      630,011        4,546,488                 --        5,176,499
                                  -------------    -------------    ---------------    -------------

Loss from operations                   (630,011)      (5,067,035)                --       (5,697,046)

Non-operating income (Expenses)        (128,194)        (605,370)                --         (733,564)
                                  -------------    -------------    ---------------    -------------

NET LOSS                          $    (758,205)   $  (5,672,405)   $            --    $  (6,430,610)
                                  =============    =============    ===============    =============

EARNINGS PER SHARE

   Weighted average number of
   shares outstanding                11,494,282      218,391,358                         229,885,640
                                  =============    =============                       =============

   Loss per share                 $       (0.07)   $       (0.03)                      $       (0.03)
                                  =============    =============                       =============

NOTES:

(1) Loss per share data shown above are fully diluted shares including all options and warrants except 36,127,000 shares issuable to the Whitebox group upon conversion of their notes and exercise of their warrants after the merger.

(2) All shares are post reverse split of twelve to one before the merger.

(3) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2004.

(4) Weighted average number of shares outstanding for combined entity includes 218,391,358 shares of TVGR outstanding shares issued to the shareholders of Sutura pursuant to the merger agreement.

                                      6-3

                         TECHNOLOGY VISIONS GROUP, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

The following unaudited Pro Forma Statement of financial conditions has been derived from the audited financial statements of Technology Visions Group, Inc. as of December 31, 2004 and the audited financial statements of Sutura, Inc. as of December 31, 2004


                                                        TVGR           Sutura                       Pro Forma          Pro Forma
                                                    (Historical)    (Historical)     Investment     Adjustment          Combined
                                                    ------------    ------------    ------------   ------------       ------------
                        ASSETS
Current Assets                                      $    129,973    $    633,568    $         --   $         --       $    763,541

Property & equipment, net                                  4,865         674,056              --             --            678,921

Investment - acquisition of subsidiary                        --               0       9,696,576(2)  (9,696,576)                 0

                                                    ------------    ------------    ------------   ------------       ------------
TOTAL ASSETS                                        $    134,838    $  1,307,624    $  9,696,576   $ (9,696,576)      $  1,442,462
                                                    ============    ============    ============   ============       ============

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                 $    743,122(5)    7,335,232(6)    $         --   $         --    $  8,078,354

Stockholders' equity;

  Common stock                                            11,494           1,840         218,391(2)      (1,840)(1)        229,886

  Additional paid in capital                          18,341,541      39,158,914       9,478,185( ) (28,656,055)(4)     38,322,585

  Retained earnings (deficit)                        (18,961,319)    (45,188,362)             --     18,961,319        (45,188,362)

                                                    ------------    ------------    ------------   ------------       ------------

     Total stockholders' equity (deficit)               (608,284)     (6,027,608)      9,696,576     (9,696,576)        (6,635,892)
                                                    ------------    ------------    ------------   ------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                                  $    134,838    $  1,307,624    $  9,696,576   $ (9,696,576)      $  1,442,462
                                                    ============    ============    ============   ============       ============

NOTES:

(1) Elimination of Common stock of Sutura before the acquisition

(2) Issuance of shares of common stock to shareholders of Sutura valued at 95% of diluted shares of TVGR before split and merger at $0.074 with a value of $9,696,576

(3) Elimination of pre-acquisition retained earnings of TVGR

(4) Elimination of investment in subsidiary on consolidation

(5) Current liabilities TVGR after conversion of $ 1,243,963 debt pursuant to the merger agreement

(6) Current liabilities Sutura after conversion of $ 1,881,889 debt pursuant to the merger agreement

                                      6-4


                                               TECHNOLOGY VISIONS GROUP, INC.
                                              PRO FORMA STATEMENT OF OPERATIONS
                                            FOR THE QUARTER ENDED MARCH 31, 2005
                                                         (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the unaudited financial statements of
Technology Visions Group, Inc., a Delaware Corporation for the period ended March 31, 2005 and the unaudited financial statements of Sutura, Inc., a Delaware Corporation for the period ended March 31, 2005. The Pro Forma Statements of
Operations reflects the acquisition of Sutura Inc by Technology Visions Group (a reporting company) on or before March 15,
2005 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of
January 1, 2005.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of Technology Visions Group, the Financial Statements of Sutura, Inc. and the Notes to the financial statements. The Pro
Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of S accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                        TVGR              Sutura           Pro Forma          Pro Forma
                                                    (Historical)       (Historical)       Adjustment           Combined
                                                  ----------------   ----------------   ----------------   ----------------

Net Revenue                                       $          0       $     28,395       $         --       $       28,395

Cost of revenue                                              0            361,091                 --              361,091
                                                  ----------------   ----------------   ----------------   ----------------

Gross profit                                                 0           (332,696)                --             (332,696)

Operating expenses                                     162,478            865,730                 --            1,028,208
                                                  ----------------   ----------------   ----------------   ----------------

Loss from operations                                  (162,478)        (1,198,426)                --           (1,360,904)

Non-operating income (Expenses)                         (2,980)          (973,982)                --             (976,962)
                                                  ----------------   ----------------   ----------------   ----------------

Net loss                                          $   (165,458)      $ (2,172,408)      $         --       $   (2,337,866)
                                                  ================   ================   ================   ================

EARNINGS PER SHARE

   Weighted average number of
   shares outstanding                               11,494,282 (1)    218,391,356 (2)                         229,885,638 (3)
                                                  ================   ================                      ================
                                                                                                                          (4)
   Loss per share                                 $      (0.01)      $      (0.01)                         $        (0.01)
                                                  ================   ================                      ================

NOTES:

(1)  Diluted shares of TVGR after reverse split of 12 to 1 Includes 26,931,384 shares to be issued as a result of conversion of debt to equity upon the merger and 9,000,000 shares as future compensation to officers of TVGR

(2)  Weighted average number of shares outstanding for combined entity includes 218,391,356 of newly issued shares, representing 95% of the total shares, issued to the shareholders of Sutura pursuant to the merger agreement

(3)  Total shares shown above are fully diluted shares including all options and warrants but excluding approximately
     38,000,000 shares issuable to the Whitebox group and Fusion Capital upon conversion of their notes and exercise of their warrants after the merger..

(4)  Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2005.


                                                             6-5



                                                   TECHNOLOGY VISIONS GROUP, INC.
                                             PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                                                 FOR THE PERIOD ENDED MARCH 31, 2005
                                                             (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the unaudited financial statements of
Technology Visions Group, Inc. on March 31, 2005 and the unaudited financial statements of Sutura, Inc. on March 31, 2005


                                         TVGR               Sutura                                Pro Forma          Pro Forma
                                     (Historical)        (Historical)         Investment          Adjustment          Combined
                                   -----------------   -----------------   -----------------   -----------------   -----------------

            ASSETS

Current Assets                     $      16,185       $   1,148,539       $          --       $          --       $   1,164,724

Property & equipment, net                 12,189             680,623                  --                  --             692,812

Investment - acquisition of
  subsidiary                                  --                   0           9,696,576 (2)      (9,696,576)                  0

                                   -----------------   -----------------   -----------------   -----------------   -----------------
TOTAL ASSETS                       $      28,374       $   1,829,162       $    9,696,576      $  (9,696,576)$         1,857,536
                                   =================   =================   =================   =================   =================



LIABILITIES & STOCKHOLDERS'
  EQUITY (DEFICIT)

Current liabilities                $     312,362 (5)       8,981,610 (6)              --       $          --       $   9,293,972

Stockholders' equity;

  Common stock                            11,494               1,840             218,391 (2)          (1,840)(1)         229,886

  Additional paid in capital          18,831,295          40,206,481           9,478,185 (2)     (28,821,513)(4)      39,694,447

  Retained earnings (deficit)        (19,126,777)        (47,360,769)                 --          19,126,777 (3)     (47,360,769)
                                   -----------------   -----------------   -----------------   -----------------   -----------------

     Total stockholders' equity
       (deficit)                        (283,988)         (7,152,448)           9,696,576         (9,696,576)         (7,436,436)
                                   -----------------   -----------------   -----------------   -----------------   -----------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)   $      28,374       $   1,829,162       $   9,696,576       $  (9,696,576)      $   1,857,536
                                   =================   =================   =================   =================   =================


NOTES;

(1)  Elimination of Common stock of Sutura before the acquisition

(2)  Issuance of shares of common stock to shareholders of Sutura valued at 95% of diluted shares of TVGR before split and merger at
     $0.074 $9,696,576

(3)  Elimination of pre-acquisition retained earnings of TVGR

(4)  Elimination of investment in subsidiary on consolidation

(5)  Current liabilities TVGR after conversion of $ 1,728,057 debt to equity pursuant to the merger agreement

(6)  Current liabilities Sutura after conversion of $ 1,965,793 debt to equity pursuant to the merger agreement



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